Exhibit 10.1

RECORDING REQUESTED BY
and When Recorded Mail To:
Successor Agency to the San Francisco Redevelopment Agency
One South Van Ness Avenue, 5th Floor San Francisco, California 94103
Attn: Executive Director
This document is exempt from payment of a recording fee pursuant to California Government Code Section 27383.

Recorder’s Stamp

FOURTH AMENDMENT TO DISPOSITION AND DEVELOPMENT AGREEMENT
(Candlestick Point and Phase 2 of the Hunters Point Shipyard)
This FOURTH AMENDMENT TO DISPOSITION AND DEVELOPMENT AGREEMENT (CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD) (this “Fourth Amendment”), dated as of August 6, 2025 (the “Fourth Amendment Reference Date”), is entered into by and between the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body organized and existing under the laws of the State of California (the “Agency”), and CP DEVELOPMENT CO., LLC, a Delaware limited liability company (“Developer”), with reference to the following facts and circumstances:
RECITALS
A.The Agency and Developer are party to that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of June 3, 2010 and recorded in the Official Records of the City and County of San Francisco (the “Official Records”) on November 18, 2010 as Document No. 2010-J083660-00 at Reel K273, Image 427 (the “Original DDA”), as amended by that certain First Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 20, 2012 and recorded in the Official Records on February 11, 2013 as Document No. 2013-J601487 at Reel K831, Image 0490 (“First Amendment”), as further amended by that certain Second Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 1, 2014 and recorded in the Official Records on December 5, 2014 as Document No. 2014-J984039 (“Second Amendment”), and as further amended by that certain Third Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 10, 2018 and recorded in the Official Records on August 13, 2018 as Document No. 2018-K654875 (“Third Amendment”) (collectively, the “DDA”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the DDA.

B.The DDA is an Enforceable Obligation under California Health and Safety Code Section 34171(d)(E) and was in existence prior to June 28, 2011. The Oversight Board has recognized and approved the DDA as an Enforceable Obligation and has approved recognized obligation payment schedules that include various obligations and commitments relating to the DDA. By letter dated December 14, 2012, the California Department of Finance (“DOF”) made a final and conclusive determination with respect to the DDA as an Enforceable Obligation in accordance with California Health and Safety Code section 34177.5(i).
C.Since the Project’s approval in 2010, Developer has completed the development of approximately 337 affordable housing units, including 226 Alice Griffith Replacement Units and 111 Agency Affordable Units. In 2015, Developer completed the demolition of the former stadium at Candlestick Point and between 2015 and 2016 Developer performed groundwork and utility work in Candlestick Point to facilitate development within the Candlestick Site. Developer also funded community benefits in compliance with its DDA obligations, including but not limited to contributions to the Southeast Health Center, affordable housing in the Bayview, improvements to the Yosemite Slough Bridge, and job training. The Project has also faced numerous unforeseeable and unavoidable challenges that have hindered the timely development of the Project, including the extraordinary delays caused by the ongoing clean-up of the Shipyard Site due to ongoing investigation, testing, and litigation related to the fraudulent work by the Navy’s contractor.
D.To advance the development of the Project, the Agency recognizes the need to provide Developer a more flexible framework for responding and adapting to changing market conditions, including changes to the Project’s development program, phasing, schedule for developing the Project, and other elements of the Project.
E.To better respond to market conditions and demands, generate significant positive economic impact, and maximize jobs generated within the Project Site and surrounding community, the Parties desire to rebalance the development program and land uses between the Candlestick Site and Shipyard Site. The Parties are proceeding with development of the Non- Stadium Alternative under the DDA, which the Parties revise herein to include additional research and development and office space on the Candlestick Site, with a corresponding reduction of research and development and office space on the Shipyard Site, all as further described in section 1.2.2 of the DDA as amended hereby (the “Rebalanced Program”). The Rebalanced Program advances the objectives of the Redevelopment Plans and promotes a development program that will help attract a broad and diverse range of commercial, institutional, culture, and residential uses and activities on the Project Site.
F.The Parties also desire to modify structural impediments that impede the timely implementation of the Project. By this Fourth Amendment, the Parties desire to streamline the planning and vertical design review process to remove unnecessary and duplicative processes that result in extended review timeframes. To advance the development of the Project as expeditiously as reasonably possible and to accelerate the delivery of housing, including affordable housing, and the creation of jobs on the Project Site, the Parties desire to eliminate the requirement to submit and obtain Approval of Sub-Phase Applications and to further amend the Vertical Approval requirements as more particularly described in the DRDAP.
G.On September 13, 2023, the Governor signed Senate Bill 143 amending Health & Safety Code section 34177.7 to add subdivision (j) which provides that in connection with the development of the Project, the limitations relating to time for establishing loans, advances, and indebtedness, the effectiveness of the Redevelopment Plans, the time to repay indebtedness, the time for applying tax increment, number of tax dollars, or any other matters set forth in Health & Safety Code sections 33333.2 and 33492.13 shall not apply to the Project. Consistent with Section 34177.7(j), the applicable time limits referenced in the preceding sentence shall be set forth in the Project agreements.
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H.This Fourth Amendment sets forth a baseline thirty (30) year period for establishing or incurring loans, advances or indebtedness using property tax and a baseline forty-five (45) year period for payment of indebtedness or receipt of property tax revenues. This time frame is consistent with those originally provided under the Community Redevelopment Law for completion of redevelopment activities. The Navy has recently informed the Parties that completion of remediation and conveyance of all portions of the Shipyard Site, excluding Parcel F, to Developer will occur between 2036-2038, including time needed for a Finding of Suitability for Transfer and associated conveyance documentation. Documentation from the Navy relaying these schedule delays are described in correspondence provided to Agency by the Navy. This estimated delay (“Anticipated Navy Delay”) warrants an additional extension of the DDA term of approximately fifteen (15) years. This Fourth Amendment therefore includes extensions of its Term to include fifteen (15) additional years for purposes of those redevelopment activities on the Shipyard Site and related tax increment financing.
I.On June 3, 2010, the Planning Commission and the Agency certified the Environmental Impact Report for Candlestick Point – Hunters Point Shipyard Phase II (the “Project EIR”), and on July 13, 2010, the Board of Supervisors affirmed the Planning Commission’s certification of the Original Project EIR by Motion No. 10-0110 in compliance with the California Environmental Quality Act (“CEQA”) (California Public Resources Code Sections 2100 et seq.). In approving the Project, the Board adopted Resolution No. 347-10 concerning findings required by CEQA, including a statement of overriding considerations and a mitigation monitoring and reporting program, and approved the Project.
J.On or about September 3, 2024, the Agency Commission approved Addendum No. 7 to the Project EIR, which determined that the Rebalanced Program will not result in new significant environmental effects or a substantial increase in the severity of significant effects previously identified in the Project EIR that would alter the conclusions of the Project EIR.
K.Also, on or about September 3, 2024, the Agency Commission approved this Fourth Amendment, subject to approval by the Oversight Board and the California Department of Finance (the “DOF”). On or about September 9, 2024, the Oversight Board approved this Fourth Amendment and determined that it is in the best interests of the taxing entities. On or about October 23, 2024, the DOF approved the Oversight Board’s action approving this Fourth Amendment. On or about November 14, 2024, the Board of Supervisors approved amendments to the Shipyard Redevelopment Plan and the BVHP Redevelopment Plan and, and pursuant to the Interagency Cooperation Agreement, amendments to the Transportation Plan, and Candlestick Point Design for Development were deemed approved.
L.This Fourth Amendment benefits the taxing entities because it will increase the amount of revenues to the taxing entities by enhancing and promoting the development of the Project, facilitate the revitalization of the community and encourage further investment in the area, and generate employment opportunities throughout the Project area.
M.By this Fourth Amendment, the Parties desire to amend the DDA to reflect the foregoing, in accordance with the terms set forth herein.
AGREEMENT
ACCORDINGLY, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Agency and Developer agree as follows:
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1.Updated Development Program. Section 1.2.2 of the DDA is hereby deleted and replaced with the following:
1.2.2    if the Stadium Termination Event occurs (the “Non-Stadium Alternative”):
(a)337.7 of public park and open space improvements and 8.1 acres of privately owned, publicly accessible open spaces:
(b)10,672 new homes comprised of the 10,500 Units included in this DDA on the Effective Date and the 172 Additional Units. Of the 10,672 Units, (a) up to 3,454 Units will be located on the Shipyard Site and up to 7,218 Units will be located on the Candlestick Site, approximately thirty-one and eight-six hundredths percent (31.86%) of which Units shall be Below-Market Rate Units (including the Agency Affordable Units to be developed by the Agency on the Shipyard Site and the Candlestick Site), all as provided in the Below-Market Rate Housing Plan;
(c)170,000 gross square feet of regional retail on the Candlestick Site;
(d)134,500 gross square feet of neighborhood retail on the Candlestick Site;
(e)Up to 401,000 gross square feet of retail on the Shipyard Site, which includes up to 226,000 gross square feet of neighborhood retail, 75,000 gross square feet of Maker Space (consistent with section 3.4(c) of the Community Benefits Plan) and up to 100,000 gross square feet of either regional or neighborhood retail;
(f)50,000 gross square feet of community use on the Shipyard Site;
(g)50,000 gross square feet of community use on the Candlestick Site;
(h)255,000 gross square feet of artist space on the Shipyard Site;
(i)2,096,500 gross square feet of research and development and office uses on the Shipyard Site;
(j)2,800,000 gross square feet of research and development and office uses on the Candlestick Site;
(k)120,000 gross square feet of hotel use on the Shipyard Site;
(l)130,000 gross square feet of hotel use on the Candlestick Site;
(m)410,000 gross square feet of institutional uses on the Shipyard Site;
(n)A 300 slip marina and water taxi facilities on the Shipyard Site;
(o)A 64,000 square foot film arts center with 1,200 seats and a 5,000 square feet performance venue with 4,400 seats on the Candlestick Site; and
(p)Parking accessory to the foregoing.
2.Conversion & Transfer. Section 1.2.5(a) of the DDA is hereby deleted and replaced with the following:
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1.2.5    Conversion and Transfer.
(a)Adjustment and Transfer of Uses within the Project Site. If the Agency Commission Approves Developer’s request to either (a) adjust land uses within the Project, or (b) transfer research and development and/or office use between the Shipyard Site and the Candlestick Site, each as allowed under the Redevelopment Plans, the square footages specified in Section 1.2.2 shall automatically incorporate such changes, without necessity of amendment, or (c) transfer Units from the Shipyard Site to the Candlestick Site, as allowed under the Redevelopment Plans, the Units specified in Section 1.2.2 shall automatically incorporate such changes, without necessity of amendment.
3.Development Process. The Parties desire to process the Project as a priority project as expeditiously as is reasonably feasible. To streamline the Agency’s review process and to facilitate the timely implementation of the Project, the Parties agree that the Project Site shall no longer be divided into Sub Phases and Developer shall not be required to apply for and obtain Approval of Sub-Phase Applications which is redundant to the Major Phase Application process. Section 1.4 of the DDA is hereby deleted and replaced with the following:
1.4    Development Process Generally. As more particularly described in Article 3, the Project will be developed in a series of Major Phases under the following process, as and to the extent required under this DDA:
(a)a Complete Major Phase Application must be submitted to the Agency for each Major Phase pursuant to the process set forth in the DRDAP;
(b)pursuant to the process set forth in the DRDAP, prior to, following (or simultaneous with) a Major Phase Approval, Developer shall obtain approval of tentative maps and final maps (which may include phased final maps and in all cases may include transfer maps) as required by the Subdivision Map Act and the Candlestick Point/Hunters Point Shipyard Subdivision Code to subdivide all or a portion of a Major Phase;
(c)pursuant to the Major Phase Approval, Developer shall Commence and Complete the Infrastructure for that Major Phase, before the applicable Outside Dates;
(d)Developer shall Transfer each Lot to a Vertical Developer, which may include Developer and/or its Affiliates, for the Commencement and Completion of Vertical Improvements, and in connection with such Transfer enter into an Assignment and Assumption Agreement with such Vertical Developer;
(e)if not previously obtained, each Vertical Developer shall obtain a Vertical Approval as more particularly described in the DRDAP, for the proposed Vertical Improvements on the Lot it acquires; and
(f)each Vertical Developer shall have the right to proceed with the Commencement and Completion of Vertical Improvements consistent with its Vertical Approval, its Assignment and Assumption Agreement and the Redevelopment Requirements.
4.Schedule of Performance.
(a)Schedule of Performance. Section 1.7 of the DDA is hereby deleted and replaced with the following:
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1.7    Schedule of Performance. This DDA contemplates that the Commencement and Completion of Infrastructure within Major Phases, and certain other identified obligations will be Completed by the applicable Outside Dates. Developer or Vertical Developers (as applicable pursuant to Section 8) may request changes or additions to the Schedule of Performance, which changes will be subject to the Approval of the Agency as set forth in the DRDAP. For the convenience of the Parties, following a Transfer under this DDA, the Agency, Developer and the Transferee may agree to maintain a separate Schedule of Performance related to the obligations of such Transferee under this DDA. Any such separate Schedule of Performance will be maintained by the Agency in accordance with Section 27.35.
(b)Schedule of Performance Outside Dates. Section 1.8 of the DDA is hereby added to the DDA as follows:
1.8    Schedule of Performance Outside Dates. To advance the development of the Project, the Parties recognize the need for a framework that allows the Developer to respond and adapt to changing market conditions, including flexibility for Developer to submit Major Phase Applications. The DDA and all Exhibits shall be interpreted in a manner consistent with the intent, purpose and understanding of the Parties that the Developer is not required to submit Major Phase Applications by a certain Outside Date.
5.Term of this DDA. Section 2 of the DDA is hereby deleted and replaced with the following:
2.Term of this DDA. The term of this DDA (the “Term”) shall commence upon the Effective Date and shall terminate, unless earlier terminated as provided below, on the date of the later of:
(i)(a) as it pertains to the Candlestick Site and the establishment or incurrence of loans, advances or indebtedness to finance in whole or in part the Project at the Candlestick Site, thirty (30) years from the effective date of the ordinance adopting amendments to the BVHP Redevelopment Plan (the “2024 Plan Amendment Date”);
(a)as it pertains to the payment of indebtedness or receipt of property tax revenues generated from the Candlestick Site, forty-five (45) years from the 2024 Plan Amendment Date;
(b)as it pertains solely for the purpose of establishing or incurring loans, advances or indebtedness using property tax generated from the Candlestick Site to fund Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project, including Agency Affordable Housing Costs and Agency Costs at the Shipyard Site, the date that is: (i) thirty (30) years from the 2024 Plan Amendment Date, plus (ii) an additional fifteen (15) years, which represents Anticipated Navy Delay; and
(c)as it pertains solely for the purpose of repaying indebtedness using property tax generated from the Candlestick Site to fund Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project, including Agency Affordable Housing Costs and Agency Costs at the Shipyard Site, the date that is: (i) forty-five (45) years from the 2024 Plan Amendment Date, plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
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(ii)(a) as it pertains to the Shipyard Site and the establishment or incurrence of loans, advances or indebtedness to finance in whole or in part the Project at the Shipyard Site, a total of: (i) thirty (30) years from the conveyance to Developer of all Shipyard Site parcels required for the completion of development of the first Major Phase (as defined in Article 3 of this DDA) located within the Shipyard Site (the “Initial HPS Transfer Date”), plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay;
(d)as it pertains to the payment of indebtedness or receipt of property tax revenues generated from Shipyard Site, a total of: (i) forty-five (45) years from the Initial HPS Transfer Date, plus (ii) an additional fifteen (15) year, which amount represents Anticipated Navy Delay;
(iii)for a Lot on which Vertical Improvements have been constructed, Completion of such Vertical Improvements; and
(iv)the last Certificate of Completion for the Project (including all Improvements contemplated under this DDA as of the Reference Date or Approved by the Agency at any time thereafter).
This DDA shall also terminate, in whole or in part, to the extent provided under Section 3.6, Article 10, Section 11.4, Article 16 and Section 27.36.
6.Project Phasing. Sections 3.1, 3.2, 3.3, and 3.4 of the DDA are hereby deleted and replaced with the following:
3.1    Phased Development Generally. The Project Site has been divided into certain “Major Phases” the preliminary boundaries of which are shown in the Phasing Plan. Subject to the terms and conditions of this DDA, the Agency shall convey portions of the Project Site owned or acquired by the Agency as provided in this DDA to Developer, and such portions, together with any additional property acquired by Developer in the Project Site, shall be developed by Developer in phases under this DDA.
3.2    Major Phases. The Parties intend that Major Phases allow for planning of large mixed-use areas or neighborhoods within the Project Site. The Agency’s consideration and Approval of each Major Phase Application shall be in the manner set forth in the DRDAP (each, as amended from time to time, a “Major Phase Approval”).
3.3    Adjustment to Major Phase Boundaries. In accordance with the DRDAP, the Developer may adjust the preliminary boundaries of a Major Phase shown on the Phasing Plan. Developer’s right to adjust the boundaries of a Major Phase include, without limitation, the right to divide the Major Phases shown on the Phasing Plan into one or more smaller Major Phase areas.
3.4    Applications for, Approval of and Sequencing of Major Phases. During the Term, Developer shall apply for, and the Agency shall consider and grant or deny Approvals of, Major Phases in the manner and subject to the terms and conditions set forth in this DDA and the DRDAP. Applications for Major Phase Approvals (each, a “Major Phase Application”) shall be submitted pursuant to the process set forth in the DRDAP.
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3.4.1    Order of Major Phases.
(a)Initial Major Phase. Developer submitted and the Agency Commission Approved the first Complete Major Phase Application for the Project by Resolution No. 01-2014, and Amendments to the Major Phase Application by Resolution No. 13-2016, Resolution No. 16-2018, and Resolution No. 27-2019 (collectively, “Approved Major Phase”). Developer may amend the Approved Major Phase, as necessary, for all or any portion of the real property subject to the Approved Major Phase as shown on the Phasing Plan pursuant to the process set forth in the DRDAP. Developer shall not be required to submit a new or amended Major Phase Application for development of any portion of the real property consistent with the Approved Major Phase. The Agency Commission Approved Schematic Designs for Blocks CPS 6A, 8A, and 9A and Blocks CPN 2A, 10A, and 11A, and the Agency Director Approved Design Development Documents (as defined in the DRDAP as of the Third Amendment Effective Date) for Blocks CPS 6A, 8A, and 9A. Any remaining vertical permitting requirements for the aforementioned Blocks shall be consistent with the DRDAP as amended by this Fourth Amendment, subject to the terms of the applicable Assignment and Assumption Agreement for Blocks CPS 6A, 8A, and 9A. The Agency further acknowledges that Developer has fulfilled its obligation to provide Adequate Security to the Agency for certain portions of the real property subject to the Approved Major Phase and such Adequate Security shall be reduced and released pursuant to Article 26 of the DDA.
7.Elimination of Sub Phases. Section 3.4.3 of the DDA is hereby added to the DDA as follows:
3.4.3    Elimination of Sub-Phases. The Parties shall interpret the DDA and all Exhibits in a manner consistent with the intent, purpose and understanding of the Parties that the Project shall no longer be divided into Sub-Phases and Developer is not required to submit or obtain Approval of Sub-Phase Applications. To the extent a provision of the DDA requires the Developer to satisfy an obligation prior to, or at the time of, submitting a Sub-Phase Application or obtaining a Sub- Phase Approval, the Parties shall interpret such provision as requiring Developer to satisfy such obligation prior to, or at the time of, submitting a Major-Phase Application or obtaining a Major-Phase Approval. If a Section of the DDA or the Exhibits refer to Sub-Phases, the Parties shall interpret such Section or provision consistent with the Parties desire to no longer divide the Project into Sub-Phases. If a Section of the DDA or the Exhibits refers to a specific former Sub-Phase, the Parties shall interpret the DDA, as appropriate, to replace the reference to the specific former Sub-Phase with the Major Phase within which the former Sub- Phase is located as shown in the Phasing Plan, as amended from time to time. The Parties shall further interpret the DDA consistent with the fact that as of the Fourth Amendment Reference Date, the Excusable Delay provisions of the DDA are applicable to all dates in the Schedule Performance for the Shipyard Site and once Developer and Agency acknowledge in writing that Excusable Delay no longer exists at the Shipyard Site, Developer will provide Agency with an updated Schedule of Performance and Phasing Plan for the Shipyard Site.
8.Event of Default; Remedies.
(a)Section 16.3.3(a) – (c) of the DDA is hereby deleted and replaced with the following:
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16.3.3    Certain Exclusive Remedies. The exclusive remedy:
(a)for the failure to submit any Complete Major Phase Application, or to obtain any Major Phase Approval, shall be the remedies of the Agency set forth in Section 3.6.2;
(b)for the failure to Commence Infrastructure or to provide Adequate Security if required pursuant to Section 26.4, shall be the remedy of the Agency set forth in Section 16.4 or Section 16.5;
(c)for the failure to Complete Infrastructure that has been Commenced, shall be an action on the improvement security provided to the City pursuant to the CP/HPS Subdivision Code. If no improvement security has been provided to the City, then the Agency’s remedy shall be an action on the Adequate Security for that Infrastructure to the extent still available. If no improvement security has been provided to the City and no Adequate Security has been provided to the Agency, the Agency may notify Developer that Developer has failed to Complete Infrastructure by the applicable Outside Date and Developer shall have thirty (30) days to respond to such notice with a detailed workplan that addresses the delay in the Completion of the Infrastructure and proposes changes to the DDA, including proposed extensions to the applicable Outside Dates. If the Agency staff and Developer are able to agree to changes following a period of negotiation of not less than nine (9) months, then they shall promptly prepare a proposed amendment to this DDA, including an extension of the Schedule of Performance permitting Developer a reasonable time to Complete Infrastructure. If the Agency staff and Developer are unable to agree on the changes to this DDA within the time period set forth above, then the Agency may exercise the remedies of the Agency set forth in Section 16.4 and Section 16.5. The Agency shall release any unused portion of the Adequate Security following the Agency’s termination under Section 16.4 and the Agency’s recordation of a Reversionary Quitclaim Deed under Section 16.5;
9.Recordkeeping. Section 21.13 of the DDA shall be deleted in its entirety and replaced with the following:
21.13 Certain Recordkeeping. Developer and its Transferees are treated as one for purposes of the sharing of Net Project Proceeds under section 1.3 of the Financing Plan. Developer shall require each Transferee to create and maintain, with respect to its development at the Project Site (excluding any Vertical Improvements), the same reports, records and information that Developer is required to create and maintain with respect to its development at the Project Site. Developer shall gather and compile all such information and prepare an integrated Annual Report for purposes of all accounting and record keeping under the Financing Plan, including but not limited to maintaining records of the Project Accounts, Project Costs, Distributions, and Funding Sources. The Agency shall have the same audit rights against all Transferees as the Agency has against Developer, and all applicable reports, records and information of Transferees shall be made available to the Agency at its request in accordance with the Financing Plan.
10.Adequate Security.
(a)Sections 26.4 of the DDA shall be deleted in its entirety and replaced with the following:
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26.4    Adequate Security.
26.4.1    Delivery; Secured Amount. Developer shall be required to provide a form of Corporate Guaranty or other form of Adequate Security only upon transfer of real property pursuant to this DDA by the Agency to Developer for which no final Subdivision Map has been approved and recorded and no improvement security has been provided to the City pursuant to the CP/HPS Subdivision Code. In the event Developer is required to provide Adequate Security pursuant to this Section, Developer shall provide Adequate Security for Developer’s obligations with respect to that Major Phase (or portion thereof) (the “Major Phase Security”), including (1) Developer’s obligation to Complete all of the Infrastructure and Associated Public Benefits associated with that Major Phase, including but not limited to all hard and soft costs, all Indemnification obligations relating to construction of such Infrastructure, and all work required to be performed by Developer to Complete such Infrastructure such as land assembly, mapping, and performance under the Land Acquisition Agreements (collectively, the “Major Phase Construction Obligations”) and (2) all of Developer’s other obligations under this DDA related to such Major Phase, including Developer’s Indemnification obligations under this DDA that arise out of such and that expressly survive Completion of Infrastructure under the terms of this DDA (the “Major Phase Other Obligations”), but excluding: (i) the payment of Subsidies (which shall be secured as set forth in the Below-Market Rate Housing Plan); (ii) the payment, if applicable, of the Alice Griffith Liquidation Payments (which shall be secured as set forth in Section 6.2.3); and (iii) the payment of Agency Costs and Community Benefits Payments that are secured by the applicable Base Security. The Major Phase Security shall provide that the maximum liability of the obligor thereunder shall be equal to: (a) for the Major Phase Construction Obligations, one hundred percent (100%) of the estimated cost of Completion of the Infrastructure and Associated Public Benefits associated with the Major Phase as such cost is Approved by the Agency Director, with reference to any construction contracts entered into by Developer on or before the date of issuance of the Major Phase Security (the “Major Phase Construction Secured Amount”); and (b) subject to Section 26.4.2, for the Major Phase Other Obligations, the lower of (x) Five Million Dollars ($5,000,000) or (y) ten percent (10%) of the Major Phase Construction Secured Amount (the “Major Phase Other Secured Amount”); in each case plus the costs of enforcing such Major Phase Security. Developer shall provide a fully effective form of the Major Phase Security as set forth in its Major Phase Application and the Major Phase Approval no later than thirty (30) days after the Agency Commission grants the applicable Major Phase Approval. The effectiveness of any Major Phase Approval shall be conditioned upon the Agency’s receipt of such fully effective Major Phase Security.
11.Final Public Improvements. Section 26.7 of the DDA is hereby deleted and references to Section 26.7 in the DDA and Exhibits are hereby deleted.
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12.Notices to Developer. Section 27.2.2 of the DDA is hereby deleted and replaced with the following:
27.2.2    in the case of a notice or communication to Developer,
CP Development Co., LLC
One Sansome Street, Suite 3500
San Francisco, California 94104
Attn: Suheil Totah
with a copy to:
CP Development Co., LLC
c/o FivePoint
2000 FivePoint, 4th Floor
Irvine, CA 92618
Attn: Legal Notices
with a copy to:
Perkins Coie LLP
505 Howard Street, Suite 1000
San Francisco, California 94105
Attn: Matthew S. Gray
    Michelle Chan
13.Development Plan. The Development Plan attached for the Non-Stadium Alternative attached to the DDA as exhibit A-B-B thereto is hereby deleted and replaced by Exhibit 1 hereto.
14.Conforming Amendments.
(a)Amended and Restated DDA. Following the Fourth Amendment Effective Date, the Developer and Agency shall coordinate and prepare an amended and restated disposition and development agreement that amends and restates the DDA to incorporate the approved First Amendment, Second Amendment, Third Amendment, and Fourth Amendment to the DDA (“Amended and Restated DDA”). The Agency Director, in consultation with the Agency’s General Counsel, shall have the authority to execute the Amended and Restated DDA without Agency Commission approval and no Oversight Board and Department of Finance approval shall be required, provided that the Amended and Restated DDA does not include material changes from the DDA, as amended by the First Amendment, Second Amendment, Third Amendment, and Fourth Amendment. Following the Parties’ execution of the Amended and Restated DDA, the parties acknowledge that the Amended and Restated DDA shall control and govern the parties’ rights and obligations in connection with the Project.
(b)Definitions. All terms defined in this Fourth Amendment, or in the First Amendment, Second Amendment, or Third Amendment, that are not otherwise defined in the DDA and are used in provisions that have been modified, inserted into, or added to the DDA are hereby added to section 2 of exhibit B of the DDA.
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15.Conforming Amendments to DDA Exhibits. The Phasing Plan, Schedule of Performance, DRDAP, Below-Market Rate Housing Plan, Financing Plan, Project MMRP, and Transportation Plan attached to the DDA as exhibits C, D, E, F, H, L, and N thereto are hereby deleted and replaced by Exhibits 2, 3, 4, 5, 6, 7 and 8 respectively, hereto.
16.Miscellaneous.
(a)Incorporation. This Fourth Amendment constitutes a part of the DDA as amended by this Fourth Amendment and any reference to the DDA shall be deemed to include a reference to the DDA as amended by this Fourth Amendment.
(b)Ratification. To the extent of any inconsistency between this Fourth Amendment and the DDA, the provisions contained in this Fourth Amendment shall control. As amended by this Fourth Amendment, all terms, covenants, conditions, and provisions of the DDA shall remain in full force and effect.
(c)Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the Agency and Developer, subject to the limitations set forth in the DDA.
(d)Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document, binding on all parties hereto notwithstanding that each of the parties hereto may have signed different counterparts. Delivery of this Fourth Amendment may be effectuated by hand delivery, mail, overnight courier, or electronic communication (including by PDF sent by electronic mail, facsimile, or similar means of electronic communication). Any electronic signatures shall have the same legal effect as manual signatures.
(e)Governing Law; Venue. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of California. The parties hereto shall not be required to take any actions implementing this Fourth Amendment to the extent inconsistent with the Redevelopment Plans; in the event of any such inconsistency(ies), the Parties shall meet and confer upon the request of either Party for a period of not longer than fifteen business days (or such other period to which the Parties shall mutually agree) concerning resolution of such inconsistency(ies). The parties hereto agree that all actions or proceedings arising directly or indirectly under this Fourth Amendment shall be litigated in courts located within the City and County of San Francisco, State of California.
(f)Integration. This Fourth Amendment contains the entire agreement between the parties hereto with respect to the subject matter of this Fourth Amendment. Any prior correspondence, memoranda, agreements, warranties or representations relating to such subject matter are superseded in total by this Fourth Amendment. No prior drafts of this Fourth Amendment or changes from those drafts to the executed version of this Fourth Amendment shall be introduced as evidence in any litigation or other dispute resolution proceeding by either party hereto or any other person, and no court or other body shall consider those drafts in interpreting this Fourth Amendment.
(g)Further Assurances. The Agency Director and Developer shall execute and deliver all documents, amendments, agreements, and instruments reasonably necessary or reasonably required in furtherance of this Fourth Amendment, including as required in connection with other documents and agreements attached to the DDA or incorporated therein by reference, and other documents reasonably related to the foregoing.
12

(h)Authority and Enforceability. Developer and the Agency each represents and warrants to the other that the execution and delivery of this Fourth Amendment, and the performance of its obligations hereunder, have been duly authorized by all necessary action, and will not conflict with, result in any violation of, or constitute a default under, any provision of any agreement or other instrument binding upon or applicable to it, or any present law or governmental regulation or court decree.
(i)Effective Date. This Fourth Amendment shall become effective on the latest to occur of (the “Fourth Amendment Effective Date”): (w) the date that it is duly executed and delivered by the parties hereto; (x) the effective date of a resolution adopted by the Oversight Board approving this Fourth Amendment; (y) the date of approval or deemed approval of this Fourth Amendment by DOF; and (z) the effective date of a resolution approving this Fourth Amendment adopted by the Agency Commission.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13

IN WITNESS WHEREOF, the Agency and Developer have each caused this Fourth Amendment to be duly executed on its behalf as of the Fourth Amendment Effective Date.

AGENCY:
Authorized by Agency Resolution No. 27-2024; adopted September 3, 2024
Oversight Board Resolution No. 03-2024; adopted September 9, 2024
Approved as to Form:
APPROVED AS TO FORM:
James Morales, General Counsel
By: /s/ James Morales

SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO,
a public body organized and existing under the laws of the State of California
By: /s/ Thurston Kaslofsky
Name: Thurston Kaslofsky
Its: Agency Director

DEVELOPER:
CP DEVELOPMENT CO., LLC,
a Delaware limited liability company
By: /s/ Daniel Hedigan
Name: Daniel Hedigan
Title: Chief Executive Officer
By: /s/ Michael Alvarado
Name: Michael Alvarado
Title: Chief Operating Officer

14

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA    )
COUNTY OF SAN FRANCISCO    )
On August 1, 2025 before me, Jaimila Santiago Cruz, Notary Public, personally appeared Thurston Kaslofsky, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: /s/ Jaimila Santiago Cruz	(seal)

15

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA    )
COUNTY OF ORANGE)
On July 10, 2025 before me, Citralekha Devi Dasi Wilson, Notary Public, personally appeared Daniel Hedigan, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: /s/ Citralekha Devi Dasi Wilson	(seal)

16

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA    )
COUNTY OF ORANGE)
On July 10, 2025 before me, Citralekha Devi Dasi Wilson, Notary Public, personally appeared Michael Alvarado, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature: /s/ Citralekha Devi Dasi Wilson	(seal)
17

EXHIBIT 1 TO THE FOURTH AMENDMENT
EXHIBIT A-B-B
Development Plan
(Non-Stadium Alternative)
[ ATTACHED ]

Exhibit 1

THIRD ST
INNES AVE
PALOU AVE
INGALLS ST
EGBERT AVE
GILMAN AVE
INGERSON AVE
JAMESTOWN AVE
ARELIOUS WALKER DR
CRISP RD
ROBINSON ST
FISHER ST
SPEAR AVE
HAWES ST
GRIFFITH ST
EGBERT AVE
GILMAN AVE
INGERSON AVE
ARELIOUS WALKER DR
HARNEY WAY
SHIPYARD LAND USE
RESIDENTIAL DENSITY I
(15-75 UNITS PER ACRE)
RESIDENTIAL DENSITY II
(50-125 UNITS PER ACRE)
RESIDENTIAL DENSITY III
(100-175 UNITS PER ACRE)
RESIDENTIAL DENSITY IV
(175-285 UNITS PER ACRE)
ARTIST
(ART)
COMMERCIAL
(CM) (OFFICE, R&D)
INFRASTRUCTURE / UTILITY
(I / U)
COMMERCIAL
(CM)
COMMUNITY USE
(CU)
PARKS AND OPEN SPACE
RETAIL
(RT)
NOTE:
1. HATCHING INDICATES MULTIPLE LAND USES PERMITTED
CANDLESTICK LAND USE
RESIDENTIAL DENSITY I
(15-75 UNITS PER ACRE)
RESIDENTIAL DENSITY II
(50-125 UNITS PER ACRE)
RESIDENTIAL DENSITY III
(100-175 UNITS PER ACRE)
RESIDENTIAL DENSITY IV
(175-285 UNITS PER ACRE)
COMMUNITY USE
(CU)
PARKS AND OPEN SPACE
INNOVATION DISTRICT
(COMMERICAL & RESIDENTIAL)
RETAIL
(RT)
NOTE:
1. HATCHING INDICATES MULTIPLE LAND USES PERMITTED
2. RESIDENTIAL BLOCKS ALLOW ACTIVE GROUND FLOOR USES AS DEFINED IN THE REDEVELOPMENT PLAN AND DESIGN FOR DEVELOPMENT
3. BAYVIEW HUNTER'S POINT REDEVELOPMENT PLAN DEFINES FULL RANGE OF ALLOWABLE USES.
1000
0 500 2000
1" = 2000' AT 11"X17"
MAP GENERATED MAY 8, 2025

Exhibit 1

EXHIBIT 2 TO THE FOURTH AMENDMENT
EXHIBIT C-B
Phasing Plan
[ATTACHED ]

Exhibit 2

INNES AVENUE
NORTHSIDE PARK
WATERFRONT PROMENADE NORTH
ARTIST REPLACEMENT SPACE
BLDG 101 - ARTISTS
PALOU AVENUE
GRIFFITH STREET
MAINTENANCE YARD
HERITAGE PARK
SHIPYARD HILLSIDE OPEN SPACE
THOMAS AVENUE
INGALLS STREET
WATERFRONT PROMENADE NORTH PIER
CARROLL AVENUE
ALICE GRIFFITH NEIGHBORHOOD PARK 1
ALICE GRIFFITH NEIGHBORHOOD PARK 2
WATER ROOM PLAZA / DRY DOCK 4 / PEDESTRIAN & BICYCLE BRIDGE
WATERFRONT PROMENADE SOUTH PIER
YOSEMITE SLOUGH BRIDGE
WATERFRONT RECREATION & EDUCATION PARK
GRASSLANDS SOUTH 1
COMMUNITY SPORTS FIELDS COMPLEX
GRASSLANDS ECOLOGY PARK
REGUNNING CRANE PIER HABITATS
GILMAN AVENUE
GRASSLANDS SOUTH 2
INGERSON AVENUE
BAYVIEW GARDENS
MULTI-USE OPEN SPACE
JAMESTOWN AVENUE
THE LAST RUBBLE
EARL STREET BLVD 3
WILLIE MAYS PARK 3
WILLIE MCCOVEY PARK
WILLIE MAYS PARK 2B
EARL STREET BLVD 2
WILLIE MAYS PARK 2A
EARL STREET BLVD 1
COMPLETED PHASE 1: ALICE GRIFFITH 1
CP MAJOR PHASE 2
CP MAJOR PHASE 3
MINI WEDGE PARK 1
JAMESTOWN WALKER SLOPE
CP MAJOR PHASE 4
WILLIE MAYS PARK 1
MINI WEDGE PARK 2
CP MAJOR PHASE 5
BAYVIEW HILLSIDE OPEN SPACE
WIND MEADOW
CP MAJOR PHASE 6
THE HEART OF THE PARK
CP MAJOR PHASE 7
1000
HP MAJOR PHASE 1
0
500
2000
HARNEY WAY 1
HP MAJOR PHASE 2
1" = 2000' AT 11"X17"
HARNEY WAY 2
LAST PORT
THE NECK
THE POINT
MAP GENERATED MAY 2, 2025
HP MAJOR PHASE 3

Exhibit 2

EXHIBIT 3 TO THE FOURTH AMENDMENT
EXHIBIT D
Schedule of Performance
[ ATTACHED ]

Exhibit 3

EXHIBIT D-B-A
Schedule of Performance (Non-Stadium Alternative); Candlestick Point[1]
The Schedule of Performance is intended to be a dynamic document. Outside Dates are subject to adjustment at any time, including as part of a Major Phase Application, pursuant to the DRDAP.

	Associated Public Benefit	Infrastructure Commencement Outside Date	Infrastructure[2] Completion Outside Date	Park Completion Outside Date
Major Phase 1 – Alice Griffith
Onsite Infrastructure	--	--	Completed	--
Other Public Benefits	--	--	--	--
Parks	--	--	--	--
Major Phase 2
Onsite Infrastructure	--	Improvement Plan Set Submission Outside Date: No later than 12 months from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan). For purposes of this Major Phase 2 Improvement Plan Set Submission Outside Date, Developer shall be deemed to have satisfied this Outside Date upon the submittal of improvements plans to the City for Major Phase 2. Infrastructure Commencement Outside Date: No later than 12 months following the City’s issuance of a street improvement permit for Major Phase 2.	3 years from the date of issuance of	--
the street improvement permit for
Major Phase 2.

Other Public Benefits[3]	Off-Site Harney Way (Initial)	--	3 years from the date of issuance of the street improvement permit for Major Phase 2.

1 The Excusable Delay provisions of the DDA are currently applicable to all dates in the Schedule of Performance for the Shipyard Site because of “existing environmental conditions affecting the Shipyard Site that are not the responsibility of Developer under a Remediation Agreement … [and] including any delay caused or resulting from the investigation or remediation of such conditions.” (DDA Section 24.1.1. Force Majeure). The period of such Excusable Delay commenced as of May 14, 2018 and all dates in the Schedule of Performance for the Shipyard Site are no longer relevant or applicable given the severity of the delays. Once Developer and OCII acknowledge (in writing) that the Excusable Delay no longer exists at the Shipyard Site, Developer and OCII will reasonably cooperate to Approve a new Schedule of Performance for the Shipyard Site. The Parties agree that the limitations set forth in Section 24.5 of the DDA do not apply to the Excusable Delay that is applicable to the Shipyard Site that commenced as of May 14, 2018.
2 The Outside Date for Completing outfalls will be identified in the applicable Major Phase Application and are excluded from Onsite Infrastructure for purposes of this Schedule of Performance.
3 An interim SFMTA operator restroom facility will be provided in Major Phase 2 which will be in in place until the planned permanent restroom is built in Willie Mays Park 2A. The permanent restroom and layover are scheduled to be built in Major Phase 3. The interim restroom facility in Major Phase 2 may consist of shared access to a restroom that is located within adjacent commercial space, which may be on the ground floor in an adjacent building in CPS 6A, 8A or 9A (provided that such restroom is located within 250 feet of the layover location) or may be located within the interim open space improvements in Major Phase 2. SFMTA shall be responsible for maintaining the interim restroom facility located within the adjacent commercial space or interim open space improvements.

EXHIBIT D-B-A
Schedule of Performance (Non-Stadium Alternative); Candlestick Point[1]
The Schedule of Performance is intended to be a dynamic document. Outside Dates are subject to adjustment at any time, including as part of a Major Phase Application, pursuant to the DRDAP.

	Associated Public Benefit	Infrastructure Commencement Outside Date	Infrastructure[2] Completion Outside Date	Park Completion Outside Date
Parks	Interim Open Space (located in future planned Willie Mays Plaza )[4]	--	--	Upon issuance of Temporary Certificate of Occupancy for second residential building in Major Phase 2.
Major Phase 3
Onsite Infrastructure (includes Earl Street Boulevard 1)	--	October 31, 2029	October 31, 2032	--
Other Public Benefits	--	--	--	--
Parks	Willie Mays Plaza	--	--	12 months after Temporary Certificate of Occupancy for the first building in Major Phases 3.
	Willie Mays Park 2a	--	--	12 months after Temporary Certificate of Occupancy for the second building in Major Phase 3.
Major Phase 4a (Alice Griffith) and 4b (CP East)
Onsite Infrastructure for Major Phase 4a5 and 4b	--	November 29, 2032 (Outside Date applicable to both Major Phase 4a and 4b)	November 29, 2035	--
Other Public Benefits	--	--	--	--
Parks	Mini Wedge Park 1	--	--	12 months after Temporary Certificate of Occupancy for the last building in Major Phase 4b.
	Mini Wedge Park 2			12 months after Temporary Certificate of Occupancy for the last building in Major Phase 4b.
	Alice Griffith Neighborhood Park 1	--	--	12 months after Temporary Certificate of Occupancy for the first building on adjacent parcels in Major Phase 4.
Major Phase 5
Onsite Infrastructure	--	December 28, 2035	December 28, 2038	--
Other Public Benefits	Harney Way (Ultimate Condition)	--	December 28, 2038	--

The interim restroom will have temporary connections to water, sewer, and power. Should a trailer restroom be provided as an interim restroom facility, the Project Sponsor will be responsible for maintaining and servicing the restroom daily. SFMTA will be responsible for maintaining, servicing, and operating the permanent restroom constructed in Willie Mays Park 2A.
4 The interim open space shall be publicly accessible, ADA compliant, and include landscaping. Agency staff may approve permit plans required in connection with the interim open space and Master Developer shall not be required to submit Open Space Applications as set forth under the DRDAP for the interim open space improvements located in the future planned Willie Mays Plaza 1.
5 The Developer and OCII will cooperate in evaluating options for OCII to apply for and obtain federal, State, or local grants to fund infrastructure for Major Phase 4a. Should such grant funding be made available, Developer will consider accelerating construction of infrastructure to support the Alice Griffith Replacement Units and associated Agency Affordable Units earlier than the time specified in the Schedule of Performance.
2

EXHIBIT D-B-A
Schedule of Performance (Non-Stadium Alternative); Candlestick Point[1]
The Schedule of Performance is intended to be a dynamic document. Outside Dates are subject to adjustment at any time, including as part of a Major Phase Application, pursuant to the DRDAP.

	Associated Public Benefit	Infrastructure Commencement Outside Date	Infrastructure[2] Completion Outside Date	Park Completion Outside Date
Parks	Wind Meadow[6]	--	--	12 months after Temporary Certificate of Occupancy for the last building in Major Phase 5.
	Heart of the Park[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 5.
	The Point[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 5.
	Last Port[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 5.
	The Neck[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 5.
Major Phase 6
Onsite Infrastructure	--	January 26, 2039	January 26, 2042	--
Other Public Benefits	Off-Site Gilman[7]	--	January 26, 2042	--
Parks	Alice Griffith Neighborhood Park 2	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcel in Major Phase 6.
	Bayview Hillside Open Space	--	--	12 months after Temporary Certificate of Occupancy for the last building in Major Phase 6.
	Jamestown Walker Slope	--	--	12 months after Temporary Certificate of Occupancy for the last building in Major Phase 6.
Major Phase 7
Onsite Infrastructure (includes Earl Street Boulevard 2 and 3)	--	February 24, 2045	February 24, 2048	--
Other Public Benefits	Off-site Carroll, Gilman, Ingerson, Ingalls, Jamestown	--	February 24, 2048	--
Parks	Willie McCovey Park	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcels in Major Phase 7.

6 These Associated Public Benefits are part of Candlestick Point State Recreation Area (CPSRA) and are to be completed by CA State Parks. Developer obligation defined in State Parks Agreement. The Outside Dates provided herein are for reference purposes only and are not obligations of the Developer under the DDA.
7 Off-site Gilman improvements include transportation, surface roadway, and below grade infrastructure improvements. The below-grade infrastructure shall be completed as part of Major Phase 6. Other Off-site Gilman improvements, which may include traffic signal improvements and associated striping, may be completed in earlier Major Phases consistent with applicable CEQA mitigation measures and transit phasing. Surface roadway and final condition will be completed in Major Phase 7.
3

EXHIBIT D-B-A
Schedule of Performance (Non-Stadium Alternative); Candlestick Point[1]
The Schedule of Performance is intended to be a dynamic document. Outside Dates are subject to adjustment at any time, including as part of a Major Phase Application, pursuant to the DRDAP.

Associated Public Benefit	Infrastructure Commencement Outside Date	Infrastructure[2] Completion Outside Date	Park Completion Outside Date
Willie Mays Park 2B	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcels in Major Phase 7.
Willie Mays Park 3	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcels in Major Phase 7.
Grasslands South 1[6]	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcels in Major Phase 7.
Grasslands South 2[6]	--	--	12 months after Temporary Certificate of Occupancy for the last building on adjacent parcels in Major Phase 7.
Bayview Gardens[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 7.
Last Rubble[6]	--	--	12 months after Temporary Certificate of Occupancy for the last residential building in Major Phase 7.

4

EXHIBIT 5 TO THE FOURTH AMENDMENT
Amendments to Below-Market Rate Housing Plan
Exhibit 5

Amendments to Below-Market Rate Housing Plan
1.Cumulative Subsidy Cap. As of the Fourth Amendment Reference Date, Developer has paid $7,490,000 in Agency Subsidies meeting the Cumulative Subsidy Cap for 2028 and 2029. The parties desire to adjust the dates for Developer’s payment of the Cumulative Subsidy Cap. Section 2.6(b)(1)(2) of the Below-Market Rate Housing Plan is hereby deleted and replaced with the following:
(b) Cumulative Subsidy Cap. The Cumulative Subsidy Cap shall be the maximum aggregate payment of Agency Subsidy that Developer may be required to make before the corresponding dates therefore, as such dates may be extended pursuant to the effect of Excusable Delay (the “Cumulative Subsidy Cap”), as follows:
(2) if the Stadium Termination Event occurs

Date	Cumulative Subsidy Cap
2028 2029 2030	$490,000 $7,000,000 $15,499,167
2031	$17,120,833
2032	$36,044,167
2033	$45,097,500
2034	$53,042,500
2035	$63,029,167
2036	$73,896,667
2037	$79,800,000

In the event Developer or Vertical Developer does not obtain the Temporary Certificate of Occupancy for the last building in Major Phase 2 on the Candlestick Site by January 1, 2030, each date set forth above shall be automatically extended by five (5) years (e.g., 2028 would be extended to 2033, 2029 would be extended to 2034, 2030 would be extended to 2035, etc.).
2.Remaining Alice Griffith Subsidy. Section 5.4(a), (c) and (e) of the Below-Market Rate Housing Plan is hereby deleted and replaced with the following:
5.4    Contributions for the Alice Griffith Replacement Projects.
(a) Developer and Alice Griffith Developer Payment Obligations. On the Alice Griffith Authorization Date for an Alice Griffith Lot, Developer shall provide Adequate Security for (i) the Alice Griffith Subsidy for each Alice Griffith Replacement Unit applicable to such Alice Griffith Lot and (ii) the Agency Subsidy for each Subsidized Agency Affordable Unit applicable to such Alice Griffith Lot. As of the Fourth Amendment Effective Date, Developer has provided the Alice Griffith Subsidy for 226 of the 256

Alice Griffith Replacement Units. Developer shall provide to the Alice Griffith Replacement Project the Alice Griffith Subsidy for the remaining thirty (30) Alice Griffith Replacement Units, any Cost Overruns pursuant to Section 5.4(c)(1), and the Agency Subsidy (subject to Section 2.6(b)(1)(2)) for each Subsidized Agency Affordable Unit applicable to such Alice Griffith Replacement Project on the date that Alice Griffith Developer obtains Temporary Certificate of Occupancy for a residential building that includes a remaining Alice Griffith Replacement Unit.
(c) Cost Overruns.
(1) Prior to Commencement. The Alice Griffith DDA shall provide that the Agency and Developer shall contribute to an Alice Griffith Replacement Project any Cost Overruns applicable to such Alice Griffith Replacement Project in accordance with this Section 5.4(c)(1). “Cost Overruns” means any shortfalls in the funding for all of the Alice Griffith Replacement Projects based on the budget for such Alice Griffith Replacement Project as of the date of the applicable construction loan closing as compared to the “Total Development Cost” applicable to such Alice Griffith Replacement Project as set forth in Exhibit F-C. For the avoidance of doubt, the Total Development Cost set forth in Exhibit F-C is an estimate as of the Reference Date and Cost Overruns applicable to an Alice Griffith Replacement Project shall be based on the estimated Total Development Cost identified in an updated budget (“Updated Budget”) and approved by the Citywide Affordable Housing Loan Committee and the Agency Commission as of the date of the construction loan closing for the applicable Alice Griffith Replacement Project. The Agency shall provide an anticipated Updated Budget to the Developer for review and comment and the Agency will reasonably consider any comments provided by the Developer on the Updated Budget prior to approving the Updated Budget. During construction of an Alice Griffith Replacement Project, the Agency shall apprise the Developer of any increases to the Updated Budget, provide the Developer the opportunity to review and comment on any increases to the Updated Budget, and reasonably consider any comments provided by the Developer on such increases. Cost Overruns shall be apportioned between the Agency and Developer according to the ratio of the number of Agency Affordable Units to Alice Griffith Replacement Units in the applicable Alice Griffith Replacement Project. For example, if an Alice Griffith Replacement Project has eighty (80) Units, including twenty (20) Agency Affordable Units and sixty (60) Alice Griffith Replacement Units, then the Agency shall be responsible for twenty five percent (25%) (20/80 = 25%) of the Cost Overruns and Developer shall be responsible for seventy-five percent (75%) (60/80 = 75%) of the Cost Overruns for such Alice Griffith Replacement Project.
(2) Cost Overruns – Following Commencement. The Agency and Developer anticipate that the required contingency reserve accounts as set forth in the budget for each Alice Griffith Replacement Project as of the date of the applicable construction loan closing will cover any change orders or increased costs following the date of the applicable construction loan closing, and thereafter such costs will be paid from reductions of Alice Griffith Developer’s development fee in keeping with the MOH Underwriting Guidelines. If construction-phase change orders or increased costs exceed the value of contingency reserves and the portion of Alice Griffith Developer’s development fee available under MOH Underwriting Guidelines, then Developer and the Agency shall provide the additional funds necessary to Complete the Alice Griffith Replacement Project in the same ratio as that applied to Cost Overruns as set forth in Section 5.4(c)(1).
(d) Anticipated Alice Griffith Funding. As of the Reference Date, the anticipated sources and uses of funds for the Alice Griffith Replacement Projects are shown in Exhibit F-C. The Total Development Cost estimate used to determine any Cost Overruns in accordance with Section 5.4(c)(1) will be based on an Updated Budget approved by the Citywide Affordable Housing Loan Committee and the Agency Commission and reviewed by Developer in accordance with Section 5.4(c)(1) for the applicable Alice Griffith Replacement Project as of the date of the applicable construction loan closing for such Alice Griffith Replacement Project.
3.Senior BMR Project. Section 3.2(c) of the Below-Market Rate Housing Plan is hereby deleted and replaced with the following:
(c) Senior BMR Project Completion. Developer shall ensure, subject to Excusable Delays, that the Senior BMR Project is Completed, ready for occupancy, and marketed by the date of issuance of the last Temporary Certificate of Occupancy for the last building in Major Phase 4 on the Candlestick Site, but no later than the same for the CP Market Rate Project. For the avoidance of doubt, the Senior BMR Project is subject to the parking requirements set forth in Section 3.5(d).
4.Minimum and Maximum Affordability. Section 2.2(b)(1) of the Below-Market Rate Housing Plan is hereby deleted and replaced with the following:
(1) Inclusionary Units and Workforce Units. When Developer Transfers a Market Rate Lot, it shall have the right to determine in its sole and absolute discretion the number of Units, Inclusionary Units and Workforce Units designated for each such Lot, so long as, unless otherwise Approved in the sole and absolute discretion of the Agency Director: (i) no less than five percent (5%) and no more than twenty percent (20%) of the Units on such Market Rate Lot are Inclusionary Units; provided, however, that if Developer Transfers a Market Rate Lot for development of the Senior BMR Project, then the number of Inclusionary Units designated for the Market Rate Lot(s) Transferred for the development of one (1) other Residential Project in Candlestick Site (the “CP Market Rate Project”) may be less than five percent (5%); (ii) no more than forty percent (40%) of the Units on such Market Rate Lot are Workforce Units; (iii) Developer otherwise satisfies the requirements of Section 2.5; and (iv) if Developer decreases the percentage of Inclusionary Units or Workforce Units on such Lot from the number that was identified in a Major Phase Approval, it shall notify the Agency of the proposed alternative location of such Inclusionary Units or Workforce Units. If the applicable Lot is designated to include Additional Units, then the provisions of this Section 2.2(b)(1) shall not apply with respect to such Additional Units (which, for the avoidance of doubt, shall not be counted for purposes of the foregoing restrictions) and instead the provisions of Section 2.2(b)(3) shall apply with respect to such Additional Units (including the Additional Inclusionary Units).
5.Definitions. All references to the term “CP-02 Senior BMR Project” shall be replaced with “Senior BMR Project” and the definition of “CP-02 Senior BMR Project” is hereby deleted and replaced with the following:
“Senior BMR Project” means a Residential Project developed within the Candlestick Site that contains one hundred and five (105) Units serving seniors ages 62 and older and with household incomes up to sixty percent (60%) of AMI (and including one (1) manager’s unit) and including the recorded restrictions as set forth in Section 3.4(a), subject to such revisions thereto as are Approved by the applicable Vertical Developer and the Agency (including to conform with the requirements related to such Residential Project as contemplated hereby and to provide that such restrictions will apply for the life of the Residential Project, as more particularly described therein).
6.Replacement of Housing Map. The Housing Map for the Non-Stadium Alternative attached to the Below-Market Rate Housing Plan as exhibit F-B thereto is hereby deleted and replaced by Exhibit 5-1 hereto.

EXHIBIT 5-1 TO THE FOURTH AMENDMENT
EXHIBIT F-B
Housing Map

Exhibit 5-1 - 1

HOUSING MAP EXHIBIT F-B

NON-STADIUM ALTERNATIVE

SHIPYARD
CANDLESTICK
HOUSING
ALICE GRIFFITH REPLACEMENT
AGENCY
WORKFORCE
MARKET RATE
PROJECT BOUNDARY
HPS 1
HPS 2, CP
1000
0
500
2000
MAP GENERATED APR 28, 2025

Exhibit F-B, page 1 of 4

CANDLESTICK - HOUSING
ALICE GRIFFITH REPLACEMENT
AGENCY
WORKFORCE
MARKET RATE
INGALLS ST
EGBERT
GILMAN AVE
INGERSON AVE
JAMESTOWN AVE
HARNEY WAY
ARELIOUS WALKER DR
WEST HARNEY WAY
CARROLL AVE
DONNER AVE
FITZGERALD AVE
GIANTS DR
EARL ST
GRIFFITH ST
EDWARD J. DEBARTOLO JR. WAY
CARMEN POLICY AVE
MONTANA CLARK DR
JERRY RICE ROAD
BILL WALSH ST
CANDLESTICK PARK DR
ORLANDO CEPEDA LANE
JUAN MARICHAL LANE
AG 1
AG 2
AG 4
AG 5
AG 6
AG 7
AG 8
AG 9
AG 11
AG 12
AG 13
AG 14
AG 15
AG 16
AG 17
AG 18
AG 19
AG 20
CPN 1A
CPN 1B
CPN 2A
CPN 2B
CPN 3A
CPN 3B
CPN 4A
CPN 4B
CPN 5A
CPN 5B
CPN 6A
CPN 6B
CPN 7A
CPN 7B
CPN 8A
CPN 8B
CPN 9A
CPN 9B
CPN 10A
CPN 10B
CPN 11A
CPN 11B
CPC 1
CPS 1
CPS 2A
CPS 2B
CPS 4A
CPS 4B
CPS 6A
CPS 6B
CPS 7A
CPS 7B
CPS 8A
CPS 8B
CPS 9A
CPS 9B
CPS 10A
CPS 10B
CPS 11A
CPS 11B
CPS 12A
CPS 12B

Exhibit F-B, page 2 of 4

2

SHIPYARD - HOUSING
AGENCY
WORKFORCE
MARKET RATE
LA SALLE AVE
OAKDALE AVE
INNES AVE
DONAHUE ST
GALVEZ ST
HUDSON AVE
COLEMAN ST
FRIEDELL ST
JERROLD AVE
KIRKWOOD AVE
CRISP ROAD
13TH ST
HORNE ST
B ST
FISHER ST
VAN KEURAN AVE
A ST
SPEAR AVE
NIMITZ AVE
6TH AVE
H ST
I ST
R ST
WEST ST
COCHRANE ST
MORRELL ST
EAST ST
HUSSEY ST
MANSEAU ST
MAHAN ST

EXHIBIT F-B, Page 3 of 4

3

Lot	Subsidized Agency Affordable Units	Alice Grifith Replacement Units	Workforce Units
Hunters Point North			
6	130	0	0
13	0	0	100
17	90	0	0
Hunters Point South			
46	135	0	0
48	0	0	105
Alice Griffith			
1	29	93	0
2	35	58	0
4	35	56	0
5	12	19	0
7	60	0	0
9	115	5	0
12	0	0	86
14	12	12	0
15	10	13	0
17	0	0	100
18	0	0	51
Candlestick Point North			
1b	0	0	110
2b	130	0	0
4a	0	0	100
5b	68	0	0
7a	0	0	120
10a	156	0	0
Candlestick Point South			
4b	90	0	0
6b	105	0	0
7b	0	0	120
11a	176	0	0

Color	Legend
(yellow)	Alice Griffith Lots
(cyan)	Agency Lots
(pink)	Stand-Alone Workforce Lots
(gray)	Market Rate Lots

Note: The unit counts per block may be adjusted at the time of development, but the total number of Subsidized Agency Units and Workforce Units will not change as more particularly described in (and governed by) the Below-Market Rate Housing Plan

Exhibit F-B, page 4 of 4

4

EXHIBIT 6 TO THE FOURTH AMENDMENT
Financing Plan
[ ATTACHED ]

Exhibit 6

DISPOSITION AND DEVELOPMENT AGREEMENT
(CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD)
FINANCING PLAN

1.OVERVIEW    6
1.1    Project Purposes; Project Accounts    6
1.2    Financing Sources for Qualified Project Costs    8
1.3    Distribution of Net Project Proceeds.    9
1.4    Purpose and Use of Summary Proforma.    10
1.5    Development of Project Site    12
1.6    Effect of Early Termination of DDA    12
1.7    Consultants    13
1.8    Recordkeeping    13
1.9    Unreimbursed Agency Costs    15
2.COMMUNITY FACILITIES DISTRICT FINANCING    16
2.1    Formation of CFDs    16
2.2    Scope of CFD-Financed Costs    18
2.3    Parameters of CFD Formation    18
2.4    Issuance of CFD Bonds    21
2.5    Use of Proceeds    21
2.6    Miscellaneous CFD Provisions    22
2.7    Maintenance CFDs    23
2.8    CFD Limitations    25
3.TAX INCREMENT FINANCING    26
3.1    Net Available Increment    26
3.2    Shipyard Net Available Increment    28
3.3    Candlestick Net Available Increment    29
3.4    Housing Increment    29
3.5    Budget Procedures.    31
4.SUPPLEMENTAL OBLIGATION FINANCING, ALTERNATIVE FINANCING, GRANTS AND PUBLIC FINANCING GENERALLY    35
4.1    Supplemental Obligation Financing    35
4.2    Alternative Financing    36
4.3    Project Grants    37
4.4    Provisions Applicable to All Public Financings.    37
4.5    Terms of the Public Financings    39
4.6    Reimbursements for Qualified Project Costs    40
5.INTERPRETATION; DEFINITIONS    41
5.1    Interpretation of Agreement    41
5.2    Defined Terms    41

LIST OF EXHIBITS
Exhibit H-A.    Sample Calculations
Exhibit H-B.    Summary Proforma
Exhibit H-C.    Form of Acquisition and Reimbursement Agreement

LIST OF ATTACHMENTS
Attachment H-1.    First Amendment to Tax Allocation Agreement (including Original Pledge Agreement as Exhibit A thereto)

DISPOSITION AND DEVELOPMENT AGREEMENT
(CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD)
FINANCING PLAN
This FINANCING PLAN implements and is part of the DDA. As used in this Financing Plan, the terms defined in Section 5.2 have the meanings given to them in Section 5.2. Capitalized terms used but not otherwise defined in this Financing Plan have the definitions given to them in the DDA.
The effective date of the original Financing Plan that has been amended as set forth herein (the “Original Financing Plan”) was prior to the formation of the Successor Agency to the Redevelopment Agency of the City and County of San Francisco, Community Facilities District No. 9 (HPS2/CP Public Facilities and Services) (“CFD No. 9”) and the designation of Improvement Area No. 1 and the future annexation area. Since such effective date of the Original Financing Plan, the Commission undertook proceedings for the formation of CFD No. 9, including a resolution of intention of the Commission of the Agency to establish CFD No. 9 (Resolution No. 1-2018), a resolution of intention of the Commission to incur bonded indebtedness and other debt (Resolution No. 2-2018), a resolution of the Commission forming CFD No. 9 (Resolution No. 17-2018), and a resolution of the Commission declaring the necessity to incur bonded indebtedness and other debt for the CFD (Resolution No. 18-2018) (collectively, the “CFD No. 9 Formation Resolutions”). The CFD No. 9 Formation Resolutions also approved the Rate and Method of Apportionment of Special Taxes for Improvement Area No. 1 of CFD No. 9 (the “IA No. 1 RMA”) and the parameters for annexing property from the future annexation area into CFD No. 9 (the “Annexation Procedures” and together with the IA No. 1 RMA and the CFD Formation Resolutions, the “CFD No. 9 Proceedings”). Except as set forth in this paragraph, the Original Financing Plan has not been amended to describe CFD No. 9 as formed. In the event of any inconsistency between the terms of this Financing Plan and the CFD Proceedings, the CFD Proceedings shall govern, unless otherwise specifically provided herein.
1.OVERVIEW
1.1    Project Purposes; Project Accounts

(a)    Funding Goals. Developer and the Agency are entering into the DDA, which includes this Financing Plan, with the following financial goals for the Project (collectively, the “Funding Goals”):
(i)    to follow City policies adopted by the voters under Proposition G to: (A) minimize the adverse impact of the Project on the City’s General Fund; (B) use the Low and Moderate Income Housing Fund to help finance Affordable Units in the Project Site, including Alice Griffith Replacement Units; (C) promote financial self-sufficiency in the development of the Project by encouraging substantial private capital investment, contributing public land in the Project Site to facilitate the provision of public benefits of the Project, and using Funding Sources to finance Qualified Project Costs; (D) to the extent feasible, use State, federal, and other sources of funds to help pay for environmental remediation and transportation and other infrastructure improvements for the Project; and (E) except for the Low and Moderate Income Housing Fund, prohibit the use of property tax increment from any part of a redevelopment area outside of the Project Site to finance improvements in the Project Site;
(ii)    to provide mechanisms and Funding Sources that will allow Developer to achieve the Developer Return and the Project to contribute to the Community Benefits Fund if Developer achieves the Developer Return;
(iii)    to maximize Funding Sources available to finance Qualified Project Costs by, among other things, to the extent reasonably feasible and consistent with this Financing Plan, using tax-exempt debt;
(iv)    to minimize the costs to Developer (such as costs of credit enhancement) associated with Funding Sources to the extent reasonably feasible and to use debt requiring credit enhancement only at Developer’s request or with Developer’s written consent;
(v)    to provide Housing Increment for the priorities set forth in Section 3.4(a)(ii), including Alice Griffith Replacement Units and Agency Affordable Units; and
(vi)    to implement sound and prudent public fiscal policies that protect the City’s General Fund, the Agency’s general funds, and the City’s and the Agency’s respective financial standings and fiduciary obligations, while operating within the constraints of this Financing Plan and, as applicable, the CCRL, the CFD Act, the CFD Goals, and the Tax Laws.
(b)    Purpose of Financing Plan. Developer and the Agency acknowledge and agree that the purpose of this Financing Plan is to establish the contractual framework for mutual cooperation in achieving the Funding Goals necessary to implement the Project. Accordingly, the Agency agrees to take all actions reasonably necessary, and Developer agrees to cooperate reasonably with the Agency’s efforts, to:
(i)    form requested CFDs and Maintenance CFDs, adopt RMAs, and: (A) for CFDs, levy Project Special Taxes and issue CFD Bonds that are consistent with the Funding Goals to finance Qualified Project Costs and, when authorized under Section 2.8, Additional Community Facilities; and (B) for Maintenance CFDs, levy Maintenance Special Taxes to pay for Ongoing Park Maintenance;
(ii)    issue Tax Allocation Debt that is consistent with the Funding Goals and the Bonded Indebtedness Limit to pay Qualified Project Costs;

(iii)    implement Supplemental Obligation Financing that is consistent with the Funding Goals to pay Qualified Project Costs;
(iv)    allocate and apply Net Available Increment to pay Qualified Project Costs as provided in this Financing Plan;
(v)    provide Housing Increment in the priorities and for the purposes set forth in Section 3.4(a)(ii), including Alice Griffith Replacement Units and Agency Affordable Units; and
(vi)    contribute to the Community Benefits Fund any Distributions the Agency receives under Section 1.3(a)(ii).
(c)    Project Accounts.
(i)    Developer agrees, and agrees to require all Transferees, to establish and maintain one or more accounts (each, a “Project Account”) with the San Francisco branches of financial institutions Approved by the Agency from which all distributions of Net Project Proceeds under Section 1.3(a) (each, a “Distribution”) will be made. Financial institutions holding Project Accounts may be changed from time to time with Approval of the Agency and Developer. Developer and the Agency acknowledge and agree that the direct payment of Project Costs from Project Accounts do not constitute Distributions.
(ii)    Developer agrees, and agrees to require all Transferees: (A) to deposit, or cause to be deposited, all Gross Revenues into Project Accounts; (B) to deposit, or cause to be deposited, all reimbursements from Funding Sources into Project Accounts; (C) not to commingle funds held in a Project Account with funds not related to the Project; and (D) to retain and make statements and all other records related to Project Accounts available for the Agency’s review and audit in accordance with Section 1.8.
(iii)    To provide Developer with reasonable flexibility in its financing arrangements, the Agency has agreed to defer taking a security interest in Project Accounts until the time specified in Section 1.3(b).
1.2    Financing Sources for Qualified Project Costs

(a)    Funding Sources.
(i)    Sources of public funding that will be used to pay or reimburse Developer for Qualified Project Costs are: (A) Public Financing; (B) Project Grants; (C) Project Special Taxes and Remainder Taxes; (D) Candlestick Net Available Increment; (E) Shipyard Net Available Increment; and (F) the Housing

Increment to the extent authorized and applied under Section 3.4 (collectively, “Funding Sources”).
(ii)    Benefit Findings. On the Reference Date, the Agency found and determined that: (A) certain Project Costs are attributable to redevelopment (including Infrastructure and other Improvements) that is of primary benefit to the Candlestick Site; and (B) certain Project Costs are attributable to redevelopment (including Infrastructure and other Improvements) that is of primary benefit to the Shipyard Site. The Board of Supervisors and Agency Commission may be required under the CCRL, including sections 33678, 33445 and 33445.1 of the CCRL, to make additional specific findings with respect to the Agency’s payment for certain publicly-owned Improvements. The Agency agrees to assist in making such findings as and when requested by Developer, subject to applicable law.
(iii)    Limited Public Obligation. Developer acknowledges that: (A) in no event may the City’s General Fund or any of the Agency’s general funds be obligated for any Agency indebtedness under this Financing Plan; and (B) the Agency must apply Net Available Increment only in compliance with the CCRL and this Financing Plan.
(b)    Developer Sources.
(i)    Developer Contributions for Project Costs. Developer sources for Project Costs include: (A) Developer equity; (B) Gross Revenues; and (C) Developer construction and development financing.
(ii)    Developer Construction Obligations. Developer acknowledges that the Developer Construction Obligations will not be affected if Qualified Project Costs exceed the anticipated Funding Sources.
1.3    Distribution of Net Project Proceeds.
(a)    Distributions. Developer and the Agency have agreed to share in Net Project Proceeds according to the following priorities:
(i)    Developer and Transferees will make Distributions to themselves until they have collectively received under this clause (i) an amount equal to the sum of: (A) Pre-Agreement Costs; (B) Pre-Agreement Return; (C) Project Costs (excluding any Qualified Project Costs paid directly from Funding Sources); and (D) Developer Return; then
(ii)    Developer and Transferees will make fifty percent (50%) of each Distribution to themselves and fifty percent (50%) percent of each Distribution to the Agency.
A sample calculation of Developer Return is shown in Exhibit H-A.

(b)    Qualifications. The Agency agrees that Distributions may be made in accordance with Section 1.3(a) from time to time, subject to the following:
(i)    Beginning with the Developer Fiscal Quarter following the first full Developer Fiscal Year after Distributions under Section 1.3(a)(i) are first made, and continuing until all Net Project Proceeds have been distributed, Developer must provide the Agency with a report on Distributions made in the previous Developer Fiscal Quarter no later than thirty (30) days after the end of each Developer Fiscal Quarter (each, a “Distribution Report”). Each Distribution Report must include: (A) copies of all cancelled checks, wiring instructions, or other confirming documentation of each Distribution, and information on how Distributions were allocated under Section 1.3(a); or (B) Developer’s statement that no Distributions were made, if applicable.
(ii)    No Distributions from the Project Accounts may be made upon the first to occur of the following:
(A)    Notice from Developer to the Agency identifying the date on which Developer reasonably expects that aggregate Distributions equal to the entire amount described in Section 1.3(a)(i) will have been made; or
(B)    Notice from the Agency to Developer identifying the date on which the Agency, based upon the Major Phase Audits, the Annual Reports, and the Distribution Reports that Developer has delivered to the Agency, reasonably expects that aggregate Distributions equal to the entire amount described in Section 1.3(a)(i) will have been made.
(iii)    Notices under Section 1.3(b)(ii) must be delivered by Developer or the Agency to the other no less than sixty (60) days and no more than one hundred twenty (120) days before the date identified in the notice. Following delivery of a notice, Developer and the Agency must cooperate reasonably with one another to provide the Agency with security for the obligation to make all Distributions in accordance with Section 1.3(a)(ii) after Distributions equal to the entire amount described in Section 1.3(a)(i) will have been made. Security will be in the form of perfected security interests in the Project Accounts superior to any other security interests, evidenced by a UCC-1 financing statement and a control agreement with each financial institution holding a Project Account, or by other arrangements Approved by both Developer and the Agency.
(iv)    Distributions from the Project Accounts under Section 1.3(a) may be resumed after the Agency has received satisfactory written confirmation of the security interests described in Section 1.3(b)(iii).
(v)    To ensure that Distributions are not made to the Agency before Developer and the Transferees receive the entire amount to which they are entitled under Section 1.3(a)(i), no Distributions will be made to the Agency under Section 1.3(a)(ii) until ninety (90) days after the delivery of the Final Audit to the Agency.
1.4    Purpose and Use of Summary Proforma.
(a)    Summary Proforma.
(i)    Developer has provided to the Agency a summary of its proforma for the Project, a copy of which is attached as Exhibit H-B (as revised from time to time in accordance with this Financing Plan, the “Summary Proforma”). Both Parties agree that the Summary Proforma provides a reasonable basis on which to base this Financing Plan, and the Agency has made a Reasonableness Determination regarding the Summary Proforma. Developer agrees that, for any future Reasonableness Determination under this Financing Plan, the Agency will have the right to request, and Developer will have the obligation to provide, additional documents or other information that is reasonably required to support Developer’s projections, methodology, and underlying assumptions.
(ii)    The Summary Proforma also contains the following estimates:
(A)    Shipyard Major Phase Project Costs
(B)    Candlestick Major Phase Project Costs; and
(C)    Total Major Phase Project Costs.
(iii)    The Summary Proforma also contains the following estimates for the Project as a whole:
(A)    the sum of: (1) Net Proceeds from Tax Allocation Debt and Supplemental Obligation Financing secured by Shipyard Net Available Increment; and (2) Shipyard Net Available Increment, in each case in the amount projected to be applied to Qualified Project Costs (together, the “Shipyard Proceeds”);
(B)    the sum of: (1) Net Proceeds from Tax Allocation Debt and Supplemental Obligation Financing secured by Candlestick Net Available Increment; and (2) Candlestick Net Available Increment, in each case in the amount projected to be applied to Qualified Project Costs (together, the “Candlestick Proceeds”);
(C)    Total Proceeds;
(D)    Gross Revenues;
(E)    Shipyard Project Costs, Candlestick Project Costs, Project Costs, and Qualified Project Costs;

(F)    Pre-Agreement Return; and
(G)    Pre-Agreement Costs.
(iv)    The updated Summary Proforma as of the Fourth Amendment Reference Date is attached as Exhibit H-B to this Financing Plan. The Agency has reviewed and made its Reasonableness Determination as to such updated Summary Proforma.
(v)    Amounts set forth in the Summary Proforma are estimates only. The estimates in the Summary Proforma shall neither limit nor obligate the reimbursement of Qualified Project Costs.
(vi)    As of the Fourth Amendment Reference Date, all amounts shown for the Shipyard Site on the Summary Proforma, including all Shipyard Project Costs and Shipyard Proceeds, are based on the Summary Proforma provided in 2018. The Excusable Delay provisions of the DDA are applicable to all dates in the Schedule of Performance for the Shipyard Site as of the Fourth Amendment Reference Date. Once Developer and Agency acknowledge (in writing) that the Excusable Delay no longer exists at the Shipyard Site, Developer will provide Agency with an updated Summary Proforma for the Shipyard Site, including estimates by Major Phase of Shipyard Major Phase Project Costs.
(vii)    Developer has prepared the updated Summary Proforma (Exhibit H-B) as of the Fourth Amendment Reference Date assuming that the Project will proceed in accordance with the Major Phases as provided in the DDA, as amended by the Fourth Amendment. If the Project is developed in Major Phases different in any material respect (including order, size, or number of Major Phases) from those contained in the DDA as of the Fourth Amendment Reference Date, then Developer shall revise the Summary Proforma to reflect Developer’s projections for the reconfigured Major Phases, subject to the Agency’s Reasonableness Determination.
1.5    Development of Project Site.

(a)    Development of Project Site. Developer and the Agency agree that:
(A)    the use of Net Available Increment to pay or reimburse Developer for Qualified Project Costs is intended to help ensure that the Project as a whole is financially feasible and that the Project benefits from Net Available Increment as provided in this Financing Plan; and
(B)    all references to Developer in this Financing Plan addressing the right to receive and use Funding Sources will mean, as appropriate in the context, a Transferee to the extent set forth in an Assignment and Assumption Agreement.
1.6    Effect of Early Termination of DDA.

(a)    Pre-Agreement Costs.
(i)    If the Agency terminates all or part of the DDA under section 16.4 of the DDA (i.e., Material Breach) before the issuance of the last Certificate of Completion for the Project (including all Improvements contemplated under the DDA as of the Reference Date or at any time thereafter), then Developer will continue to be entitled to full reimbursement of any Pre-Agreement Costs that have not been reimbursed from Total Proceeds or First Tranche CFD Bond proceeds as of the date of such termination (the “Pre-Agreement Termination Amount”). The Pre-Agreement Termination Amount shall not include the Pre-Agreement Return or any Developer Return.
(ii)    The Parties agree that payments toward the Pre-Agreement Termination Amount will be: (A) deemed to have priority over all other outstanding and unpaid Payment Requests submitted by Developer that identify as a Funding Source (1) Total Proceeds (or a portion thereof) or, (2) to the extent generated from Lots that Developer owns, First Tranche CFD Bonds; (B) to the extent permitted under the CCRL and other governing law, paid to Developer from Total Proceeds and, to the extent generated from Lots that Developer owns, First Tranche CFD Bond proceeds in one or more installments as and when proceeds from any such Total Proceeds or First Tranche CFD Bonds become available; provided, however, that for purposes of this clause (B) Developer shall be limited to five percent (5%) of Total Proceeds available at any time after the date of termination as set forth in clause (i) above; and (C) made until Developer has been reimbursed in full for the Pre-Agreement Termination Amount.
1.7    Consultants.

(a)    Agency Consultants. The Agency, following consultation with Developer, will select any consultants necessary to implement this Financing Plan, including the formation of any CFD and the issuance of any Public Financing. To the extent that similar consultants are retained customarily by local agencies in California that engage in public financing similar or of similar complexity to the Public Financing and subject to section 19 of the DDA, the Agency’s consultants may include special tax consultants, tax increment fiscal consultants, appraisers, financial advisors, bond underwriters, absorption consultants, bond counsel, bond trustees, escrow agents, and escrow verification agents. The Agency’s reasonable out-of-pocket costs that are customarily paid by local agencies in the State for Public Financing consultants will be reimbursed from the proceeds of a Public Financing to the extent permitted under the CFD Act, the CCRL, applicable Tax Laws, and other governing law. To the extent the Agency is not so reimbursed, such unreimbursed consultant costs will be Agency Costs under the DDA.
(b)    Developer Consultants. Developer may engage its own consultants to advise it on matters related to this Financing Plan or any Public Financing, and its reasonable out-of-pocket costs that are not reimbursed from the proceeds of a Public Financing will be Soft Costs.
1.8    Recordkeeping.

(a)    Annual Reports.
(i)    Developer shall prepare and deliver to the Agency an Annual Report (defined below) on the Project from the Fourth Amendment Reference Date until the earlier to occur of: (A) the last Major Phase Closing Date; or (B) the close of the sale of the last Lot that Developer or any Transferee owns in the Project Site. The first Annual Report submitted following the Fourth Amendment Reference Date shall include relevant data for each Fiscal Year dating back to 2018. Each Annual Report shall be delivered no later than four (4) months following the end of each Developer Fiscal Year for which a report is due (each, an “Annual Report”). If Developer obtains a Major Phase Approval less than six (6) months before the end of a Developer Fiscal Year, Developer may include reporting for that Major Phase in the Annual Report for the next Developer Fiscal Year. If any Annual Report shows any material discrepancy, then Developer must correct the discrepancy in the Records, and Developer and the Agency agree to meet and confer on the best method for correcting any overpayment or underpayment by the end of the next Developer Fiscal Quarter.
(ii)    Annual Reports must include the following information, reported separately for each Major Phase for which a Major Phase Approval has been obtained and in the aggregate for the Project as a whole: (A) updated estimates of and actual Project Costs, Qualified Project Costs and Gross Revenues; (B) if applicable, variances from the prior Annual Report; (C) cumulative Developer Return, reflecting the Distribution of any Net Project Proceeds that Developer has received during the prior Developer Fiscal Year; (D) a statement of Qualified Project Costs previously incurred but not yet reimbursed from Funding Sources; (E) new development expected to occur or that is occurring, the assessed value of which is expected to be included on the secured real property tax roll in the next Agency Fiscal Year; and (F) any sales of Lots under article 17 of the DDA that are expected to occur and the assessed value of which is expected to be included on the secured real property tax roll for the next Agency Fiscal Year.

(iii)    Developer’s Annual Report must cover the entire Project, even if Developer has Transferred part or all of its interest in property to a Transferee.
(iv)    Developer’s obligation to provide Annual Reports will terminate as to any portion of the Project as to which the DDA is terminated after Developer has provided to the Agency the Annual Report covering the Developer Fiscal Year during which the termination took effect.
(b)    Major Phase Audit. With respect to each Major Phase, except as to any portion for which the DDA has been terminated or unless otherwise Approved by the Agency Director, Developer shall submit to the Agency a final audited financial report for the Major Phase prepared by a CPA that updates all of the auditable financial matters included in previously submitted Annual Reports through the Audit Date, according to a scope of review Approved by the Agency (each, a “Major Phase Audit”). The cost of a Major Phase Audit will be a Soft Cost. Each Major Phase Audit is due no later than six (6) months after the later of the date (the “Audit Date”) that: (i) the last Lot in the Major Phase has been sold; or (ii) the Agency has issued the last Certificate of Completion for all of the Infrastructure in the Major Phase. But if the DDA has terminated as to the Major Phase for any reason (“Terminated Major Phase”), the Audit Date will be six (6) months after the later of the date of such termination or the date that Developer sells the last Lot it owns in the Terminated Major Phase. The date on which the Agency Approves the satisfaction of all requirements under this Financing Plan for such Major Phase Audit will be the “Major Phase Closing Date” for the applicable Major Phase.
(c)    Final Audit. No later than six (6) months after all Net Project Proceeds and any Net Available Increment that is to be distributed to Developer under this Financing Plan have been distributed (the “Final Audit Date”), Developer shall submit to the Agency a final audited financial report for the Project as a whole, except as to any portion for which the DDA has been terminated (the “Final Audit”), prepared by a CPA that updates all of the matters included in all Major Phase Audits through the Final Audit Date, according to a scope of review Approved by the Agency.
(d)    Developer Books and Records. Developer shall maintain books and records of all: (i) Gross Revenues; (ii) application of Funding Sources to Qualified Project Costs; and (iii) Project Costs, organized by Major Phases (the “Records”), in accordance with generally accepted accounting principles consistently applied, or in another auditable form Approved by the Agency. Developer shall maintain the Records for each Major Phase for at least four (4) years after the applicable Major Phase Closing Date, subject to Section 1.8(g). After reasonable notice, Developer shall make the Records available to the Agency at reasonable times.
(e)    Agency Records. The Agency agrees to provide copies of its annual Recognized Obligation Payment Schedule and audited financial statements relating to the BVHP Redevelopment Plan Area and the Shipyard Redevelopment Plan Area to Developer as soon as practicable following their public filing or release, until the Final Audit Date.

(f)    Accounting. Developer and the Agency will separately track the use of all Funding Sources in order to ensure that they are used only for purposes consistent with this Financing Plan.
(g)    Agency Audit; Costs. The Agency will have the right to conduct an audit (an “Agency Audit”) of each Major Phase Audit and of the Final Audit by notifying Developer of the Agency’s intent to conduct the Agency Audit. No more than one Agency Audit may be conducted on a Major Phase Audit or on the Final Audit and the Agency must notify Developer of the Agency’s intent to conduct an Agency Audit no more than three (3) years after having received the audit being audited by the Agency. The Agency will bear its own audit costs except where an Agency Audit reveals that either Qualified Project Costs are overstated or Gross Revenues are understated by five percent (5%) or more, in which case the Agency’s reasonable costs of the Agency Audit will be Agency Costs. The issue of whether Qualified Project Costs are overstated or Gross Revenues are understated by five percent (5%) or more may be arbitrated according to the procedures in article 15 of the DDA, but the arbitration must be conducted by arbitrators who have at least ten (10) years’ experience in arbitrating disputes involving complex financial accounting.
1.9    Unreimbursed Agency Costs. If: (a) Developer does not pay when due any Agency Costs or Agency Annual Fees; (b) the Agency obtains a final arbitration judgment for the payment of any portion of the disputed amount under article 15 of the DDA; and (c) the Agency makes demand for payment of the amount of the final arbitration judgment on the applicable Base Security, but does not receive payment within thirty (30) days after the Agency’s written demand, then the Agency may, to the extent permitted under applicable law, recover from any available proceeds of a Public Financing the amount of the final arbitration judgment, plus the Agency’s costs of collection and interest at the rate of ten percent (10%) per annum of the amount of the final judgment, calculated from the date the payment was due until paid in full, compounded annually. This provision will not apply to Agency Costs to be paid from the proceeds of any bond financing at the time of issuance from any proceeds of Public Financing as provided in the applicable Indenture or other governing documents, or from Project Grants according to their terms.
2.COMMUNITY FACILITIES DISTRICT FINANCING
2.1    Formation of CFDs.

(a)    Formation. The Agency Commission will establish all CFDs from time to time as Developer acquires Major Phases under the DDA or, if applicable, at Developer’s written request. For the avoidance of doubt, the Parties understand that the term “CFD” can mean either the creation of a new CFD or the creation of a new improvement area to an existing CFD (such as CFD No. 9). All CFDs will be formed and administered to achieve the Funding Goals and in accordance with the CFD Act and the CFD Goals. Developer acknowledges that the CFD Goals will prevail over any inconsistent terms in this Financing Plan, unless the Agency Commission in its sole discretion Approves a waiver of the CFD Goals. Any CFD may include separate improvement areas and tax zones. In addition, Developer and the Agency may agree to identify property for future annexation and additional public capital facilities for the Project to be financed under the CFD Act in the CFD formation documents. From time to time as Major Phases are ready for development, the Developer may annex, or cause to be annexed, pursuant to the CFD Law and any CFD proceedings associated with such CFD, the applicable Major Phase property to any existing CFD, in one or more existing or to-be-formed improvement areas.
(b)    Taxable Parcels. Developer and the Agency intend that Project Special Taxes and Maintenance Special Taxes will be levied against all Taxable Parcels for the purposes described in this Financing Plan and agree that all Exempt Parcels will be exempt from Project Special Taxes and Maintenance Special Taxes.
(c)    Petition.
(i)    After Developer takes title to a Major Phase or portion thereof (or at any other time permitted pursuant to the CFD Act), Developer may petition the Agency under the CFD Act to establish one or more CFDs within the Major Phase or portion thereof. In its petition, Developer may include proposed specifications for the CFD, including Assigned Project Special Tax Rates, Project Special Tax rates, anticipated Maintenance Special Taxes, CFD boundaries and any proposed improvement areas and tax zones within the CFD, the total tax burden that will result from the imposition of the Project Special Taxes and Maintenance Special Taxes (subject to the 2% Limitation for Taxable Residential Units), and other provisions. Developer’s proposed specifications will be based on Developer’s development plans, market analysis, and required preferences, but in all cases will be subject to this Financing Plan.
(ii)    Following the Agency’s receipt of a petition, Developer and the Agency will meet with the Agency’s financial advisors to determine principal terms of the proposed CFD. The Agency will have the right to reject any term of a proposed CFD that is inconsistent with the Funding Goals.
(iii)    The Agency and Developer acknowledge that CFD No. 9 has already been formed and the Agency designated Improvement Area No. 1 thereof and property as future annexation area. From time to time as Major Phases (or portions thereof) are ready for development, the Developer may annex, or cause to be annexed, pursuant to the CFD Law and the CFD No. 9 Proceedings, the applicable Major Phase property to CFD No. 9, in Improvement Area No. 1 or in one or more then-existing or to-be-formed improvement areas.
(iv)    Given the market sensitivity to special taxes on non-residential property, and to encourage non-residential development, in forming a new CFD or in annexing property from the future annexation area into CFD No. 9

(including to any then-existing or to-be-formed improvement area), the Developer shall include or annex Taxable Parcels that are non-residential into the new CFD or into CFD No. 9 for purposes of paying the Maintenance Special Taxes, but shall have the option for the first 1.7M square feet of non-residential development at the Candlestick Site (not including any non-residential square footage already exempted in the CFD No. 9 formation documents as of the Fourth Amendment Reference Date), as to whether to include or annex those same Taxable Parcels of non-residential property into the new CFD or into CFD No. 9 for purposes of paying Project Special Taxes and, if annexed, whether to exempt those Taxable Parcels from payment of Project Special Taxes. For non-residential development at the Candlestick Site in excess of 1.7M (not including any non-residential square footage already exempted in the CFD No. 9 formation documents as of the Fourth Amendment Reference Date), the Agency Director may, in his sole discretion, approve a request by Developer to not include or annex (or to exempt) any Taxable Parcel of non-residential property into the new CFD or into CFD No. 9 for purposes of paying Project Special Taxes. If the Developer elects to include or annex Taxable Parcels of non-residential property into the new CFD or into CFD No. 9 for purposes of paying Project Special Taxes, the Developer shall have the discretion to set the special tax rates for such Taxable Parcels of non-residential property, subject to the new CFD or CFD No. 9 Proceedings. The annexation of property from the future annexation area into CFD No. 9 shall not be considered change proceedings within the meaning of Section 2.6(a) herein.
(d)    Authorized Uses. Each CFD shall be authorized to finance all of the Qualified Project Costs and Additional Community Facilities irrespective of the geographic location of the improvements financed.
(e)    Joint Community Facilities Agreements. Under the CFD Act, the Agency may be required to enter into one or more joint community facilities agreements with Other Public Agencies. The Agency and the City have agreed that the Tax Allocation Agreement, which will be executed in connection with the DDA, is a joint community facilities agreement under the CFD Act for all of the Infrastructure to be financed by CFDs and owned or operated by the City. The Agency and Developer agree that they will take all steps necessary to procure the authorization and execution of any other required joint community facilities agreements with any applicable Other Public Agencies before the issuance of CFD Bonds that will finance Infrastructure to be owned or operated by such Other Public Agencies.
(f)    Notice of Special Tax Lien. Project Special Taxes and Maintenance Special Taxes will be secured by recordation in the Official Records of continuing liens against all Taxable Parcels in the applicable CFD.
2.2    Scope of CFD-Financed Costs. A CFD may finance only Qualified Project Costs and Additional Community Facilities that: (a) are financeable under the CFD Act; and (b) qualify under the Tax Laws, if the CFD Bonds are tax-exempt.

2.3    Parameters of CFD Formation.

(a)    Cooperation. Developer and the Agency agree to cooperate reasonably in developing an RMA for each CFD that is consistent with this Financing Plan and, to the extent consistent with this Financing Plan, Developer’s petition. Developer and the Agency will each use good-faith reasonable efforts at all times to furnish timely to the other, or to obtain and then furnish to the other, any information necessary to develop an RMA, such as legal boundaries of the property to be included and Developer’s plans for the types, sizes, numbers, and timing for construction of Buildings, within the applicable CFD. Each CFD will be subject to its own RMA and authorized bonded indebtedness limit.
(b)    RMA Consultants and Approval. The RMA for any CFD will be: (i) developed by the Agency’s special tax consultant, in consultation with Developer and the Agency’s staff and other consultants; (ii) consistent with Developer’s petition to the extent consistent with this Financing Plan; and (iii) subject to Agency Commission Approval in the resolution of formation. Project Special Taxes and Maintenance Special Taxes on any Taxable Parcel must not exceed any applicable maximum rate specified in the CFD Goals and this Financing Plan, unless otherwise Approved by the Agency Commission and Developer.
(c)    Priority Administrative Costs. In the formation process for each CFD, the Agency and Developer will agree on the amount of annual CFD administrative costs that will have first priority for payment by Project Special Tax based on: (i) actual administration costs of other community facilities districts of the Agency; (ii) the CFD’s complexity and size; and (iii) cumulative administration costs for all anticipated CFDs for the Project. The contracts for consultants administering the CFDs and the calculation of any Agency or City staff time deemed administration expenses will be determined in accordance with article 19 of the DDA.
(d)    Assigned Project Special Tax Rates for Developed Property. Each RMA will specify Project Special Tax rates for Developed Property within the CFD (each an “Assigned Project Special Tax Rate”). The Assigned Project Special Tax Rates for Developed Property may vary based on sizes, densities, types of Buildings to be constructed, and other relevant factors when the CFD is formed. Each RMA will establish Assigned Project Special Tax Rates assuming that any First Tranche CFD Bonds issued will have a debt service coverage-ratio of one hundred ten percent (110%), unless the Agency and Developer Approve a higher ratio to market the First Tranche CFD Bonds effectively.
(e)    Total Tax Obligation. The Assigned Project Special Tax Rates will be set so that the Total Tax Obligation on any Taxable Residential Unit within the CFD will not exceed two percent (2%) of the projected sales price of that Taxable Residential Unit calculated at the time of the resolution of intention to form the CFD or the annexation of property to the CFD (the “2% Limitation”). If an RMA is modified to increase the Project Special Tax rates, the Assigned Project Special Tax Rates will be modified so that the Total Tax Obligation on any Taxable Residential Unit within the CFD does not exceed the 2% Limitation when the proposed modification goes into effect. The 2% Limitation will not apply to non- residential property in a CFD.
(f)    Classification of Assessor’s Parcels. Each RMA will provide for the taxation of Developed Property and Undeveloped Property. Each RMA will identify all Exempt Parcels, which will be exempt from payment of Project Special Taxes.
(g)    Backup and Maximum Project Special Tax Rates. Each RMA will provide for: (i) backup Project Special Tax rates that will be applied to each Taxable Parcel in a tract map, improvement area, tax zone, condominium plan, or other identifiable area on Developed Property (each a “Backup Project Special Tax Rate”); and (ii) maximum Project Special Tax rates on Developed Property and Undeveloped Property (each a “Maximum Project Special Tax Rate”). The Maximum Project Special Tax Rate for a Taxable Parcel of Developed Property will be the greater of the applicable Assigned Project Special Tax Rate or the applicable Backup Project Special Tax Rate. Developer and the Agency will structure the Backup Project Special Tax Rates and Maximum Project Special Tax Rates for a CFD to be consistent with the funding goals established for the CFD, considering Developer’s development plans and preferences for structuring the Project Special Tax rates within the applicable CFD, and this Financing Plan.
(h)    Escalation of Special Tax Rates. The total projected taxes levied for a CFD must not exceed any maximum specified in the CFD Act. Each RMA will provide for annual increases in the Project Special Tax rates allowed under CFD Act unless Developer and the Agency agree otherwise.
(i)    Priority for Annual Levy of Special Taxes. Each RMA will provide for the levy of Project Special Taxes to fund debt service (not including capitalized interest), administrative costs, and Qualified Project Costs and, when authorized pursuant to Section 2.8, Additional Community Facilities to be financed by the CFD each year of its term (collectively, the “Special Tax Requirement”) according to the priorities set in the Indenture, until the Special Tax Requirement is fully satisfied. Each RMA must reflect the priorities set forth below:
(i)    First, Project Special Taxes will be levied on each Taxable Parcel of Developed Property at the applicable Assigned Project Special Tax Rate, regardless of whether CFD Bonds have been issued or the debt service requirements for any existing CFD Bonds, before applying any capitalized interest.
(ii)    Second, to the extent the funds to be collected under clause (i) will not be sufficient to satisfy the Special Tax Requirement in full after application of any capitalized interest, Project Special Taxes will be levied proportionately on each Taxable Parcel of Subsequent Owner Property, up to one hundred percent (100%) of the applicable Maximum Project Special Tax Rate.
(iii)    Third, to the extent the funds to be collected under clauses (i) and (ii) will not be sufficient to satisfy the Special Tax Requirement in full after application of any capitalized interest, Project Special Taxes will be levied proportionately on each Taxable Parcel of Undeveloped Property that is not Subsequent Owner Property, up to one hundred percent (100%) of the applicable Maximum Project Special Tax Rate.
(iv)    Fourth, to the extent the funds to be collected under clauses (i), (ii), and (iii) will not be sufficient to satisfy the Special Tax Requirement in full after application of any capitalized interest, additional Project Special Taxes will be levied proportionately on each Taxable Parcel of Developed Property, so long as the total levy on Developed Property under clauses (i) and (iv) does not exceed the applicable Maximum Project Special Tax Rate.
(j)    Use of Remainder Taxes. All Remainder Taxes for each CFD will be deposited in the applicable Remainder Taxes Project Account on the day following the Principal Payment Date. With respect to each CFD:
(i)    before the applicable CFD Conversion Date, funds in the applicable Remainder Taxes Project Account will be applied, from time to time at Developer’s request, to finance Qualified Project Costs;
(ii)    after the applicable CFD Conversion Date, funds in the applicable Remainder Taxes Project Account will be applied to finance Additional Community Facilities or any other purpose allowed under the CFD Act at the Agency’s sole option;
(iii)    Remainder Taxes will not be deemed or construed to be pledged for payment of debt service on any CFD Bonds, and neither Developer nor any other Person will have the right to demand or require that the Agency use funds in any Remainder Taxes Project Account to pay CFD Bond debt service; and
(iv)    the distribution of Remainder Taxes to fund Qualified Project Costs or Additional Community Facilities as provided in this Financing Plan will be authorized in the applicable RMA and Indenture.
(k)    Prepayment. Unless otherwise agreed by the Successor Agency and the Developer, the RMA will include provisions allowing a property owner within the CFD that is not in default of its obligation to pay Project Special Taxes to prepay Project Special Taxes in full or in part based on a formula that will require payment of the property owner’s anticipated total Project Special Tax obligation. Prepaid Project Special Taxes will be placed in a segregated account in accordance with the applicable Indenture.

The RMA and the Indenture will specify the use of prepaid Project Special Taxes. Developer and the Agency agree that Maintenance Special Taxes cannot be prepaid.
(l)    Amendment to RMA. Each RMA must be consistent with this Financing Plan. Nothing in this Financing Plan will prevent an amendment of any RMA for a CFD under its terms or under Change Proceedings.
(m)    Reducing Project Special Tax Rates Before Issuance of First Tranche CFD Bonds. An RMA may contain a provision that allows Developer to request that the Total Tax Obligation be recalculated and Project Special Tax rates be reduced before any First Tranche CFD Bonds are issued so that the Total Tax Obligation does not exceed two percent (2%) of the actual or projected sales prices of Taxable Residential Units at the time of recalculation. Subject to the CFD Act, but only if expressly permitted and defined in the RMA, after consultation with Developer regarding its request, the Agency may elect to reduce Project Special Tax rates administratively without the vote of the qualified CFD electors before First Tranche CFD Bonds are issued. If expressly permitted and defined in the RMA, a reduction in one taxing category does not have to be proportionate to the reduction in any other taxing category (i.e., disproportionate reductions may be expressly allowed in the RMA). If the Maximum Project Special Tax Rate is permanently reduced, the Agency will record timely an appropriate instrument in the Official Records.
2.4    Issuance of CFD Bonds.

(a)    Issuance. Subject to Agency Commission Approval and Sections 4.4 and 4.5, the Agency, on behalf of the CFD, intends to issue CFD Bonds for purposes of this Financing Plan. Developer may submit written requests that the Agency issue First Tranche CFD Bonds, specifying requested issuance dates, amounts, and main financing terms. Following Developer’s request, Developer and the Agency will meet with the Agency’s public financing consultants to determine reasonable and appropriate issuance dates, amounts, and main financing terms. The Agency will have the right to reject any term that is inconsistent with the Funding Goals.
(b)    Value-to-Lien Ratio. The appraised or assessed value-to-lien ratio required for each First Tranche CFD Bond issue will be three to one (3:1), unless otherwise required by the CFD Act or the mutual agreement of Developer and the Agency Commission.
(c)    Term. Subject to Section 2.8, First Tranche CFD Bonds will have a term of not less than thirty (30) years and not more than forty (40) years unless Developer and the Agency agree otherwise.
2.5    Use of Proceeds

(a)    First Tranche CFD Bond Proceeds. Subject to the Tax Laws, the CFD Act, and the CFD Goals, First Tranche CFD Bond proceeds will be used in the following order of priority: (i) to fund required reserves and pay costs of issuance; (ii) to fund capitalized interest amounts, if any; (iii) to pay Qualified Pre-Agreement Costs; and (iv) to pay outstanding Qualified Project Costs and, when authorized pursuant to Section 2.8, Additional Community Facilities. The remainder will be deposited into the CFD Bonds Project Account as designated in the Indenture and must be used only to pay for Qualified Project Costs and, when authorized pursuant to Section 2.8, Additional Community Facilities.
(b)    Qualified Project Costs; Additional Community Facilities. By this Financing Plan, the Agency pledges the proceeds of First Tranche CFD Bonds on deposit in CFD Bonds Project Accounts or as otherwise provided in the applicable Indenture and all Remainder Taxes on deposit in the Remainder Taxes Project Accounts to finance Qualified Project Costs and, when authorized pursuant to Section 2.8, Additional Community Facilities. In furtherance of this pledge, the Agency agrees to levy Project Special Taxes in each Agency Fiscal Year in accordance with the applicable RMA and this Financing Plan.
2.6    Miscellaneous CFD Provisions.

(a)    Change Proceedings. Subject to the limitations in this Financing Plan, including the Funding Goals and Sections 4.4 and 4.5, and so long as the proposed changes do not adversely affect the ability of the Agency to issue Second Tranche CFD Bonds or apply the Remainder Taxes to Additional Community Facilities pursuant to Section 2.8, the Agency will not reject unreasonably Developer’s request to conduct Change Proceedings under the CFD Act to: (i) make any changes to an RMA, including amending the rates and method of apportionment of Project Special Taxes; (ii) increase or decrease the authorized bonded indebtedness limit within a CFD; (iii) annex property not identified as future annexation area into or remove property from a CFD; (iv) add additional public capital facilities for the Project; or (v) take other actions reasonably requested by Developer. For purposes of this Section 2.6(a), the Agency agrees that none of the following changes will be deemed to adversely affect the ability of the Agency to issue Second Tranche CFD Bonds or apply the Remainder Taxes to Additional Community Facilities pursuant to Section 2.8: (A) increasing or decreasing the Project Special Tax rates in an RMA for any land use classification, provided that: (1) any decrease in Project Special Tax rates will not cause the Total Tax Obligation on a Taxable Residential Unit to be less than one and one-half percent (1.50%) of the projected sales price of such Taxable Residential Unit calculated at the time of the resolution of consideration for such proposed change; (2) the Project Special Tax rates on non-residential property (if any) will not decrease by more than fifty percent (50%) of the rates for such non-residential property set forth in the initial RMA; and (3) the Maintenance Special Taxes are not reduced; (B) increasing the authorized bonded indebtedness limit; and (C) authorizing the financing of additional public capital facilities for the Project.
(b)    Maintaining Levy of CFD Financing. Under section 3 of article XIIIC of the California Constitution, voters may, under certain circumstances, vote to reduce or repeal the levy of special taxes in a community facilities district. However, the California Constitution does not allow the reduction or repeal to result in an impairment of contract. The purpose of this Section 2.6(b) is to give notice that: (i) the DDA (including this Financing Plan) is a contract between the Agency and Developer; (ii) the financing of the Qualified Project Costs and the Additional Community Facilities through the application of CFD Bond proceeds (which are secured by Project Special Taxes) and Remainder Taxes is an essential part of the consideration for the contract; (iii) the financing of Ongoing Park Maintenance through the application of Maintenance Special Taxes is an essential part of the consideration for the contract; and (iv) any reduction in the Agency’s ability to levy and collect Project Special Taxes or Maintenance Special Taxes would materially impair Developer’s and the Agency’s contract. To further preserve the contract discussed above, the Agency agrees that: (A) until all First Tranche CFD Bonds have been repaid in full or defeased before maturity for any reason other than a refunding, it will not initiate or conduct proceedings under the CFD Act to reduce the Project Special Tax rates or the Maintenance Special Taxes except at Developer’s written request (pursuant to Section 2.6(a) or otherwise) or if legally compelled to do so (e.g., by a final order of a court of competent jurisdiction); and (B) if the voters adopt an initiative ordinance under section 3 of article XIIIC of the California Constitution that purports to reduce, repeal, or otherwise alter the Project Special Tax rates or Maintenance Special Taxes before all First Tranche CFD Bonds have been repaid in full or defeased before maturity for any reason other than a refunding, the Agency will meet and confer with Developer to consider commencing and pursuing reasonable legal action to preserve the Agency’s ability to comply with this Financing Plan.
(c)    Covenant to Foreclose. The Agency will covenant with CFD bondholders to foreclose the lien of delinquent Project Special Taxes consistent with the general practice for community facilities districts in California and otherwise as determined by the Agency in consultation with its underwriter or financial advisor for the CFD Bonds and other consultants, subject to applicable laws.
(d)    Reserve Fund Earnings. The Indenture for each issue of First Tranche CFD Bonds will provide that earnings on any reserve fund that are not then needed to replenish the reserve fund to the reserve requirement will be transferred to: (i) the CFD Bonds Project Account for allowed uses until it is closed in accordance with the Indenture; then (ii) the debt service fund held by the Fiscal Agent under the Indenture.
(e)    Authorization of Reimbursements. The Agency will take all actions necessary to satisfy section 53314.9 of the Government Code or any similar statute subsequently enacted to use First Tranche CFD Bond proceeds and Remainder Taxes to reimburse Developer for: (i) CFD formation and First Tranche CFD Bond issuance deposits; and (ii) advance funding of Qualified Project Costs.

(f)    Material Changes to the CFD Act. If material changes to the CFD Act after the Reference Date make CFD Bonds or Remainder Taxes unavailable or severely impair their use as a source for financing the Qualified Project Costs or Additional Community Facilities, the Agency and Developer will negotiate in good faith as to a substitute public financing program equivalent in nature and function to CFDs.
2.7    Maintenance CFDs.

(a)    Sources to Pay for Ongoing Park Maintenance Costs. Developer and the Agency understand that the City and the Agency are responsible for Ongoing Park Maintenance, and financing Ongoing Park Maintenance is of paramount importance to the City, the Agency, and Developer. Therefore, Developer agrees to establish a Maintenance CFD and supporting framework to finance Ongoing Park Maintenance. The supporting framework may include assessments through a property owners association. A Maintenance CFD may be part of a CFD formed to finance Qualified Project Costs and Additional Community Facilities, so long as the term of the Maintenance CFD is perpetual, and Maintenance Special Taxes will be separately calculated and collected (e.g., as “Special Tax B”) against Taxable Parcels. Under the CFD Act, Maintenance Special Taxes cannot finance Qualified Project Costs or Additional Community Facilities or be pledged or used to pay CFD Bonds. The Agency agrees to use Maintenance Special Taxes only to pay for Ongoing Park Maintenance within the Project Site. All Maintenance CFDs will have perpetual terms and levy Maintenance Special Taxes in perpetuity.
(b)    Funded Costs. Developer agrees to petition for and vote in favor of, and the Agency agrees to undertake proceedings to form, a Maintenance CFD for the purpose of providing monies to contribute to Ongoing Park Maintenance. Developer and the Agency agree that the amount of Maintenance Special Taxes for Taxable Residential Units will be equal to one tenth of one percent (0.1%) of the projected sales price of those Taxable Residential Units, calculated at the time of the resolution of intention to form the Maintenance CFD, and with annual increases in an amount that is the lesser of: (i) the increase, if any, in the Consumer Price Index (CPI) for All Urban Consumers in the San Francisco-Oakland—San Jose region (base years 1982-1984=100) published by the Bureau of Labor Statistics, or if such index is no longer published, a similar escalator that is determined by the Successor Agency to be appropriate in its reasonable discretion; and (ii) five percent (5%). The Agency and Developer will determine the amount of Maintenance Special Taxes to be levied on Taxable Parcels that are not Taxable Residential Units based on Developer’s development plans and the market for non-residential property (both CFD-encumbered and non-CFD-encumbered).
(c)    Developer and the Agency anticipate that the proceeds of Maintenance Special Taxes levied in a Maintenance CFD will pay all costs of Ongoing Park Maintenance.

(d)    Other Terms. Ongoing Park Maintenance costs will not be payable from Net Available Increment. Exempt Parcels will be exempt from Maintenance Special Taxes.
(e)    Covenants. Developer agrees to establish covenants, conditions, and restrictions Approved by the Agency, to be recorded in the Official Records before any Lots are sold, obligating every owner of a Taxable Parcel in the Project Site to pay an amount equivalent to Maintenance Special Taxes that would be levied in a Maintenance CFD if for any reason the Maintenance CFD or its taxing powers are ever eliminated or reduced for any reason, including any vote of the qualified electors in the CFD.
(f)    Total Tax Obligation. The Agency and Developer will take into account any Maintenance Special Taxes to be levied in sizing any First Tranche CFD Bonds to be issued to finance Qualified Project Costs.
2.8    CFD Limitations.

(a)    The Agency and Developer agree that each CFD will be formed so that the proceeds of CFD Bonds and Remainder Taxes may be applied to accomplish both of the following goals: (i) first, to finance Qualified Project Costs; and (ii) second, to finance Additional Community Facilities. To accomplish these goals in the priority order set forth in the previous sentence, and subject to the limitations set forth in this Section 2.8, and in light of the 2% Limitation and the CFD Goals:
(i)    each CFD will be authorized to finance both the Qualified Project Costs and the Additional Community Facilities;
(ii)    for each CFD, the term for levying Project Special Taxes will be established at no less than eighty-five (85) years from the first issuance of CFD Bonds in such CFD; and
(iii)    for each CFD, the amount of authorized bonded indebtedness will be established to allow the issuance of First Tranche CFD Bonds to finance Qualified Project Costs and Second Tranche CFD Bonds to finance Additional Community Facilities.
(b)    The CFD Conversion Date shall be calculated separately for each CFD.
(c)    For each CFD, until the applicable CFD Conversion Date, the applicable First Tranche CFD Bonds will be issued, and the applicable Remainder Taxes will be levied and used, exclusively to finance Qualified Project Costs unless Developer, in its sole discretion, consents otherwise in writing.
(d)    For each CFD, after the applicable CFD Conversion Date: (i) the Agency may issue the applicable Second Tranche CFD Bonds and levy and use the applicable

Remainder Taxes to finance Additional Community Facilities or for any other purpose authorized under the CFD Act; (ii) the Agency in its sole discretion will determine the timing, amounts, main financing terms, and use of proceeds of the applicable Second Tranche CFD Bonds; and (iii) any constraints on the Agency’s discretion under Sections 2.1(c) and 2.3 with respect to the applicable CFD will be terminated.
(e)    For each CFD, the Agency and Developer agree that the Agency is not obligated to issue First Tranche CFD Bonds (including refunding bonds) within the applicable CFD with a final maturity date that is more than forty-two (42) years after the issuance of the first series of First Tranche CFD Bonds in such CFD without the Approval of the Agency Commission in its sole discretion. Unless the Agency and Developer agree otherwise, any CFD Bonds issued to refund First Tranche CFD Bonds shall comply with applicable provisions of the CFD Act pursuant to which refunding bonds will not result in a reduction of the total authorized amount of the bonded indebtedness of a CFD and, in any event, the final maturity date of the refunding bonds shall not exceed the latest maturity date of the First Tranche CFD Bonds being refunded. The previous sentence shall not prevent the issuance of a series of First Tranche CFD Bonds for new money and refunding purposes, so long as the portion of the First Tranche CFD Bonds attributable to the refunding purpose meets the requirements of the previous sentence.
(f)    The Additional Community Facilities to be authorized within each CFD include future improvements necessary to ensure that the shoreline, public facilities, and public access improvements will be protected should sea level rise exceed sixteen (16) inches at the perimeter of the Project Site as set forth in the Mitigation Measures (the “Mitigation Measures Improvements”). If required to be constructed or installed pursuant to the Mitigation Measures, the Agency agrees to finance the Mitigation Measures Improvements through the proceeds of Second Tranche CFD Bonds and the Remainder Taxes that become available to the Agency pursuant to this Section 2.8, all in the manner required by the Mitigation Measures.
(g)    Pursuant to the definition contained in Section 5.2, the term “CFD” means an Improvement Area if one has been so designated. Accordingly, wherever the word “CFD” appears in this Section 2.8, including Section 2.8(b), it also means Improvement Area (with the result that the CFD Conversion Date shall be calculated separately for each Improvement Area).
3.TAX INCREMENT FINANCING
3.1    Net Available Increment.

(a)    Pledge of Net Available Increment. The City and the Agency entered into the Tax Allocation Agreement to facilitate implementation of this Financing Plan, under which the Agency states its intention to incur indebtedness and pledge and use Net

Available Increment for the repayment of the indebtedness, and the City agrees to the Agency’s indebtedness and pledge and use of Net Available Increment as provided in this Financing Plan. Under the DDA, Developer has agreed to develop the Project Site in the manner set forth in the DDA, and under this Financing Plan the Agency has agreed to reimburse Developer for Qualified Project Costs incurred in connection with such development in the amounts and in the manner set forth in this Financing Plan. The total amount of the indebtedness incurred by the Agency is set forth as the “Qualified Project Costs” for the Project as a whole in the Summary Proforma. The Agency’s obligation contained in this Financing Plan is an “indebtedness” of the Agency under section 33670(b) of the CCRL that is secured by a pledge of Net Available Increment by the Agency. While the Agency shall comply with the Bonded Indebtedness Limit in the issuance of Tax Allocation Debt, the Bonded Indebtedness Limit does not limit the amount of the “indebtedness” of the Agency under this Financing Plan. The Agency represents and warrants that there are no other pledges of Net Available Increment to any other “indebtedness” of the Agency under the CCRL except for the Agency-Wide Indebtedness and the Existing Indebtedness.
(b)    Agency Budget. Subject to the CCRL, the Funding Goals and Sections 3.2, 3.3, and 3.4, and based upon the information provided by Developer under this Article 3, the Agency agrees to:
(i)    budget the expenditure of the expected Net Available Increment only to: (A) pay debt service due in the next Agency Fiscal Year on any applicable Public Financing incurred or to be incurred to pay Qualified Project Costs; and (B) pay or reimburse Developer for Qualified Project Costs;
(ii)    budget the expenditure of the expected Housing Increment only to: (A) pay debt service due in the next Agency Fiscal Year on any tax allocation debt issued or to be issued to finance its affordable housing obligations under the Below-Market Rate Housing Plan; (B) pay costs incurred in meeting its affordable housing obligations under the Below-Market Rate Housing Plan; (C) repay the Citywide Housing Advance; and (D) distribute otherwise as provided in Section 3.4(a)(ii);
(iii)    use its best efforts to obtain the Board of Supervisors’ budget approval; and
(iv)    apply any Net Available Increment and Housing Increment it receives to the budgeted purposes, subject to the covenants of the applicable Indentures for Tax Allocation Debt, Supplemental Obligation Financing, and the Funding Goals.
(c)    Tax Allocation Debt. Developer may submit written requests that the Agency issue Tax Allocation Debt for purposes of this Financing Plan, specifying requested issuance dates, amounts, and main financing terms. Following Developer’s request, Developer and the Agency will meet with the Agency’s public financing consultants to determine reasonable and appropriate issuance dates, amounts, and principal financing terms. The Agency will have the right to reject any term that is inconsistent with the Funding Goals and agrees to issue Tax Allocation Debt to the extent that the terms of financing are consistent with the Funding Goals.
(d)    Reassessment Notice Requirements. . The Agency has agreed to issue Tax Allocation Debt at Developer’s request as set forth in Section 3.1(c), and the Developer acknowledges and agrees that reductions in the assessed value of Taxable Parcels could materially affect the Agency’s ability to pay scheduled debt service on the Tax Allocation Debt when due and constrain the Agency’s willingness to approve the issuance of Tax Allocation Debt. Accordingly, the Developer hereby agrees that, until the earlier of (i) the date on which (A) there are no authorized uses of the Net Available Increment and neither the Developer nor the Agency expects there to be any further such authorized uses and (B) the final date for receiving Net Available Increment under the Redevelopment Plans, the Developer will inform the Agency Director in writing of its intent to initiate a proceeding (a “Reassessment Proceeding”) under the California Revenue and Taxation Code to reassess the value of the Taxable Parcels owned by the Developer at least 90 days prior to initiating the Reassessment Proceeding. Any such notice shall identify the Developer’s opinion of the value of the property. The Developer acknowledges that the Agency is requesting prior written notice so the Agency Director can inform the members of the Agency Commission of the Developer’s intent to initiate a Reassessment Proceeding and the potential impact on outstanding Tax Allocation Debt. If the Agency Director concludes that the Reassessment Proceedings may materially impact outstanding Tax Allocation Debt, the Agency Director may also recommend that the Agency provide a voluntary notice of the Developer’s intent to initiate a Reassessment Proceeding on the Municipal Securities Rulemaking Board’s Electronic Municipal Market Access site. In addition, the Developer acknowledges and agrees that any decision by the Developer to initiate a Reassessment Proceeding will be accounted for in the Agency’s risk analysis in connection with the issuance of Tax Allocation Debt in the future.
Developer and the Agency understand and agree that the Agency would not be willing to enter into this Financing Plan without the agreement set forth in this Section 3.1(d).
(e)    Debt Service Reserve Funds. In connection with the issuance of any Tax Allocation Debt, the Agency shall establish one or more debt service reserve funds. The amount of such reserve funds shall be determined by the Agency after consultation with Developer, and shall be based upon the Funding Goals and the factors described in Section 4.4(b)(iv). Such reserve funds may be funded with proceeds of Tax Allocation Debt, reserve fund earnings and Net Available Increment in accordance with Sections 3.2(b) and 3.3(b).
3.2    Shipyard Net Available Increment.

(a)    Pledge of Shipyard Net Available Increment. The Agency pledges and agrees to use Shipyard Net Available Increment towards the payment of Qualified Project Costs. The Agency will take all actions necessary under the Tax Allocation Agreement to ensure that Shipyard Net Available Increment will be available for purposes of this Financing Plan, including filing an annual Recognized Obligation Payment Schedule and other actions described in the Tax Allocation Agreement. For avoidance of doubt, Shipyard Net Available Increment may be used to pay all Qualified Project Costs, including those incurred in Phase 2 of the Shipyard Redevelopment Plan Area and Zone 1 of Project Area B of the BVHP Redevelopment Plan Area. Except as described in Section 3.4(a) of this Financing Plan, no tax increment revenues arising from any Agency redevelopment project area or sub-area outside of the Project Site may be obligated in any way (through direct pledges, cross-collateralization, or otherwise) to pay Shipyard Project Costs under this Financing Plan without the Approval of the Agency Commission, the Oversight Board of the City and County of San Francisco, the California Department of Finance, and, with respect to cross-collateralization, the Board of Supervisors, each in its sole discretion.
(b)    Use of Shipyard Net Available Increment. After paying or setting aside amounts needed for debt service due on Tax Allocation Debt secured by or payable from Shipyard Net Available Increment during the Agency Fiscal Year, the Agency will use Shipyard Net Available Increment to reimburse Developer’s Qualified Project Costs pursuant to this Financing Plan and the Recognized Obligation Payment Schedule. In addition, upon and as allocated in Developer’s written request, the Agency will use all or any part of Shipyard Net Available Increment to:
(i)    pay debt service on other Public Financing to the extent it financed Qualified Project Costs;
(ii)    refund or defease before maturity a Public Financing that financed Qualified Project Costs;
(iii)    pay any Agency Costs due and payable under the DDA; or
(iv)    apply to any other use allowable under the CCRL or this Financing Plan.
3.3    Candlestick Net Available Increment.

(a)    Pledge of Candlestick Net Available Increment. The Agency pledges and agrees to use Candlestick Net Available Increment towards the payment of Qualified Project Costs. The Agency will take all actions necessary under the Tax Allocation Agreement to ensure that Candlestick Net Available Increment will be available for purposes of this Financing Plan, including filing an annual Recognized Obligation Payment Schedule and other actions described in the Tax Allocation Agreement. For avoidance of doubt, Candlestick Net Available Increment may be used to pay all Qualified Project Costs, including those incurred in Phase 2 of the Shipyard Redevelopment Plan Area and Zone 1 of Project Area B of the BVHP Redevelopment Plan Area.
(b)    Use of Candlestick Net Available Increment. After paying or setting aside amounts needed for debt service due on Tax Allocation Debt secured by or payable from Candlestick Net Available Increment during the Agency Fiscal Year, the Agency will use Candlestick Net Available Increment to reimburse Developer’s Qualified Project Costs pursuant to this Financing Plan. In addition, upon and as allocated in Developer’s written request, the Agency will use all or any part of Candlestick Net Available Increment to:
(i)    pay debt service on other Public Financing to the extent it financed Qualified Project Costs;
(ii)    refund or defease before maturity a Public Financing that financed Qualified Project Costs;
(iii)    pay any Agency Costs due and payable under the DDA; or
(iv)    apply to any other use allowable under the CCRL or this Financing Plan.
3.4    Housing Increment.

(a)    Use of Housing Increment.
(i)    Developer acknowledges that the Agency will use tax increment funds in the Low and Moderate Income Housing Fund generated from redevelopment project areas and sub-areas other than the Project Site to provide funds for the Alice Griffith Replacement Project under the Below-Market Rate Housing Plan (the “Citywide Housing Advance”).
(ii)    The Agency agrees to budget and use Housing Increment from the Project Site in accordance with the CCRL to pay in the following order of priority: (A) the Agency’s unreimbursed costs of predevelopment, development, and construction of the Alice Griffith Replacement Projects developed or to be developed within the Project Site under the Below-Market Rate Housing Plan; (B) the outstanding unreimbursed balance of the Citywide Housing Advance; (C) the Agency’s costs of predevelopment, development, and construction of Agency Affordable Units developed or to be developed within the Project Site under the Below-Market Rate Housing Plan (the “Agency Affordable Housing Costs”); (D) Developer’s unreimbursed Alice Griffith Costs to the extent allowed under section 33334.2 of the CCRL; and (E) any other authorized uses of the Low and Moderate Income Housing Fund.

(b)    Goal for Shipyard Housing Increment. The Shipyard Redevelopment Plan establishes a goal for the Agency to use no less than the amount of the Shipyard Housing Increment for purposes articulated in section 33334.2 of the CCRL. The Agency and Developer agree that: (i) except as otherwise Approved by Developer and the Agency, each in its sole discretion in connection with cross-collateralization, the Agency will use the Shipyard Housing Increment exclusively to satisfy the Agency Affordable Housing Costs for the Shipyard Site in compliance with section 33334.2 of the CCRL; and (ii) the Agency expects to exceed this goal for the Shipyard Site through other activities under the DDA by the Agency’s use of Shipyard Housing Increment and Shipyard Net Available Increment for: (A) Agency Affordable Housing Costs; and (B) reimbursing Developer’s Qualified Project Costs for Infrastructure supporting the Affordable Units and other Qualified Project Costs to the extent allowed under the CCRL and the Tax Laws.
(c)    Goal for Candlestick Housing Increment. In accordance with Board of Supervisors Resolution No. 427-05 and Agency Resolution No. 134-2005, the BVHP Redevelopment Plan establishes a policy goal for the Agency to use no less than fifty percent (50%) of the tax increment revenues allocated to the Agency (excluding statutory pass-through payments) for the Agency’s work program for the Candlestick Site as described in its annual budget. The Agency and Developer agree that: (i) except as otherwise Approved by Developer and Agency, each in its sole discretion in connection with cross-collateralization, the Agency will use the Candlestick Housing Increment exclusively to satisfy the Agency Affordable Housing Costs for the Candlestick Site in compliance with section 33334.2 of the CCRL; and (ii) the Agency expects to exceed its policy goal for the Candlestick Site through other activities under the DDA by the Agency’s use of Candlestick Housing Increment and Candlestick Net Available Increment for: (A) Agency Affordable Housing Costs; and (B) reimbursing Developer’s Qualified Project Costs for Infrastructure supporting the Affordable Units and other Qualified Project Costs to the extent allowed under the CCRL and the Tax Laws.
3.5    Budget Procedures.
(a)    Estimate of Net Available Increment. No later than November 1 of each year, Agency staff will meet and confer with Developer with respect to the projected amount of Net Available Increment for the next Agency Fiscal Year for each Major Phase. The Agency will provide Developer with: (i) the Agency’s good faith estimates for the next Agency Fiscal Year of: (A) Net Available Increment (based, in part, upon information provided by Developer as to any new development and Transfers of property); (B) the amount of any debt service on Public Financings secured by a pledge of and expected to be paid from Net Available Increment; and (C) the Mandated Payment Pro-Rata Portion for each of the Candlestick Site and the Shipyard Site that is due or expected to be due in the next Agency Fiscal Year; and (ii) the outstanding unreimbursed balance of the Citywide Housing Advance and the amount of Housing Increment that has been used to repay the Citywide Housing Advance to the Low and Moderate Income Housing Fund. The November 1 date referred to in this Section 3.5(a) is based on the current Recognized Obligation Payment Schedule (ROPS) process established by the

Department of Finance. Developer and the Agency will adjust the dates as appropriate if either the ROPS process or City and Agency budget processes are altered in the future.
(b)    Purpose of Pledge. Developer and the Agency intend to use all Net Available Increment in each Agency Fiscal Year as provided in this Financing Plan, and the Agency agrees to: (i) prepare its annual budget and Recognized Obligation Payment Schedule to reflect its obligations under this Financing Plan; and (ii) reclassify as Net Available Increment any Mandated Payment Pro-Rata Portion identified in the previous Agency budget (as it may be revised) if the requirement to make the Mandated Payment is satisfied without applying all or any part of such Mandated Payment Pro-Rata Portion or the Mandated Payment Pro-Rata Portion is otherwise released. Developer agrees that as long as the Agency is discharging fully all of its duties under the DDA and the Tax Allocation Agreement to pledge, obtain, and use all Net Available Increment for Qualified Project Costs, the Agency will not be liable to Developer if the Board of Supervisors fails to Approve the Agency’s budget or if the Department of Finance fails to approve the Recognized Obligation Payment Schedule, or if Net Available Increment the Agency actually receives in any Agency Fiscal Year is not sufficient to pay all budgeted costs. Qualified Project Costs that Developer incurs will be eligible for reimbursement from Funding Sources in each Agency Fiscal Year until reimbursed.
(c)    Existing Indebtedness. Developer and Agency acknowledge that: (i) the Agency has previously issued the Existing Indebtedness as part of the Agency’s customary tax allocation bond financing that is secured by its pledge of tax increment from the BVHP Redevelopment Plan Area; (ii) the Agency has previously incurred additional indebtedness relating to its obligation to replenish certain reserve funds associated with bonds issued by certain project areas (the “Agency-Wide Indebtedness”); (iii) the Agency’s repayment of the Agency-Wide Indebtedness is secured in part by its pledge of tax increment from several of its project areas, including the BVHP Redevelopment Plan Area (the “Cross-Collateralization Pledge”); and (iv) it would be a violation of the Agency’s debt obligations for the Agency to refuse to use Net Available Increment not otherwise pledged to pay Tax Allocation Debt if required to meet the Agency’s payment obligations for the Agency-Wide Indebtedness. In keeping with the Funding Goals, however, the Agency agrees that, when it is required to make any payments on the Existing Indebtedness or on the Agency-Wide Indebtedness under the Cross-Collateralization Pledge, to the extent that doing so will not violate any Indenture or other instruments governing the Existing Indebtedness or the Agency-Wide Indebtedness, the Agency will make such payments using sources of Agency funds other than the Candlestick Increment and the Shipyard Increment. Developer agrees that the Agency’s obligation under this Section 3.5(c) does not require the Agency to incur additional indebtedness to meet its Existing Indebtedness or Agency-Wide Indebtedness payment obligations. The Agency agrees that on and after the Reference Date, except for any Public Financing contemplated by this Financing Plan, the Agency will not incur any new or additional “indebtedness” (including any new or additional tax allocation bonds) under the CCRL the repayment of which is secured by a pledge of Candlestick Increment or Shipyard Increment, without Developer’s Approval in its sole discretion.

(d)    Mandated Payment.
(i)    Developer acknowledges that on and after the Reference Date, the Agency may be required to satisfy a valid payment obligation imposed by a Change in Law on the Agency in an Agency Fiscal Year, such as a required payment into the State’s Education Revenue Augmentation Fund (a “Mandated Payment”). If the Agency must make a Mandated Payment, Developer and the Agency agree that after the Agency has paid debt service on all outstanding Public Financing secured by and payable from Net Available Increment in the applicable Agency Fiscal Year, the Agency may satisfy a portion of the Mandated Payment from Candlestick Increment Available and Shipyard Increment Available, in each case not exceeding the amount of the applicable Mandated Payment Pro-Rata Portion. If a Mandated Payment is imposed on the Agency after the meet and confer process described in Section 3.5(a), the Agency and Developer shall meet and confer to discuss a modification to the Agency Fiscal Year budget for purposes of making the Mandated Payment in accordance with this Section 3.5(d).
(ii)
“Candlestick Increment Available” means the amount of tax increment revenue that is available from the Candlestick Site, as reasonably determined by Agency for the Agency Fiscal Year in which any Mandated Payment must be made, after the Agency has met and conferred with Developer in accordance with Section 3.5(a) and this Section 3.5(d), based on the enumerated factors set forth in the definition of Tax Increment Available.
“Expected Net Available Increment” is the aggregate amount of Net Available Increment that would have been available to Developer in an applicable Agency Fiscal Year if the Mandated Payment had not been required.
“Mandated Payment Extension” means a period calculated as a proportion of a calendar year, based on the ratio of the Mandated Payment Pro- Rata Portion to the Expected Net Available Increment for the Agency Fiscal Year in which the Mandated Payment is made, as such amount is determined under Section 3.5(a) (e.g., if the Mandated Payment Pro-Rata Portion is equal to one- half (½) of the Expected Net Available Increment, then the Mandated Payment Delay will be one-half (½) of a year, or six (6) months).
“Mandated Payment Pro-Rata Portion” means the amount of Candlestick Increment Available and Shipyard Increment Available to be included in any Mandated Payment in any applicable Agency Fiscal Year, calculated according to the following formula:

Amount of Mandated Payment	X	Candlestick Increment Available + Shipyard Increment Available
(Tax Increment Available)

“Shipyard Increment Available” means the amount of tax increment revenue that is available from the Shipyard Site, as reasonably determined by Agency for the Agency Fiscal Year in which any Mandated Payment must be made, after the Agency has met and conferred with Developer in accordance with Section 3.5(a) and this Section 3.5(d), based on the enumerated factors set forth in the definition of Tax Increment Available.
“Tax Increment Available” means the amount of tax increment revenue that is available in the aggregate from all redevelopment project areas under the Agency’s jurisdiction, as reasonably determined by the Agency for the Agency Fiscal Year in which the Mandated Payment must be made, after the Agency has met and conferred with Developer in accordance with Section 3.5(a) and this Section 3.5(d), based on the following factors for each redevelopment project area:
1.the amount of tax increment revenue after the deduction of statutory pass-through payments to affected taxing entities under section 33607.5 of the CCRL;
2.the amount of tax increment revenue after the deduction of the amount to be deposited in the Low and Moderate Income Housing Fund under section 33334.2 of the CCRL, Board of Supervisors Resolution No. 427-05, and Agency Resolution No. 134-2005;
3.the amount of tax increment revenue after deduction of debt service;
4.the amount of the tax increment revenue that the Agency expects the City to allocate to the Agency in the Agency Fiscal Year budget approved by the Board of Supervisors, subject to adjustment in accordance with the final Agency Fiscal Year budget as approved;
5.the amount of tax increment revenue remaining under the limitation, if any, on the total amount of tax increment established pursuant to section 33333.4 of the CCRL;
6.the amount of legally available bonded indebtedness remaining under the limitation on the amount of bonded indebtedness established under section 33334.1 of the CCRL;
7.the amount of legally available tax increment estimated to be generated before the redevelopment plan expires;
8.the amount of tax increment revenue that is reasonably necessary to complete redevelopment activities; and

9.any other factors that reasonably affect the amount of tax increment available for the Mandated Payment.
(e)    Payment in Lieu.
(i)    No later than ten (10) Business Days after Developer’s receipt of the Agency’s notice under Section 3.5(a) of the amount of the Mandated Payment Pro-Rata Portion to be paid in the next Agency Fiscal Year, Developer may give notice to the Agency that Developer proposes to deposit some or all of the Mandated Payment Pro-Rata Portion into one or more accounts designated by the Agency, as a payment in lieu of the Agency’s application of the Mandated Payment Pro-Rata Portion to the Mandated Payment. To be effective, Developer’s notice must specify the amount that it proposes to deposit.
(ii)    The Agency will have the right to refuse Developer’s payment in lieu proposal if Developer does not timely deposit the amount specified in clause (iii) below, without any opportunity to cure. The Agency must provide written notice of its acceptance or refusal of Developer’s payment in lieu proposal. Upon the Agency’s acceptance, the amount of Developer’s proposed payment will become a payment obligation upon which the Agency will be entitled to rely, and should Developer fail to make the deposit timely, the Agency will be entitled to recover from Developer the amount that it was obligated to deposit, plus interest at the rate of ten percent (10%) per annum from the date the payment in lieu was due until paid, and any other actual damages the Agency incurs.
(iii)    If the Agency accepts Developer’s payment in lieu proposal, Developer must deposit the amount specified in its notice in lawful money of the United States of America in immediately available funds, without offset, deduction, or counterclaim of any kind, into an escrow account established for that purpose, with irrevocable instructions to the escrow holder to release the funds solely upon the Agency’s instructions, no later than one hundred twenty (120) days before the date the Mandated Payment is due. The amount of any payment by Developer in lieu of the Mandated Payment Pro-Rata Portion will be a Soft Cost under this Financing Plan.
(f)    Amendment to Redevelopment Plan. If Candlestick Increment Available or Shipyard Increment Available is used for any Mandated Payment, the Agency agrees to seek an extension of the Candlestick Expiration Date or the Shipyard Expiration Date, as applicable, to the full extent authorized under the law imposing the Mandated Payment obligation.
4.SUPPLEMENTAL OBLIGATION FINANCING, ALTERNATIVE FINANCING, GRANTS AND PUBLIC FINANCING GENERALLY
4.1    Supplemental Obligation Financing. Developer and the Agency agree as follows:

(a)    The Agency has incurred indebtedness to Developer under this Financing Plan for the purposes of carrying out the Shipyard Redevelopment Plan and the BVHP Redevelopment Plan, as applicable. The total amount of the indebtedness incurred by the Agency is set forth as “Qualified Project Costs” for the Project as a whole in the Summary Proforma, as amended pursuant to the terms of this Financing Plan. The Agency has pledged Net Available Increment toward the payment of its indebtedness to Developer, which is limited to the amounts and in the manner set forth in this Financing Plan.
(b)    The Agency agrees that Developer may from time to time assign Net Available Increment that is not needed to pay debt service on existing Tax Allocation Debt to the payment of debt service on bonds, notes, or other obligations issued by or on behalf of, or special taxes, assessments or amounts levied by or on behalf of, a local agency or special district such as a community facilities district or joint powers authority (the “Supplemental Obligations”) after the respective Indebtedness Time Limit under the Shipyard Redevelopment Plan or the BVHP Redevelopment Plan, as applicable, so long as the proceeds of the Supplemental Obligations are applied to pay or reimburse for Qualified Project Costs (the “Supplemental Obligation Financing”). Notwithstanding the foregoing, to the extent necessary to comply with applicable Tax Laws, Developer agrees not to assign the portion, if any, of Net Available Increment that is comprised of Developer’s Additional Payments required under Section 3.1(d), if any, to reimburse Developer for payment of special taxes or assessments or to pay debt service on Supplemental Obligations that are also payable from Project Special Taxes.
(c)    Developer will execute and deliver to the Agency an assignment to the bond trustee for the Supplemental Obligations of Developer’s right to receive the Net Available Increment pledged to the Supplemental Obligations under this Financing Plan. The Agency agrees that any Indenture for the Supplemental Obligations will obligate the Fiscal Agent to use Net Available Increment it receives under Developer’s assignment to pay the Supplemental Obligations.
(d)    Upon receipt of Developer’s assignment of Developer’s right to Net Available Increment, the Agency shall forward to the applicable bond trustee, on Developer’s behalf, Net Available Increment to: (i) pay debt service on the Supplemental Obligations; (ii) pay special taxes, assessments, or payments relating to the Supplemental Obligations; and (iii) pay related administrative expenses.
(e)    The Agency’s obligations under this Section 4.1 with respect to Net Available Increment will terminate on the applicable Increment Termination Date.
(f)    Any assignments by Developer under this Section 4.1 are additional methods of leveraging the Net Available Increment that has been pledged to the “indebtedness” created by this Financing Plan and are not new “indebtedness” under the CCRL. The Supplemental Obligations are not bonded indebtedness of the Agency under the CCRL.

(g)    Following Developer’s request for Supplemental Obligation Financing, Developer and the Agency will meet with appropriate Agency or City consultants as to the feasibility, amount, and timing of the proposed Supplemental Obligation Financing. Neither the City nor the Agency will be required to implement Supplemental Obligation Financing that is not consistent with the Funding Goals.
4.2    Alternative Financing.

(a)    Request for Alternative Financing. The Agency acknowledges and agrees that other methods of Public Financing for Project Costs may be viable or become available: (i) before Developer’s completion of the Infrastructure; or (ii) before Developer’s full reimbursement for Project Costs. These other methods may include any municipal debt financing vehicle then available under applicable law, including tax-exempt bonds, taxable bonds, tax-credit bonds, federal or State loans issued by the Agency, the City, or a joint powers authority for application towards Qualified Project Costs and secured by Net Available Increment or Project Special Taxes, special assessments or fees on Taxable Parcels of commercial property in the Project Site through a community taxing district formed by City ordinance, or certificates of participation (collectively, “Alternative Financing”). Therefore, from time to time, so long as Developer’s Project Costs have not been fully paid or reimbursed, Developer may submit a written request for Alternative Financing, describing:
(i)    the Project Costs to be financed with the proceeds of the Alternative Financing;
(ii)    if the Project Costs relate to construction, the Completion date or estimated Completion date for the related Improvements;
(iii)    if the Project Costs relate to construction, the then current construction schedule for any other Improvements to be made by Developer; and
(iv)    the Alternative Financing.
(b)    Implementation. Following Developer’s request for Alternative Financing, Developer and the Agency will meet with appropriate Agency or City consultants as to the feasibility, amount, and timing of the proposed Alternative Financing. Neither the City nor the Agency will be required to implement Alternative Financing that: (i) is not consistent with the Funding Goals; (ii) would use, pledge, or impair receipt of taxes and fees on which the City is explicitly relying under the fiscal impact study prepared by Economic & Planning Systems, Inc., dated June 22, 2010, to pay for City services; or (iii) proposes to tax or assess Exempt Parcels.
(c)    Financing.

(i)    If an Alternative Financing contemplates the formation of a CFD and the pledge of Project Special Taxes, Developer may petition the Agency or City, as applicable, to form one or more CFDs over the Project Site in the manner and subject to parameters and limitations that differ from CFDs formed pursuant to Section 2 so long as Developer agrees to such terms in writing. Any such Alternative Financing CFDs may overlap all or any of the CFDs formed pursuant to Section 2.
(ii)    If an Alternative Financing contemplates the pledge of Net Available Increment, Developer and the Agency may mutually agree to adjust the application of Net Available Increment to accomplish the Alternative Financing.
4.3    Project Grants.

(a)    Procurement. Throughout the term of the DDA, the Agency, the City (consistent with the Interagency Cooperation Agreement), and Developer will work together to seek appropriate Project Grants for the Project. Subject to the documents, rules, and regulations applicable to Project Grants, this Financing Plan and applicable law, the Agency, the City, and Developer will use Project Grants to finance Project Costs.
(b)    Agency Project Grants. If the Agency procures any Project Grant, the Agency will be entitled to retain an amount equal to one-half (½) of the amount of such Project Grant that has been applied to Qualified Project Costs from the proceeds of the next available issuance of Tax Allocation Debt.
4.4    Provisions Applicable to All Public Financings.
(a)    Acquisition and Reimbursement Agreement. Developer and the Agency will execute the Acquisition and Reimbursement Agreement (with only such changes as may be Approved by Developer and the Agency Director in their respective sole discretion) before the earlier of: (i) the date the first Developer Construction Obligation is Commenced; or (ii) the date of the first Sub-Phase Approval. The Acquisition and Reimbursement Agreement describes the procedures by which: (x) Developer will seek reimbursement of Qualified Project Costs and Authorized Payments; (y) the Agency will inspect and accept Infrastructure and other Improvements that Developer is required to construct under the DDA; and (z) the Agency will approve Developer’s Payment Requests. The Agency will reimburse Developer for Qualified Project Costs and Authorized Payments with any combination of Funding Sources then available for the Agency’s use, subject to any priority established in the Acquisition and Reimbursement Agreement. The Agency will acquire the Infrastructure and other Improvements from Developer in accordance with, and subject to the limitations set forth in, the Acquisition and Reimbursement Agreement and applicable Supplements. Developer acknowledges that it must satisfy the conditions set forth in the Acquisition and Reimbursement

Agreement as a condition to receiving reimbursement for any Qualified Project Costs or Authorized Payments.
(b)    Financing Temporarily Excused. The Agency will not be obligated to issue any Public Financing (or provide Project Grant proceeds if clause (i), (ii), or (iii) applies), and neither the Agency nor the City will be obligated to issue any Alternative Financing, to finance Qualified Project Costs during the time in which:
(i)    Developer is in default in the payment of any ad valorem tax, Project Special Taxes, or Maintenance Special Taxes levied on any Taxable Parcel it then owns in the Project Site;
(ii)    Developer is in Material Breach with respect to the Major Phase or Sub-Phase for which Public Financing, Alternative Financing, or Project Grant proceeds are requested;
(iii)    Developer fails to cooperate reasonably with the Agency or the City as necessary to implement Public Financing consistent with this Financing Plan;
(iv)    in the judgment of the Agency or the City, as applicable, and based upon the Funding Goals and advice of Agency or City staff and consultants, market conditions or conditions affecting the property in the Project Site (such as tax delinquencies, assessment appeals, damage or destruction of improvements, or litigation) make it fiscally imprudent or infeasible to incur the requested indebtedness at the time; or
(v)    the First Tranche CFD Bond or Tax Allocation Debt underwriter for the applicable bond issue exercises any right to cancel its obligation to purchase the First Tranche CFD Bonds or Tax Allocation Debt during the occurrence and continuation of events specified in its bond purchase agreement with the Agency.
(c)    Developer Financing Costs. Developer will not be entitled to reimbursements from any Public Financing for its financing costs (consisting of interest carry and lender fees) for any Infrastructure construction financing:
(i)    to the extent that the costs are commercially unreasonable as of the date that the payment obligation was incurred;
(ii)    while Developer is in default in the payment of any ad valorem, Project Special Taxes, or Maintenance Special Taxes levied on any of the Taxable Parcels it then owns or while Developer is in Material Breach under the DDA; or
(iii)    if the costs arise more than ninety (90) days after the later to occur of: (A) the date on which the Agency has found the related Infrastructure to be

Complete under the Acquisition and Reimbursement Agreement; and (B) the related Qualified Project Costs have been fully reimbursed from Funding Sources.
(d)    Continuing Disclosure. Developer must comply with all of its obligations under any continuing disclosure agreement it executes in connection with the offering and sale of any Public Financing. Developer acknowledges that a condition to the issuance of any Public Financing may be Developer’s execution of a continuing disclosure agreement.
(e)    Qualified Pre-Agreement Costs. Qualified Pre-Agreement Costs shall be financed from Funding Sources in the same manner as Qualified Project Costs are financed under this Financing Plan. To the extent required: (i) each CFD will be authorized at formation to finance the Qualified Pre-Agreement Costs; and (ii) the payment of the Qualified Pre-Agreement Costs will be budgeted in the same manner as Qualified Project Costs under Section 3.1(b).
(f)    Financing Authority. Developer acknowledges and consents to the following: (i) the Agency continuing its practice to issue tax allocation debt through the Authority, a joint powers authority, to avoid having to issue bonds separately for each of its project areas; and (ii) if necessary or convenient, forming a separate joint powers authority to incur any of the Public Financing contemplated in this Financing Plan, with the Approval of Developer.
4.5    Terms of the Public Financings.

(a)    Meet and Confer. Agency staff and consultants will meet and confer with Developer before the sale of any Public Financing bonds issued to finance Qualified Project Costs to discuss the terms of the proposed debt issue, but the Agency will determine the final terms in its reasonable discretion in light of the Funding Goals and subject to this Financing Plan and the review and approval required under the Redevelopment Dissolution Law. The Agency will not enter into any Indenture for any form of Public Financing that is not bonded indebtedness, if the indebtedness must be secured by or repaid with Candlestick Net Available Increment, Shipyard Net Available Increment, or Project Special Taxes without Developer’s express written consent, which may be granted or withheld in its sole discretion based on all relevant factors, including the timing and availability of funds, credit enhancement requirements, applicable interest rate and other repayment terms, and other conditions to the proposed indebtedness. This Section 4.5(a) does not apply to the Agency’s issuance of Second Tranche CFD Bonds within a CFD after the applicable CFD Conversion Date.
(b)    Credit Enhancement. Any Developer credit enhancements for Public Financing must be without recourse to the City’s General Fund or the Agency’s general funds or other assets (other than Net Available Increment to the extent pledged to the payment of Public Financing obligations). Any financial institution issuing a credit enhancement must have a rating of at least “A” from Moody’s Investors Service or Standard & Poor’s, or the equivalent rating from any successor rating agency mutually acceptable to Developer and the Agency, on the date of issuance and at any later credit renewal date. Developer must provide substitute credit enhancements for any credit enhancement that does not meet this rating standard on a credit renewal date. If the fees (and replenishment of any draw or other use of the collateral for the obligation it secures) for any Developer credit enhancements will be reimbursable from funds other than Developer funds, they may be reimbursed from Project Special Taxes or Net Available Increment, as applicable, on a basis subordinate to any debt service and other annual costs for any related outstanding Public Financing.
(c)    Tax-Exempt or Taxable. Developer and the Agency agree to cooperate to maximize the tax-exempt treatment of any Public Financing issued to finance Qualified Project Costs, but Developer and the Agency may agree that the Agency may issue taxable Public Financing.
(d)    No Other Land-Secured Financings. Other than the CFDs and the Maintenance CFDs, the Agency agrees not to form any additional land-secured financing district over any portion of the property in the Project Site without Developer’s Approval in its sole discretion.
4.6    Reimbursements for Qualified Project Costs.

(a)    Limited Reimbursement. Developer and the Agency acknowledge that:
(i)    Developer is agreeing to pay for the Project Costs with the expectation that Developer will be reimbursed to the extent and in the manner set forth in this Financing Plan and the Acquisition and Reimbursement Agreement, subject to applicable laws and any financing instruments;
(ii)    Developer may be required to begin paying Project Costs before Funding Sources to reimburse Developer are available;
(iii)    Developer will be reimbursed for Qualified Project Costs and Authorized Payments in any number of installments as Funding Sources become available in accordance with this Financing Plan and the Acquisition and Reimbursement Agreement, with any unpaid balance deferred as long as necessary (subject to limitations on Funding Sources under applicable laws and financing instruments), until Funding Sources become available;
(iv)    Developer’s payment of Project Costs before the availability of Funding Sources to reimburse Qualified Project Costs is not a gift or a waiver of Developer’s right to reimbursement for Qualified Project Costs under this Financing Plan; and

(v)    Funding Sources may not be sufficient to pay all of Developer’s Qualified Project Costs and Authorized Payments.
(b)    Acquisition of Infrastructure. Developer and the Agency acknowledge that:
(i)    Developer may be constructing Infrastructure before Funding Sources that will be used to acquire it are available;
(ii)    The Department of Public Works will inspect Infrastructure and other Improvements and process Payment Requests even if Funding Sources for the amount of pending Payment Requests are not then sufficient to satisfy them in full;
(iii)    Infrastructure may be conveyed to and accepted by the City before the applicable Payment Requests are paid in full;
(iv)    If the City accepts Infrastructure before the applicable Payment Requests are paid in full, the unpaid balance will be paid when sufficient Funding Sources become available, and the Acquisition and Reimbursement Agreement will provide that the applicable Payment Requests for Infrastructure accepted by the City may be paid: (A) in any number of installments as Funding Sources become available; and (B) irrespective of the length of time payment is deferred; and
(v)    Developer’s conveyance or dedication of Infrastructure to the Agency, City, or Other Public Agencies before the availability of Funding Sources to acquire the Infrastructure is not a gift or a waiver of Developer’s right to payment of Qualified Project Costs under this Financing Plan.
5.INTERPRETATION; DEFINITIONS
5.1    Interpretation of Agreement.

(a)    DDA. This Financing Plan is a part of the DDA and is subject to all of its general terms, including the rules of interpretation.
(b)    Inconsistent Provisions. Developer and the Agency intend for this Financing Plan to prevail over any inconsistent provisions relating to the financing structure for the Project and their respective financing-related obligations in any other document related to the Project.
5.2    Defined Terms. The following terms have the meanings given to them below or are defined where indicated.

“2% Limitation” is defined in Section 2.3(e).
“AB 26” is defined in Recital C.
“AB 1484” is defined in Recital C.
“Acquisition and Reimbursement Agreement” means the agreement between Developer and the Agency governing the terms of the Agency’s acquisition of Infrastructure and reimbursement of Qualified Project Costs, in the form attached to this Financing Plan as Exhibit H-C, as the same may be modified or amended from time to time.
“Additional Community Facilities” means any public facilities that may be financed by the Agency with Second Tranche CFD Bonds and Remainder Taxes under applicable law and in the manner set forth in this Financing Plan, including, to the extent required under the Mitigation Measures, future improvements necessary to ensure that the shoreline, public facilities, and public access improvements will be protected should sea level rise exceed sixteen (16) inches at the perimeter of the Project Site.
“Additional Payments” is defined in Section 3.1(d)(i).
“Adequate Security” is defined in the DDA.
“Affiliate” is defined in the DDA.
“Affordable Units” is defined in the Below-Market Rate Housing Plan.
“Agency” is defined in the DDA.
“Agency Affordable Housing Costs” is defined in Section 3.4(a)(ii).
“Agency Affordable Units” is defined in the Below-Market Rate Housing Plan.
“Agency Annual Fee” is defined in the DDA.
“Agency” shall include the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (commonly known as the “Office of Community Investment and Infrastructure”).
“Agency Audit” is defined in Section 1.8(g).
“Agency Commission” is defined in the DDA.
“Agency Costs” is defined in the DDA.
“Agency Director” is defined in the DDA.
“Agency Fiscal Year” means the period commencing on July 1 of any year and ending on the following June 30.

“Agency-Wide Indebtedness” is defined in Section 3.5(c).
“Alice Griffith Costs” means any amounts actually paid by or on behalf of Developer under the DDA in connection with the development of the Alice Griffith Replacement Projects, including the Alice Griffith Subsidy and the related Agency Subsidy (all as defined in the Below-Market Rate Housing Plan) or, if applicable, the Alice Griffith Liquidation Payments (as defined in the DDA).
“Alice Griffith Replacement Projects” is defined in the Below-Market Rate Housing Plan.
“Alice Griffith Replacement Units” is defined in the Below-Market Rate Housing Plan.
“Alternative Financing” is defined in Section 4.2(a).
“Annual Report” is defined in Section 1.8(a).
“Approval” and any variation thereof (such as “Approved” or “Approve”) is defined in the DDA.
“Assigned Project Special Tax Rate” is defined in Section 2.3(d).
“Assignment and Assumption Agreement” is defined in the DDA.
“Audit Date” is defined in Section 1.8(b).
“Authority” means the City and County of San Francisco Redevelopment Financing Authority, a joint powers authority under California law.
“Authorization” is defined in the DDA.
“Authorized Payments” is defined in the Acquisition and Reimbursement Agreement.
“Backup Project Special Tax Rate” is defined in Section 2.3(g).
“Base Security” is defined in the DDA.
“Below-Market Rate Housing Plan” is defined in the DDA.
“Board of Supervisors” is defined in the DDA.
“Bonded Indebtedness Limit” is $5.9 billion, which is the aggregate total of bonded indebtedness that can be outstanding at any time for the Shipyard Site and the Candlestick Site.
“Building” means any structure to be constructed within a CFD, including structures that contain Taxable Residential Units, commercial, industrial, science and technology, research and development, and office uses.

“Business Day” is defined in the DDA.
“BVHP Redevelopment Plan” is defined in the DDA.
“BVHP Redevelopment Plan Area” is defined in the DDA.
“Candlestick Expiration Date” means the date on which the BVHP Redevelopment Plan, the DDA, and Tax Allocation Agreement expire as they pertain to the Candlestick Site, excluding any extensions for the purpose of funding or completing the Agency’s affordable housing obligations under the CCRL.
“Candlestick Housing Increment” means the portion of Candlestick Increment: 1) that would have been, prior to the enactment of the Redevelopment Dissolution Law, deposited into the Low and Moderate Income Housing Fund to be used to increase, improve, and preserve the City’s supply of housing for persons and families of very low-, low-, or moderate- income under section 33334.2 of the CCRL, which amount shall be equal to twenty percent (20%) of all Candlestick Increment or such other minimum amount required by section 33334.2 of the CCRL; and 2) that shall be included in the Agency’s Recognized Obligation Payment Schedule to cover Agency Affordable Housing Costs.
“Candlestick Increment” means tax increment revenues arising from the Candlestick Site and allocated to the Agency under section 33670(b) of the CCRL, including all interest earnings.
“Candlestick Increment Available” is defined in Section 3.5(d)(ii).
“Candlestick Major Phase Project Costs” means the Candlestick Project Costs estimated to be incurred in a Major Phase.
“Candlestick Net Available Increment” means all Candlestick Increment, excluding: (a) Candlestick Housing Increment; (b) payments to other taxing agencies to the extent required under the CCRL; (c) debt service on Existing Indebtedness and payments on Agency-Wide Indebtedness payable from tax increment generated in the BVHP Redevelopment Plan Area in accordance with Section 3.5(c); and (d) the Mandated Payment Pro-Rata Portion applicable to the Candlestick Site.
“Candlestick Proceeds” is defined in Section 1.4(a)(iii)(B).
“Candlestick Project Costs” means Project Costs relating or apportioned to the Candlestick Site.
“Candlestick Site” is defined in the DDA.
“CCRL” is defined in the DDA.
“Certificate of Completion” is defined in the DDA.

“CFD” means: (a) a community facilities district formed over all or any part of the Project Site that is established under the CFD Act to finance Qualified Project Costs and Additional Community Facilities, including CFD No. 9; or (b) if designated, an Improvement Area within a community facilities district formed over all or any part of the Project Site, which Improvement Area has been designated under the CFD Act to finance Qualified Project Costs and Additional Community Facilities.
“CFD Act” means the Mello-Roos Community Facilities Act of 1982 (Gov’t Code §§ 53311 et seq.), as amended from time to time.
“CFD Bonds” means one or more series of bonds (including refunding bonds) or any other debt (as defined in the CFD Act) secured by the levy of Project Special Taxes in a CFD.
“CFD Bonds Project Account” means the funds or accounts, however denominated, held by the Fiscal Agent under an Indenture containing the Net CFD Proceeds to be used to finance Qualified Project Costs and, when authorized pursuant to Section 2.8, Additional Community Facilities.
“CFD Conversion Date” means, calculated separately for each CFD, the earlier to occur of: (a) the date that all Qualified Project Costs have been paid or reimbursed to Developer for the Project as a whole; or (b) the date that is forty-two (42) years after the issuance of the first series of First Tranche CFD Bonds in such CFD.
“CFD Goals” means the Agency’s Amended and Restated Local Goals and Policies for Community Facilities Districts, approved by Resolution No. 79-2008, adopted on July 15, 2008, and as thereafter amended from time to time solely to the extent required under the CFD Act or other controlling State or federal law or, with respect to CFDs formed pursuant to this Financing Plan, as otherwise Approved by Developer in its sole discretion.
“CFD No. 9” is defined in the second paragraph of this Financing Plan.
“Change in Law” means legislation enacted by the Congress of the United States or the legislature of the State, or the enactment of a regulation or statute by any other Governmental Entity (other than a City Party) with jurisdiction over the Agency.
“Change Proceedings” means proceedings under section 53332 of the CFD Act initiated by Developer’s petition.
“City” is defined in the DDA.
“City’s General Fund” means the City’s general operating fund, into which taxes are deposited, excluding dedicated revenue sources for certain municipal services, capital projects, and debt service.
“City Party” is defined in the DDA.
“Citywide Housing Advance” is defined in Section 3.4(a)(i).

“Commence” is defined in the DDA.
“Commission” is defined in Recital E.
“Community Benefits Costs” means payments made by or on behalf of Developer after the Reference Date for: (a) the Scholarship Fund Contribution, Education Improvement Fund Contribution, Wellness Contribution, Healthcare Predevelopment Contribution, Community First Housing Fund Contribution, Construction Assistance Fund Contribution, Credit Support Contribution, Workforce Contribution, and Implementation Committee Contribution (each as defined in the Community Benefits Plan); (b) the Agency Subsidy (as defined in the Below-Market Rate Housing Plan); and (c) Alice Griffith Costs.
“Community Benefits Fund” is defined in the Community Benefits Plan.
“Community Benefits Plan” is defined in the DDA.
“Community Facilities Lot” is defined in the Community Benefits Plan.
“Complete” is defined in the DDA.
“Corporate Guaranty” is defined in the DDA.
“CPA” means an independent certified public accounting firm Approved by the Agency and Developer.
“Cross-Collateralization Pledge” is defined in Section 3.5(c).
“DDA” means that certain Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), as amended by the First Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 19, 2012, and recorded in the Official Records of the City and County of San Francisco on February 11, 2013 as Document No. 2013-J601487 at Reel K831, Image 0490, as amended by the Second Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 1, 2014, and recorded in the Official Records of the City and County of San Francisco on December 5, 2014 as Document No. 2014-J984039, as amended by the Third Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 10, 2018, and recorded in the Official Records of the City and County of San Francisco on August 13, 2018 as Document No. 2018-K654875, as amended by the Fourth Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 6, 2025, and recorded in the Official Records of the City and County of San Francisco on August 6, 2025 as Document No. 2025064866, and as amended from time to time, to which this Financing Plan is attached.
“Department of Public Works” is defined in the DDA.

“Developed Property” means, in any Agency Fiscal Year, an assessor’s parcel of taxable property included in a recorded final subdivision map before January 1 of the preceding Agency Fiscal Year, and for which a building permit has been issued before May 1 of the preceding Agency Fiscal Year.
“Developer” is defined in the DDA.
“Developer Construction Obligations” means, to the extent required under the DDA in connection with the Project, Developer’s obligation to construct or cause the construction of the Project, including: (a) the Infrastructure; (b) Improvements pursuant to the Parks and Open Space Plan; (c) improvements to the CP State Recreation Area under the State Parks Agreement (as those terms are defined in the DDA); (d) the Alice Griffith Replacement Projects; and (e) the New Shipyard Artist Studios (as defined in the Community Benefits Plan).
“Developer Fiscal Quarter” means each consecutive three (3) month period during the calendar year with one of the Developer Fiscal Quarter beginning on the first day of the Developer Fiscal Year.
“Developer Fiscal Year” means the period from December 1 to November 30 of each year, as may be revised from time to time by notice from Developer to the Agency.
“Developer Return” means the amount that results in a twenty two and one half percent (22.5%) per annum cumulative, unleveraged internal rate of return, compounded quarterly, on unreimbursed Pre-Agreement Costs, Pre-Agreement Return, and Project Costs. With respect to unreimbursed Pre-Agreement Costs and Pre-Agreement Return, Developer Return shall be calculated from the Reference Date until reimbursed, and, with respect to Project Costs, Developer Return shall be calculated from the date of expenditure until reimbursed.
“Distribution” is defined in Section 1.1(c)(i).
“Distribution Report” is defined in Section 1.3(b)(i).
“Effective Date” is defined in the DDA.
“Encumbered Parcels” is defined in Section 3.1(d)(i).
“Enforceable Obligation” is defined in Recital F.
“Exempt Parcel” means the Public Property or other property set forth in an RMA that is identified as being exempt from the Project Special Tax or Maintenance Special Tax, as applicable. Exempt Parcel does not include an assessor’s parcel that, immediately prior to the acquisition by the Agency or other Governmental Entity, was a Taxable Parcel that the Agency or any other Governmental Entity acquires by gift, devise, negotiated transaction, or foreclosure (including by way of credit bidding), or an assessor’s parcel that, immediately prior to the acquisition by the Agency, was a Taxable Parcel that the Agency acquires under its right of reverter under the DDA.

“Existing Indebtedness” means collectively: (a) the loan of $4,350,000 from the Authority to the Agency under the Loan Agreement, dated as of October 15, 2007, among the Agency, The Bank of New York Trust Company, N.A., as trustee, and the Authority; (b) the loan of $725,000 from the Authority to the Agency under the Loan Agreement, dated as of October 15, 2007, among the Agency, The Bank of New York Trust Company, N.A., as trustee, and the Authority; (c) the loan of $5,980,000 from the Authority to the Agency under the Loan Agreement, dated as of September 1, 2009, among the Agency, U.S. Bank National Association, as trustee, and the Authority; (d) the loan of $2,800,000 from the Authority to the Agency under the Loan Agreement, dated as of September 1, 2009, among the Agency, U.S. Bank National Association, as trustee, and the Authority; (e) the loan of $10,785,000 from the Authority to the Agency under the Loan Agreement, dated as of December 1, 2009, among the Agency, U.S. Bank National Association, as trustee, and the Authority; and (f) the loan of $1,280,000 from the Authority to the Agency under the Loan Agreement, dated as of December 1, 2009, among the Agency, U.S. Bank National Association, as trustee, and the Authority.
“Expected Net Available Increment” is defined in Section 3.5(d)(i).
“Final Audit” is defined in Section 1.8(b).
“Final Audit Date” is defined in Section 1.8(c).
“Financing Plan” means the Original Financing Plan, as amended by this amended Financing Plan approved in connection with the Fourth Amendment.
“First Tranche” means, calculated separately for each CFD, one or more series of CFD Bonds (including refunding bonds) secured by the levy of Project Special Taxes in such CFD, the proceeds of which the Agency is obligated under this Financing Plan to use to finance Qualified Project Costs.
“Fiscal Agent” means the fiscal agent or trustee under an Indenture.
“Funding Goals” is defined in Section 1.1(a).
“Funding Sources” is defined in Section 1.2(a)(i).
“Governmental Entity” is defined in the DDA.
“Gross Revenues” means all cash, notes, or other monetary consideration of any kind paid to the seller of Lots (other than Private Parcels) under article 17 of the DDA, or in consideration for a Transfer from Developer to a Transferee. Gross Revenues does not include proceeds from the development or disposition of Vertical Improvements.
“Hard Costs” means payments made by or on behalf of Developer or any Transferee, in each case for the Project after the Reference Date for: (a) labor and materials required in connection with demolition, grading and physical construction of Developer Construction Obligations; (b) building permits; and (c) any other amount specifically identified in the DDA as a Hard Cost. Hard Costs do not include: (i) any amounts that cannot be reasonably verified through paid statements and invoices; (ii) Soft Costs; and (iii) the portion of any cost that is commercially unreasonable as of the date the obligation to pay the cost was incurred.
“Housing Increment” means, individually or collectively as the context requires, the Shipyard Housing Increment and the Candlestick Housing Increment.
“Improvement Area” means an improvement area within a community facilities district designated pursuant to section 53350 of the CFD Act.
“Improvements” is defined in the DDA.
“Inclusionary Unit” is defined in the Below-Market Rate Housing Plan.
“Increment Termination Date” means the time limits on the Agency’s authority to repay indebtedness with property tax increment in the Shipyard Redevelopment Plan, the BVHP Redevelopment Plan (as applicable to the portion of the BVHP Redevelopment Plan Area in which the Candlestick Site is located), the DDA and the Tax Allocation Agreement.
“Indebtedness Time Limit” means the time limits on establishing indebtedness in the Shipyard Redevelopment Plan and for the portion of the BVHP Redevelopment Plan Area in which the Candlestick Site is located in the BVHP Redevelopment Plan, excluding any extensions for the purpose of financing affordable housing.
“Indenture” means one or more indentures, trust agreements, fiscal agent agreements, financing agreements, or other documents containing the terms of any indebtedness that is secured by a pledge of and to be paid from Net Available Increment or Project Special Taxes.
“Infrastructure” is defined in the DDA.
“issue” (and all variations of the word) when used in reference to any form of Public Financing in this Financing Plan means to complete all actions required to obtain the proceeds of the Public Financing for use as contemplated in this Financing Plan.
“Land Acquisition Agreements” is defined in the DDA.
“Land Acquisition Costs” means all costs and expenses actually paid in connection with the Land Acquisition Agreements or otherwise in connection with the acquisition from a Third Party of land, right-of-way, or other real property interests: (a) within the Project Site; or (b) outside the Project Site as required in order to fulfill the terms of the DDA. Land Acquisition Costs do not include: (i) any amounts paid before the Reference Date; (ii) any amounts that cannot be reasonably verified through paid statements and invoices; and (iii) Soft Costs.
“Losses” is defined in the DDA.
“Lot” is defined in the DDA.

“Low and Moderate Income Housing Fund” is the amount of Housing Increment: 1) that would have been allocated to the Agency for Agency Affordable Housing Costs in conformity with the applicable provisions of the Community Redevelopment Law that existed prior to the enactment of the Redevelopment Dissolution Law; and 2) that shall be included in the successor agency Recognized Obligation Payment Schedule.
“Maintenance CFD” means a community facilities district formed under the CFD Act, including CFD No. 9, that has the authority to levy Maintenance Special Taxes to fund Ongoing Park Maintenance.
“Maintenance Special Taxes” means special taxes other than Project Special Taxes authorized to be levied against Taxable Parcels in a Maintenance CFD under the RMA for the Maintenance CFD.
“Major Phase” is defined in the DDA.
“Major Phase Application” is defined in the DDA.
“Major Phase Approval” is defined in the DDA.
“Major Phase Audit” is defined in Section 1.8(b).
“Major Phase Closing Date” is defined in Section 1.8(b).
“Major Phase Project Costs” means, with respect to each Major Phase, the sum of the Shipyard Major Phase Project Costs and the Candlestick Major Phase Project Costs.
“Mandated Payment” is defined in Section 3.5(d)(i).
“Mandated Payment Extension” is defined in Section 3.5(d)(ii).
“Mandated Payment Pro-Rata Portion” is defined in Section 3.5(d)(ii).
“Market Rate Unit” is defined in the Below-Market Rate Housing Plan.
“Material Breach” is defined in the DDA.
“Maximum Project Special Tax Rate” is defined in Section 2.3(g).
“Mitigation Measures” is defined in the DDA.
“Mitigation Measures Improvements” is defined in Section 2.8(f).
“Net Available Increment” means, collectively, the Shipyard Net Available Increment and the Candlestick Net Available Increment.

“Net CFD Proceeds” means the proceeds of CFD Bonds that are available or used to pay for Qualified Project Costs directly or by reimbursements to Developer and, when authorized pursuant to Section 2.8, to pay for costs of Additional Community Facilities.
“Net Proceeds” means the proceeds of Tax Allocation Debt or Supplemental Obligation Financing, as applicable, that are available or used to pay for Qualified Project Costs directly or by reimbursements to Developer.
“Net Project Proceeds” means the aggregate amounts received from time to time by Developer and all Transferees from: (a) Gross Revenues; and (b) Funding Sources used to reimburse Developer for previously-incurred Qualified Project Costs (which excludes Funding Sources used to pay directly for Qualified Project Costs).
“Official Records” is defined in the DDA.
“Ongoing Park Maintenance” means the City’s or the Agency’s costs of operating and maintaining: (a) Improvements constructed pursuant to the Parks and Open Space Plan (not including in the CP State Recreation Area, except for overland stormwater infrastructure maintained by the City or the Agency in the CP State Recreation Area) within the Project Site, including installing landscaping, all personnel or third-party maintenance costs, costs of maintaining irrigation systems and other equipment directly related to maintenance, maintenance or replacement as needed of landscape areas, water features, bathrooms, trash receptacles, park benches, planting containers, picnic tables, and other equipment or fixtures installed in areas to be maintained, insurance costs, and any other related overhead costs, along with Agency personnel, administrative, and overhead costs related to maintenance or to contracting for and managing third-party maintenance; and (b) any open space surface improvements on the Yosemite Slough Bridge.
“Original Financing Plan” is defined in Recital B.
“Other Public Agencies” means public entities other than the Agency or the City that will own or operate any of the Infrastructure.
“Oversight Board” is defined in Recital E.
“Parks and Open Space Plan” is defined in the DDA.
“Payment Request” is defined in the Acquisition and Reimbursement Agreement.
“Person” is defined in the DDA.
“Phase 2 Deferred Costs” means seven hundred sixty thousand dollars ($760,000) of Developer’s costs that were deferred under the HPS 1 DDA.
“Pledge Agreement” means the Tax Increment Allocation Pledge Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated June 3, 2010, as it may be amended from time to time.

“Pre-Agreement Costs” means the liquidated sum in the Summary Proforma that reflects Developer’s costs that were paid before the Reference Date in connection with the Project, including the Phase 2 Deferred Costs.
“Pre-Agreement Return” means the liquidated sum in the Summary Proforma that reflects the accrued return on the Pre-Agreement Costs as of the Reference Date.
“Pre-Agreement Termination Amount” is defined in Section 1.6(b)(i).
“Principal Payment Date” means: (a) if CFD Bonds have not yet been issued for the applicable CFD, September 1 of each year; or (b) if CFD Bonds have been issued for the applicable CFD, the calendar date on which principal or sinking fund payments on such CFD Bonds are, in any year, payable (for example, if the principal amount of CFD Bonds are payable on September 1, the Principal Payment Date shall be September 1, regardless of whether principal payments are actually due in any particular year).
“Private Parcels” is defined in the DDA.
“Project” is defined in the DDA.
“Project Account” is defined in Section 1.1(c)(i).
“Project Costs” means, without duplication: (a) Hard Costs; (b) Soft Costs; (c) Land Acquisition Costs; (d) Community Benefits Costs; and (e) any other amounts specifically identified in the DDA as a Project Cost, including, individually or collectively as the context requires, Shipyard Project Costs and Candlestick Project Costs. Project Costs do not include: (i) Distributions made under this Financing Plan; (ii) Pre-Agreement Costs; (iii) Pre-Agreement Return; or (iv) Developer Return.
“Project Grant” means a State or federal grant procured by Developer, the City, or the Agency that is funded through the Agency, the proceeds of which will be used to contribute towards the costs of Developer’s obligations under the DDA, including environmental remediation of the Project Site, transportation and related infrastructure improvements, infrastructure improvements for the Community Facilities Lots, and other community benefits.
“Project Site” is defined in the DDA.
“Project Special Taxes” means special taxes other than Maintenance Special Taxes authorized to be levied in a CFD under the CFD Act, including all delinquent Project Special Taxes collected at any time by payment or through foreclosure proceeds.
“Proposition G” is defined in the DDA.
“Public Financing” means, individually or collectively as the context requires: (a) First Tranche CFD Bonds; (b) Tax Allocation Debt; (c) Supplemental Obligation Financing; and (d) Alternative Financing.

“Public Property” is defined in the DDA.
“Qualified” when used in reference to Project Costs, Pre-Agreement Costs, and other capital public facility costs, means: (a) with respect to a CFD, the Project Costs, the Pre-Agreement Costs, and other authorized capital public facility costs, each to the extent authorized to be financed under the CFD Act, the Tax Laws (if applicable), and this Financing Plan; (b) with respect to financing from Net Available Increment or Tax Allocation Debt, the Project Costs and the Pre-Agreement Costs, each to the extent authorized to be financed under the CCRL, the Tax Laws (if applicable), and this Financing Plan; and (c) with respect to a Supplemental Obligation Financing or an Alternative Financing, the Project Costs and the Pre-Agreement Costs, each to the extent authorized to be financed under the laws governing the Supplemental Obligation Financing or Alternative Financing, the Tax Laws (if applicable), and this Financing Plan.
“Reasonableness Determination” means that the Agency, in consultation with its expert independent financial advisors, has determined that Developer’s projections, methodology, and underlying assumptions are reasonable in any financial projection or other analysis that Developer provides under this Financing Plan.
“Recognized Obligation Payment Schedule” means the document defined in section 34171 (h) of the Health and Safety Code and required to be filed by the successor agency for each Fiscal Year under section 34177 (o) of the Health and Safety Code.
“Redevelopment Dissolution Law” means California State Assembly Bill No. 26 1x (Chapter 5, Statutes of 2011) enacted on June 28, 2011, as amended from time to time, and codified in parts 1.8 and 1.85 of the Health and Safety Code.
“Records” is defined in Section 1.8(d).
“Redevelopment Plans” is defined in the DDA.
“Reference Date” is defined in the DDA.
“Remainder Taxes” means all Project Special Taxes collected in a CFD each year up to its applicable Principal Payment Date and that remain as of the Principal Payment Date after the following disbursements: (a) debt service on the outstanding CFD Bonds for the applicable CFD due in the current calendar year, if any; (b) priority and any other reasonable administrative costs for the applicable CFD; and (c) amounts levied to replenish any applicable reserve funds, including amounts reserved for reasonable anticipated delinquencies, if any.
“Remainder Taxes Project Account” is a separate account created by the Agency for each CFD and maintained by the Agency to hold all Remainder Taxes for the corresponding CFD to be used for financing Qualified Project Costs or Additional Community Facilities in the manner set forth in this Financing Plan.
“RMA” means the rate and method of apportionment of Project Special Taxes for a CFD and/or Maintenance Special Taxes for a Maintenance CFD, adopted in accordance with applicable law.

“Schedule of Performance” is defined in the DDA.
“Second Tranche” means, calculated separately for each CFD, one or more series of CFD Bonds secured by the levy of Project Special Taxes in such CFD to be used by the Agency to finance Additional Community Facilities or for any other purpose authorized by the CFD Act.
“Shipyard Expiration Date” means the date on which the Shipyard Redevelopment Plan, DDA, and Tax Allocation Agreement expire as they pertain to the Shipyard Site, excluding any extensions for the purpose of funding or completing the Agency’s affordable housing obligations under the CCRL.
“Shipyard Housing Increment” means the portion of Shipyard Increment: 1) that would have been, prior to the enactment of the Redevelopment Dissolution Law, deposited into the Low and Moderate Income Housing Fund to be used to increase, improve, and preserve the City’s supply of housing for persons and families of very low-, low-, or moderate-income under and in the amount required by section 33334.2 of the CCRL, which amount shall be equal to twenty percent (20%) of all Shipyard Increment or such other minimum amount required by section 33334.2 of the CCRL; and 2) that shall be included in the successor agency Recognized Obligation Payment Schedule to cover Agency Affordable Housing Costs.
“Shipyard Increment” means tax increment revenues arising from the Shipyard Site and allocated to the Agency under section 33670(b) of the CCRL, including all interest earnings.
“Shipyard Increment Available” is defined in Section 3.5(d)(i).
“Shipyard Major Phase Project Costs” means the Shipyard Project Costs estimated to be incurred in a Major Phase.
“Shipyard Net Available Increment” means all Shipyard Increment, excluding: (a) Shipyard Housing Increment; (b) payments to other taxing agencies to the extent required under the CCRL; and (c) the Mandated Payment Pro-Rata Portion applicable to the Shipyard Site.
“Shipyard Proceeds” is defined in Section 1.4(a)(iii)(A).
“Shipyard Project Costs” means Project Costs relating or allocated to the Shipyard Site.
“Shipyard Redevelopment Plan” is defined in the DDA.
“Shipyard Redevelopment Plan Area” is defined in the DDA.
“Shipyard Site” is defined in the DDA.
“Soft Costs” means payments made by or on behalf of Developer or any Transferee, in each case for the Project after the Reference Date for: (a) architectural, engineering, consultant, attorney, and other professional fees; (b) insurance; (c) third party construction financing (consisting of interest expense and related lender fees); (d) construction management fees that, if paid to Developer, a Transferee or their respective Affiliates, do not exceed three percent (3%) of Qualified Project Costs; (e) project management fees in the amount of four percent (4%) of Qualified Project Costs and an asset management fee in the amount of one percent (1%) of Qualified Project Costs; (f) fees paid to Governmental Entities for obtaining any Authorization; (g) Agency Costs and any other amount paid to the Agency under article 19 of the DDA; (h) fees paid to the issuer of any Corporate Guaranty; (i) security and credit enhancement required under the DDA or otherwise in connection with the Developer Construction Obligations, including costs for payment, performance, or maintenance bonds and any Adequate Security; (j) Lot marketing, appraisal, sales, and closing costs; (k) taxes and assessments;(l) Losses paid to Third Parties; (m) safety and security measures; (n) Audit Reports and Records; and (o) any other amount specifically identified in the DDA as a Soft Cost. Soft Costs do not include: (i) any amounts paid to a third-party that cannot be reasonably verified through paid statements and invoices; (ii) Hard Costs; (iii) the portion of any cost that is commercially unreasonable as of the date the obligation to pay the cost was incurred and (iv) Developer’s or a Transferee’s (or their respective Affiliates) corporate office, personnel and overhead costs.
“Special Tax Requirement” is defined in Section 2.3(i).
“State” is defined in the DDA.
“Statement of Indebtedness” means the report the Agency had to file for each Agency Fiscal Year under section 33675 of the CCRL prior to the enactment, on June 28, 2011, of the Redevelopment Dissolution Law, which repealed the Statement of Indebtedness requirement and replaced it with the Recognized Obligation Payment Schedule, as described in section 34177 (a) (3) of the Health and Safety Code.
“Sub-Phase” is defined in the DDA but subject to Section 3.4.3 of the DDA.
“Sub-Phase Approval” is defined in the DDA but subject to Section 3.4.3 of the DDA.
“Subsequent Owner Property” means any Undeveloped Property within a CFD owned by a Person other than Developer.
“Summary Proforma” is defined in Section 1.4(a)(i).
“Supplement” is defined in the Acquisition and Reimbursement Agreement.
“Supplemental Obligation Financing” is defined in Section 4.1(b).
“Supplemental Obligations” is defined in Section 4.1(b).
“Tax Allocation Agreement” means that certain Tax Increment Allocation Pledge Agreement attached hereto as Attachment H-1 by and between the City and the Agency, as amended from time to time with the Approval of Developer in its sole discretion.
“Tax Allocation Debt” means any bonded indebtedness of the Agency issued for the purpose of financing Qualified Project Costs that is secured by a pledge of Net Available

Increment, but not including any Supplemental Obligation Financing or CFD Bonds. The Agency may include Tax Allocation Debt for the Project within a bond issue covering Agency areas outside of the Project Site, but the defined term will mean only that portion of the debt that is allocated to the Project.
“Tax Increment Available” is defined in Section 3.5(d)(i).
“Tax Laws” means the Internal Revenue Code of 1986, as amended, together with applicable temporary and final regulations promulgated, and applicable official public guidance published, under said Internal Revenue Code.
“Taxable Parcel” means an assessor’s parcel of real property or other assessor’s parcel of property (e.g., a condominium parcel) within a CFD that is not an Exempt Parcel.
“Taxable Residential Unit” means: (a) Market Rate Units; (b) Workforce Units; and (c) Inclusionary Units.
“Terminated Major Phase” is defined in Section 1.8(b).
“Third Party” means a Person other than Developer and its Affiliates.
“Total Proceeds” means the sum of the Shipyard Proceeds and the Candlestick Proceeds.
“Total Tax Obligation” means, with respect to a Taxable Residential Unit at the time of calculation, the sum of: (a) the ad valorem taxes actually levied or projected to be levied if the Taxable Residential Unit were developed at the time of calculation; (b) the Assigned Project Special Tax Rates levied or projected to be levied if the Taxable Residential Unit were developed at the time of calculation; (c) all installments of special assessments if the Taxable Residential Unit were developed at the time of calculation; (d) all Maintenance Special Taxes levied or projected to be levied if the Taxable Residential Unit were developed at the time of calculation; and (e) all other special taxes (based on assigned special tax rates) or assessments secured by a lien on the Taxable Residential Unit levied or projected to be levied if the Taxable Residential Unit were developed at the time of calculation.
“Transfer” is defined in the DDA.
“Transferee” is defined in the DDA.
“Undeveloped Property” means, in any Agency Fiscal Year, Taxable Parcels in a CFD that are not Developed Property.
“Vertical Improvement” is defined in the DDA.
“Workforce Unit” is defined in the Below-Market Rate Housing Plan.

EXHIBIT 6-2 TO THE FOURTH AMENDMENT
Exhibit H-1
First Amendment to Tax Allocation Agreement
[ ATTACHED ]

Exhibit 6-2

FIRST AMENDMENT TO
TAX INCREMENT ALLOCATION PLEDGE AGREEMENT
(CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD)
This FIRST AMENDMENT TO TAX INCREMENT ALLOCATION PLEDGE AGREEMENT (CANDLESTICK POINT AND PHASE 2 OF THE HUNTERS POINT SHIPYARD) (this “First Amendment”) dated for reference purposes as of August 6, 2025 (the “First Amendment Reference Date”) is between the CITY AND COUNTY OF SAN FRANCISCO, a charter city and county (the “City”), and the SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body, corporate and politic (the “Agency”), in reference to the DDA (as defined herein), by and between the Redevelopment Agency (as defined below) and CP DEVELOPMENT CO., LLC, a Delaware limited liability company (together with its successors, “Developer”). Capitalized terms used but not otherwise defined in this First Amendment shall have the meanings for such terms set forth in the DDA.
    RECITALS
A.    In accordance with the California Community Redevelopment Law (Health and Safety Code sections 33000 et seq.) (the “CCRL”), the City approved: (1) the Hunters Point Shipyard Redevelopment Plan by Ordinance No. 285-97, adopted by the Board of Supervisors of the City and County of San Francisco (the “Board of Supervisors”) on July 14, 1997; (2) an amendment to the Hunters Point Shipyard Redevelopment Plan by Ordinance No. 211-10, adopted August 3, 2010, providing for the Project; (3) an amendment to the Hunters Point Shipyard Redevelopment Plan by Ordinance No. 122-17, adopted June 22, 2017, providing for the Project; and (4) an amendment to the Hunters Point Shipyard Redevelopment Plan by Ordinance No. 0166-18, adopted July 16, 2018, providing for the Project (collectively and as amended from time to time to the extent permitted under the DDA, the “Original Shipyard Redevelopment Plan”). The Original Shipyard Redevelopment Plan provides for the redevelopment, rehabilitation, reuse, and revitalization of the former Hunters Point Naval Shipyard consisting of approximately 1,120 acres along the southeastern waterfront of San Francisco, as described in the Original Shipyard Redevelopment Plan (the “Shipyard Redevelopment Plan Area”). The Shipyard Redevelopment Plan Area includes Parcels A through G.
B.    The City also approved, in accordance with the CCRL: (1) the Hunters Point Redevelopment Plan by Ordinance No. 25-69, adopted January 20, 1969; (2) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 280-70, adopted August 24, 1970; (3) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 475-86, adopted December 1, 1986; (4) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 417-94, adopted December 12, 1994; (5) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 113-06, adopted May 23, 2006, under which the Hunters Point Redevelopment Plan: (i) was renamed the Bayview Hunters Point Redevelopment Plan; (ii) the redevelopment project area was enlarged to add Project Area B (as defined in the BVHP Redevelopment Plan); (iii) the financing plan for redevelopment was amended to provide for tax
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increment financing for Project Area B; and (iv) Project Area B was split into two zones: Zone 1 corresponding to the Candlestick Point Activity Node, including the Alice Griffith Site and Zone 2 consisting of the remainder of Project Area B; and (6) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 210-10, adopted August 3, 2010; (7) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 121-17, adopted June 22, 2017; and (8) an amendment to the Hunters Point Redevelopment Plan by Ordinance No. 0167-18, adopted July 16, 2018, (the Bayview Hunters Point Redevelopment Plan, as amended and as amended from time to time to the extent permitted under the DDA, the “Original BVHP Redevelopment Plan”). The Original BVHP Redevelopment Plan provides for the redevelopment, rehabilitation, and revitalization of approximately 1,360 acres in the southeastern area of San Francisco north and west of the Shipyard Redevelopment Plan Area, as described in the Original BVHP Redevelopment Plan (the “BVHP Redevelopment Plan Area”).
C.    The Redevelopment Agency of the City and County of San Francisco (the “Redevelopment Agency”) and Developer entered into the DDA and recorded it in the Official Records of the City and County of San Francisco on November 18, 2010 as Document No. 2010- J083660 at Reel K273, Image 427, as amended by the First Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 19, 2012, and recorded in the Official Records of the City and County of San Francisco on February 11, 2013 as Document No. 2013-J601487 at Reel K831, Image 0490, as amended by the Second Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of December 1, 2014, and recorded in the Official Records of the City and County of San Francisco on December 5, 2014 as Document No. 2014-J984039, as amended by the Third Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 10, 2018, and recorded in the Official Records of the City and County of San Francisco on August 13, 2018 as Document No. 2018-K654875, as amended by the Fourth Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 6, 2025 and recorded in the Official Records of the City and County of San Francisco on August 6, 2025 as Document No. 2025064866 (collectively, including all attached and incorporated exhibits and as amended from time to time, the “DDA”).
D.    In connection with the execution of the DDA, the Redevelopment Agency and the City executed and delivered the Tax Increment Allocation Pledge Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) dated for reference purposes only as of June 3, 2010, as attached as Exhibit A (the “Original Pledge Agreement”).
E.    Under Assembly Bill No. 1X 26 (Chapter 5, Statutes of 201l-12, First Extraordinary Session) (“AB 26”) and the California Supreme Court’s decision in California Redevelopment Association v. Matosantos, No. S194861, all redevelopment agencies in the State of California, including the Redevelopment Agency, were dissolved by operation of law as of February 1, 2012, and their non-affordable housing assets and obligations were transferred to certain designated successor agencies, which AB 26 charged with satisfying enforceable obligations of the former redevelopment agencies.
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F.    In June 2012, the California Legislature adopted legislation amending AB 26 as a trailer bill to the State’s budget bill for the 2012-2013 fiscal year, known as Assembly Bill No. 1484 (Chapter 26, Statutes of 2011-12, Regular Session) (“AB 1484”), and the Governor signed that bill on June 27, 2012. While AB 26 defined the successor agency to be the sponsoring community, AB 1484 provided that (1) the successor agency is a separate public entity from the public agency that provides for its governance and the two entities shall not merge, (2) the successor agency has its own name and the capacity to sue and be sued, (3) the successor agency succeeds to the organizational status of the former redevelopment agency but without any legal authority to participate in redevelopment activities except to complete the work related to an approved enforceable obligation, and (4) the successor agency is a local entity for purposes of the Ralph M. Brown Act.
G.    Pursuant to AB 26 and AB 1484, the Agency was designated as the successor agency to receive the non-affordable housing assets of the Redevelopment Agency, and the Agency succeeds, by operation of law, to the Redevelopment Agency’s rights, title and interest in the DDA and the Original Pledge Agreement, without the necessity for any assignment or other action on the part of any party. On October 2, 2012, the City’s Board of Supervisors adopted Ordinance 215-12 (File No. 120898) acknowledging that the Agency is a separate legal entity, creating a commission for the Agency (the “Commission”) as a policy body of the Agency and delegating to the Commission the authority to act in place of the former San Francisco Redevelopment Agency Commission to implement certain projects, including the Project. As required by AB 26, the City also established the oversight board of the Agency (the “Oversight Board”).
H.    The DDA and the Original Pledge Agreement are enforceable obligations within the meaning of AB 26 and AB 1484 (“Enforceable Obligations”), and the DDA and the Original Pledge Agreement were in existence prior to June 28, 2011. The Oversight Board has recognized and approved the DDA and the Original Pledge Agreement as Enforceable Obligations, and has approved recognized obligation payment schedules that include various obligations and commitments relating to these Enforceable Obligations. On December 14, 2012, the Department of Finance issued a letter to the Agency pursuant to Health & Safety Code Section 34711.5(i) making its final and conclusive determination approving the DDA, the Original Pledge Agreement, and the affordable housing program funded by the Low and Moderate Income Housing Fund as Enforceable Obligations.
I.    California Health and Safety Code Section 34177 provides that the Agency, as a successor agency, is required to (1) perform obligations required pursuant to any Enforceable Obligations, and (2) continue to oversee development of properties until the contracted work has been completed.
J.    This First Amendment amends the Original Pledge Agreement and is consistent with and in furtherance of an Enforceable Obligation that existed prior to June 28, 2011, and is in the best interests of the taxing entities. This First Amendment will, by making tax increment financing available for the anticipated buildout horizon of the Project, enable continued private investment in completion of the Project and the winding down of the affairs of the Agency.
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K.    Mayor London Breed’s Executive Directive 23-01 (Housing for All) and the City’s 2023 Housing Element goals and objectives are designed to remove uncertainty in the regulatory review process and streamlining the permitting process so as to accelerate the City’s housing production. Implementation of the Project, which requires this First Amendment, will advance the Project’s delivery of a range of uses, including the Project’s robust housing program, consistent with Executive Directive 23-01 and the Housing Element.
L.    On September 13, 2023, the Governor signed Senate Bill 143 (“SB 143”) amending Health & Safety Code section 34177.7 to add subdivision (j) which provides that in connection with the development of the Project, the limitations relating to time for establishing loans, advances, and indebtedness, the effectiveness of the Redevelopment Plans, the time to repay indebtedness, the time for applying tax increment, number of tax dollars, or any other matters set forth in Health & Safety Code sections 33333.2 and 33492.13 shall not apply to the Project. Consistent with Section 34177.7(j). SB 143 provides that time limits for those matters referenced in the preceding sentence shall be set forth in project agreements implementing the Project.
M.    To implement SB 143, the Board of Supervisors approved (i) an amendment to the Hunters Point Shipyard Redevelopment Plan by Ordinance No. 253-24, adopted November 14, 2025 (the “2024 Shipyard Plan Amendment,” which together with the Original Shipyard Redevelopment Plan and as further amended from time to time to the extent permitted under the DDA, constitutes the “Shipyard Redevelopment Plan”) and (ii) an amendment to the Bayview Hunters Point Redevelopment Plan by Ordinance No. 254-24, adopted November 14, 2025 (the “2024 BVHP Plan Amendment,” which together with the Original BVHP Redevelopment Plan and as further amended from time to time to the extent permitted under the DDA, constitutes the “BVHP Redevelopment Plan”).
N.    The City’s, the Agency’s, and Developer’s actions pursuant to this First Amendment are in furtherance of Proposition G passed by San Francisco voters on June 3, 2008. Consistent with Proposition G:
1.City policy encourages a mixed-use development of the Project Site, which includes the Candlestick Site and the Shipyard Site. At full build-out, this development is anticipated to include: over 300 acres of public park and open space improvements; 10,500 homes for sale or rent; 885,000 square feet of retail uses; about 2,650,000 square feet of green office, science and technology, and research and development uses; a 150,000 square foot hotel; a 10,000 seat arena or other public performance site; a 300 slip marina; and up to 2,500,000 square feet of additional green office, science and technology, research and development, and industrial uses.
2.City policy mandates that the Project: produce tangible community benefits for BVHP and the City; reconnect the Project Site with BVHP and protect BVHP’s character for existing residents; produce substantial new affordable and market-rate rental and for-sale housing and encourage rebuilding Alice Griffith; incorporate environmental sustainability; and require the project to be financially sound.
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3.Under City Charter section 4.113, the voters authorized the City to transfer for non-recreational use any park land under Recreation and Park Commission jurisdiction within the Candlestick Site free of any park or recreational use restrictions if: the City’s approval is conditioned on a binding obligation to create new public park or public open space areas in the Project Site at least equal in size to the transferred park land; and the Board of Supervisors finds that the proposed new public park or public open space areas are suitable and will be dedicated for those purposes and that the transfer will further the objectives for the Project as set forth in Proposition G.
4.The City, the Agency, and other public agencies with jurisdiction over aspects of the Project are to proceed as expeditiously as possible to implement Proposition G and take actions such as adopting land use controls for the Project Site consistent with Proposition G’s objectives, subject to public review processes outlined in Proposition G. Finally, by adopting Proposition G, the voters “encourage the Board of Supervisors and other public agencies with applicable jurisdiction to approve such final development plans at the conclusion of the review process . . . so long as the Board of Supervisors and the Mayor then determine that such plans are generally consistent with [Proposition G’s] objectives”, even if the final development plan for and boundaries of the Project Site are materially different from those identified in Proposition G due to variables such as market changes, economic feasibility, and the 49ers’ decision regarding a stadium.
O.    As authorized by SB 143, both this First Amendment and the Shipyard Redevelopment Plan, as amended by the 2024 Shipyard Plan Amendment, authorize the Agency to use tax increment funds from the Shipyard Redevelopment Plan Area to finance the Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project throughout both Phase 2 of the Shipyard Redevelopment Plan Area and Zone 1 of Project Area B of the BVHP Redevelopment Plan Area, including the issuance of tax allocation debt secured by a pledge of property tax increment from the Shipyard Redevelopment Plan Area, subject to the Shipyard Redevelopment Plan’s time limits on incurring indebtedness.
P.    As authorized by SB 143, both this First Amendment and the BVHP Redevelopment Plan, as amended by the 2024 BVHP Plan Amendment, authorize the Agency to use tax increment funds from Zone 1 of the BVHP Redevelopment Plan Area to finance the Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project throughout both Zone 1 of Project Area B of the BVHP Redevelopment Plan Area and Phase 2 of the Shipyard Redevelopment Plan Area, including the issuance of tax allocation debt secured by a pledge of property tax increment from the BVHP Redevelopment Plan Area, subject to the BVHP Redevelopment Plan’s time limits on incurring indebtedness.
Q.    Since the BVHP Redevelopment Plan and the Shipyard Redevelopment Plan both authorize the funding of Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project as a whole, both the BVHP Redevelopment Plan and the Shipyard Redevelopment Plan set forth the maximum bonded indebtedness that can be outstanding at any one time for both the BVHP Redevelopment Plan and the Shipyard Redevelopment Plan. The collective, single limit on the amount of bonded indebtedness of the
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Agency to be repaid from an allocation of tax increment under the CCRL from Zone 1 of the BVHP Redevelopment Plan Area and Phase 2 of the Shipyard Redevelopment Plan Area that can be outstanding at one time for both the BVHP Redevelopment Plan and the Shipyard Redevelopment Plan is $5,900,000,000 in the aggregate. Of this combined single limit on bonded indebtedness, it is estimated that $3,300,000,000 in bonded indebtedness may be required for Zone 1 of Project Area B of the BVHP Redevelopment Plan Area and up to $2,600,000,000 in bonded indebtedness may be required for Phase 2 of the Shipyard Redevelopment Plan Area. These estimates are informational and shall not operate as limits upon bonded indebtedness within the BVHP Redevelopment Plan Area and Shipyard Redevelopment Plan Area, respectively.
R.    This First Amendment sets forth a baseline thirty (30) year period for establishing or incurring loans, advances or indebtedness using property tax and a baseline forth-five (45) year period for payment of indebtedness or receipt of property tax revenues. This time frame is consistent with those originally provided under the Community Redevelopment Law for completion of redevelopment activities. The Navy has recently informed the Parties that completion of remediation and conveyance of all portions of the Shipyard Site, excluding Parcel F, to Developer will occur between 2036-2038, including time needed for a Finding of Suitability for Transfer and associated conveyance documentation. Documentation from the Navy relaying these schedule delays are described in correspondence provided to OCII by the Navy. This estimated delay (“Anticipated Navy Delay”) warrants an additional extension of the Term of this Agreement and of the redevelopment timelines to be established pursuant to SB 143 to include fifteen (15) additional years for purposes of those redevelopment activities on the Shipyard Site and related tax increment financing.
S.    To implement SB 143, the Shipyard Redevelopment Plan, as amended by the 2024 Shipyard Plan Amendment, provides the Agency may not establish or incur loans, advances or indebtedness to finance in whole or in part its activities in Phase 2 of the Shipyard Redevelopment Plan Area beyond a date that is: (i) thirty (30) years from the Initial HPS Transfer Date (as defined in the Shipyard Redevelopment Plan), plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay. The Agency may not pay indebtedness or receive property taxes from Phase 2 of the Shipyard Redevelopment Plan Area after a date that is: (i) forty-five (45) years after the Initial HPS Transfer Date, plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
T.    To implement SB 143, the BVHP Redevelopment Plan, as amended by the 2024 BVHP Plan Amendment, provides the Agency may not incur or establish loans, advances or indebtedness to finance in whole or in part its activities in Zone 1 of Project Area B beyond thirty (30) years from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan). The Agency may not pay indebtedness or receive property taxes pursuant Health & Safety Code section 33670 from Zone 1 of Project Area B after forty-five (45) years from the 2024 Plan Amendment Date. Solely for the purpose of using property tax revenues generated from Zone 1 of the BVHP Redevelopment Plan Area to fund Qualified Project Costs and other costs necessary to complete the enforceable obligations of the CP-HPS2 project, including Agency Affordable Housing Costs and Agency Costs (as defined in the CP-HPS2 DDA)) in Phase 2 of
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the Shipyard Redevelopment Plan Area, each of the time limits described in this Recital T shall include an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
U.    The extension of such time limits will advance the development of the Project, which has faced numerous extraordinary challenges that have hindered the timely development of the Project, including substantial delays caused by the ongoing clean-up of the Shipyard Site due to ongoing investigation and testing.
V.    The City and the Agency have made findings pursuant to CCRL sections 33445 and 33445.1 authorizing the payment of costs for the installation and construction of Infrastructure and Improvements relating to the Project to be acquired by the City or other public agencies.
W.    In order to facilitate the implementation of the Project, the Agency and Developer entered into the DDA. Attached to the DDA is the Financing Plan, which has been amended concurrently with adoption of the Fourth Amendment to the DDA (as amended, the “Financing Plan”) under which the Agency has incurred certain executory financial obligations, including the obligation to pledge Net Available Increment for the purposes of the Financing Plan. The Shipyard Redevelopment Plan, the BVHP Redevelopment Plan, and their implementing documents, including the DDA, and related ordinances and regulations, are referred to in this First Amendment collectively as the “Plan Documents”. The Agency and Developer have also entered into the Acquisition and Reimbursement Agreement (as amended, the “Acquisition and Reimbursement Agreement”) setting forth the procedures by which Developer will be reimbursed for Qualified Project Costs and Authorized Payments from the Funding Sources.
X.    The redevelopment of the Project Site in accordance with the Plan Documents affords numerous public benefits for the City and its residents, which include: eliminating blighting influences from and revitalizing the blighted Project Site; constructing substantial new rental and for-sale affordable and market-rate housing; creating publicly accessible open space and new, enhanced public access to the waterfront; and generating new jobs, including employment opportunities for economically disadvantaged individuals.
Y.    In accordance with the Financing Plan, the Agency will establish CFDs for the Project Site. The CFDs, through the Agency, will levy special taxes and issue CFD Bonds to finance the acquisition of Infrastructure and other Improvements as described in the Financing Plan before and after development in the Project Site will generate tax increment. In addition to CFD financing, tax increment from the Project Site and Tax Allocation Debt and Supplemental Obligation Financing secured by such tax increment will be used to pay or otherwise directly reimburse Qualified Project Costs. The Financing Plan establishes Funding Goals for Public Financing under the Financing Plan and describes the general terms and conditions under which the Agency will issue CFD Bonds, Tax Allocation Debt, Supplemental Obligation Financing, and Alternative Financing.
Z.    Except as provided in the Financing Plan, no tax increment revenues generated outside the Project Site will be made available for the Project. Also, Developer agrees in the Financing Plan to pay certain shortfalls in the available tax increment after Tax Allocation Debt
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is issued by the Agency to finance Infrastructure and other Improvements. This payment obligation applies to a decrease in tax increment caused by Developer’s initiation of a reassessment of property owned by Developer in the Project Site. Developer’s payment obligation for any such shortfalls will terminate upon the occurrence of certain conditions described in the Financing Plan.
AA.    The DDA requires the Agency to set aside at least twenty percent (20%) of the tax increment it receives to increase, improve, and preserve the City’s supply of housing for persons and families of very low-, low-, or moderate income (the “Low and Moderate Income Housing Fund”). Attached to the DDA is the Below-Market Rate Housing Plan. The Agency and the City intend to reserve and dedicate Housing Increment as provided in the Below-Market Rate Housing Plan and the Financing Plan and consistent with Proposition G.
BB.    The Agency’s use of Housing Increment from the Project Site, as well as affordable housing funds from outside of the Project Site, to the extent required, is essential for: (1) developing the Agency Affordable Units in the Project Site; (2) the Agency’s compliance with the CCRL requirement that at least fifteen percent (15%) of the new and rehabilitated housing units in the Shipyard Redevelopment Plan Area and BVHP Redevelopment Plan Area be affordable; and (3) achieving the DDA objectives for Affordable Units as more particularly described in the Below-Market Rate Housing Plan.
CC.    To promote development in accordance with objectives and purposes of the Shipyard Redevelopment Plan, the BVHP Redevelopment Plan, Proposition G and the DDA, the City and the Agency entered into that certain Interagency Cooperation Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) which provides for their cooperation in administering the control and approval of subdivisions, and all other applicable land use, development, construction, improvement, infrastructure, occupancy, and use requirements applicable to the Project.
DD.    To create a reliable source of funds to pay all of the Agency’s contractual obligations under the Financing Plan, the Parties now wish to: (1) agree to pledge irrevocably Net Available Increment to finance or refinance Qualified Project Costs; and (2) authorize and approve the Agency’s incurrence of bonded indebtedness for these purposes, all on the terms and conditions further set forth below.
    AGREEMENT
ACCORDINGLY, in consideration of the matters described in the foregoing recitals, the covenants contained in this First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the City and the Agency agree as follows:
1.New Section 3.1. Section 3.1 of the Original Pledge Agreement is hereby deleted and replaced with the following:
“3.1    Shipyard Indebtedness. The City authorizes and approves the Agency to:
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(a)    incur indebtedness (including Tax Allocation Debt and Supplemental Obligation Financing) to finance or refinance Qualified Project Costs (the “Shipyard Indebtedness”);
(b)    pledge irrevocably all Net Available Increment produced from the Shipyard Redevelopment Plan Area, plus any accrued interest earnings, to pay the Shipyard Indebtedness;
(c)    pledge irrevocably all Housing Increment generated in the Shipyard Redevelopment Plan Area, plus any accrued interest earnings, to finance or refinance development permitted under section 33334.2 of the CCRL; and
(d)    Nothing in this Section 3.1 shall prohibit the issuance of Project Indebtedness (as defined in Section 3.2) by the Agency secured by both the Net Available Increment provided from Phase 2 of the Shipyard Redevelopment Plan Area and the Net Available Increment provided from Zone 1 of the BVHP Redevelopment Plan Area, nor shall anything prohibit the use of the proceeds of Project Indebtedness on Qualified Project Costs and other costs necessary to complete the enforceable obligations of the CP-HPS2 project, including Agency Affordable Housing Costs and Agency Costs (as defined in the CP-HPS2 DDA)) throughout both Phase 2 of the Shipyard Redevelopment Plan Area and Zone 1 of Project Area B of the BVHP Redevelopment Plan Area.”
2.New Section 3.2. Section 3.2 of the Original Pledge Agreement is hereby deleted and replaced with the following:
“3.2    BVHP Indebtedness. The City authorizes and approves the Agency to:
(a)    incur indebtedness (including Tax Allocation Debt and Supplemental Obligation Financing) to finance or refinance Qualified Project Costs (the “BVHP Indebtedness”, and together with the Shipyard Indebtedness, the “Project Indebtedness”);
(b)    pledge irrevocably all Net Available Increment produced from Zone 1 of the BVHP Redevelopment Plan Area, plus any accrued interest earnings, to pay the BVHP Indebtedness;
(c)    pledge irrevocably all Housing Increment generated in Zone 1 of the BVHP Redevelopment Plan Area, plus any accrued interest earnings, to finance or refinance development permitted under section 33334.2 of the CCRL; and
(d)    Nothing in this Section 3.2 shall prohibit the issuance of Project Indebtedness by the Agency secured by both the Net Available Increment provided from Phase 2 of the Shipyard Redevelopment Plan Area and the Net Available Increment provided from Zone 1 of the BVHP Redevelopment Plan
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Area, nor shall anything prohibit the use of the proceeds of Project Indebtedness on Qualified Project Costs and other costs necessary to complete the enforceable obligations of the CP-HPS2 project, including Agency Affordable Housing Costs and Agency Costs (as defined in the CP-HPS2 DDA)) throughout both Phase 2 of the Shipyard Redevelopment Plan Area and Zone 1 of Project Area B of the BVHP Redevelopment Plan Area.”
3.Amendment to Section 4.1(a). Section 4.1(a) of the Original Pledge Agreement is hereby deleted and replaced with the following:
“(a) any CFD may finance Infrastructure or other Improvements that will be owned or controlled by the City and any other public agency or privately-owned if such Infrastructure or Improvements are open to the public to the extent permitted under the CFD Act and the documents governing formation of the applicable CFD. This Agreement constitutes a joint community facilities agreement within the meaning of section 53316.2 of the CFD Act; and”
4.Amendment to Section 5. Section 5 of the Original Pledge is hereby deleted and replaced with the following:
5.Recognized Obligation Payment Schedule
5.1    Agency Covenant. The Agency agrees to submit to the City Controller and Oversight Board of the City and County of San Francisco a Recognized Obligations Payment Schedule (ROPS) annually for as long as the Agency is entitled to collect tax increment generated in the Project Site. The ROPS must report the amount of funds the Agency needs to meet its obligations under the Financing Plan and the Below-Market Rate Housing Plan and all other requirements of the CCRL, as amended by the Redevelopment Dissolution Law, Cal. Health & Safety Code §§ 34170 et seq. for the Project.
5.2    City Covenant. The City covenants to take all actions necessary to allocate to the Agency, to the extent legally permissible, all Net Available Increment and Housing Increment, based on the Agency’s ROPS.
5.3    Satisfaction of Indebtedness. The City and the Agency agree that Net Available Increment may be used only in accordance with this Agreement, the DDA, including the Financing Plan, and the CCRL.
5.4    Qualified Pre-Agreement Costs. The City and the Agency agree that Qualified Pre-Agreement Costs may be financed from the Funding Sources in the same manner as Qualified Project Costs are financed under the Financing Plan.
5.New Section 6. Section 6 of the Original Pledge Agreement is hereby deleted and replaced with the following:
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6    EFFECTIVE DATES AND TERMS
6.1    Shipyard Effective Date and Term. As to the Shipyard Redevelopment Plan Area, the provisions of this Agreement other than Section 4 will:
(a)    become effective (the “Shipyard Effective Date”) on the latest of: (i) the date the Shipyard Plan Amendment becomes effective; (ii) the date a Board of Supervisors resolution authorizing and approving this Agreement becomes effective; and (iii) the date the Original Pledge Agreement, including Developer’s consent, has been fully executed and delivered; and
(b)    remain in effect until a date that is forty-five (45) years from the Initial HPS Transfer Date (as defined in the Shipyard Redevelopment Plan), plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
6.2    BVHP Effective Date and Term. As to the BVHP Redevelopment Plan Area, the provisions of this Agreement other than Section 4 will:
(a)    become effective (the “BVHP Effective Date”) on the latest of (i) the BVHP Plan Amendment becomes effective; (ii) the date a Board of Supervisors resolution authorizing and approving this Agreement becomes effective; and (iii) the date the Original Pledge Agreement, including Developer’s consent, has been fully executed and delivered; and
(b)    remain in effect until a date that is forty-five (45) years from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan). Solely for the purpose of using property tax revenues generated from Zone 1 of the BVHP Redevelopment Plan Area to fund Qualified Project costs and other costs necessary to complete the enforceable obligations of the Project, including Agency Affordable Housing Costs and Agency Costs (as defined in the DDA)), in Phase 2 of the Shipyard Redevelopment Plan Area, this Agreement shall remain in effect until a date that is forty five (45) years from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan), plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
6.3    Effective Date and Term of Section 4. The provisions of Section 4 relating to CFDs shall become effective upon execution of this Agreement and shall remain in effect so long as CFDs exist on the Project Site.
6.4    Indebtedness Time Limits Implementing SB 143. As contemplated by SB 143 enacted by the Legislature in 2023, the time limits for establishing or incurring loans, advances, or indebtedness and the time limits for paying indebtedness or receiving property taxes are as follows:
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(a)    For Phase 2 of the Shipyard Redevelopment Plan: The Agency shall not establish or incur loans, advances or indebtedness to finance in whole or in part its activities in Phase 2 of the Shipyard Redevelopment Plan Area beyond a date that is (i) thirty (30) years from the Initial HPS Transfer Date (as defined in the Shipyard Redevelopment Plan), plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay. The Agency may not pay indebtedness or receive property taxes from Phase 2 of the Shipyard Redevelopment Plan Area after a date that is (i) forty-five (45) years after the Initial HPS Transfer Date, plus (ii) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
(b)    For Zone 1 of Project Area B of the BVHP Redevelopment Plan: The Agency may not incur or establish loans, advances or indebtedness to finance in whole or in part its activities in Zone 1 of Project Area B beyond thirty (30) years from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan). The Agency may not pay indebtedness or receive property taxes pursuant to Health & Safety Code section 33670 from Zone 1 of Project Area B after forty-five (45) years from the 2024 Plan Amendment Date. Solely for the purpose of using property tax revenues generated from Zone 1 of the BVHP Redevelopment Plan Area to fund Qualified Project Costs and other costs necessary to complete the enforceable obligations of the Project, including Agency Affordable Housing Costs and Agency Costs (as defined in the DDA)), in Phase 2 of the Shipyard Redevelopment Plan Area, (i) the Agency may not incur or establish loans, advances or indebtedness to finance in whole or in part its activities in Zone 1 of Project Area B beyond a date that is (1) thirty (30) years from the 2024 Plan Amendment Date (as defined in the BVHP Redevelopment Plan), plus (2) an additional fifteen (15) years, which amount represents Anticipated Navy Delay, and (ii) the Agency may not pay indebtedness or receive property taxes pursuant to Health & Safety Code section 33670 from Zone 1 of Project Area B after a date that is (1) forty-five (45) years from the 2024 Plan Amendment Date, plus (2) an additional fifteen (15) years, which amount represents Anticipated Navy Delay.
6.Amendment to Section 8. Section 8 of the Original Pledge Agreement is hereby deleted and replaced with the following:
8.Limitations on Tax Increment
8.1    No Increment from Other Areas. The Parties recognize and agree that in accordance with the DDA, the Shipyard Redevelopment Plan and the BVHP Redevelopment Plan, no property tax increment or bond proceeds from areas other than the Project Site (other than affordable housing funds from outside the Project Site) will be made available for the Project.
7.Amendment to Section 9.2. The first sentence of Section 9.2 of the Original Pledge Agreement is hereby deleted and replaced with the following:
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“Other than as set forth in Section 9.3, the Parties have determined that monetary damages are generally inappropriate and that it would be extremely difficult and impractical to fix or determine the actual damages to a Party as a result of a TAA Default and that equitable remedies including specific performance, but not including damages, are the appropriate remedies for enforcement of this Agreement.
8.Amendment to Section 10. The Developer’s address in Section 10 of the Original Pledge Agreement is hereby amended to read as follows:

“And copies of all notices to: CP Development Co., LLC
One Sansome Street, Suite 3500 San Francisco, California 94104 Attn: Suheil Totah
with copy to: CP Development Co., LLC
c/o FivePoint
2000 FivePoint, 4th Floor Irvine, California 92618 Attn: Legal Notices
And to: Perkins Coie LLP
505 Howard Street Suite 1000 San Francisco, CA 94105 Attention: Matthew S. Gray

9.New Section 13.6. Section 13.6 of the Original Pledge Agreement is hereby deleted and replaced with the following:
13.6 Definitions. The following terms have the meanings given to the terms below or are defined where indicated.
“2024 BVHP Plan Amendment” is defined in Recital L.
“2024 Shipyard Plan Amendment” is defined in Recital L.
“AB 26” is defined in Recital E.
“AB 1484” is defined in Recital F.
“Acquisition and Reimbursement Agreement” is defined in Recital S.
“Agency” means the Successor Agency to the Redevelopment Agency of the City and County of San Francisco, as the successor to the Redevelopment Agency.
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“Agency Affordable Units” is defined in the Below-Market Rate Housing Plan.
“Agreement” means the Original Pledge Agreement, as amended by the First Amendment.
“Alice Griffith Replacement Units” is defined in the Below-Market Rate Housing Plan.
“Alternative Financing” is defined in the Financing Plan.
“Below-Market Rate Housing Plan” is defined in the DDA.
“BVHP Effective Date” is defined in Section 6.2(a).
“BVHP Indebtedness” is defined in Section 3.2(a).
“BVHP Redevelopment Plan” is defined in Recital L.
“BVHP Redevelopment Plan Area” is defined in Recital B.
“Board of Supervisors” is defined in Recital A.
“Candlestick Housing Increment” is defined in the Financing Plan.
“Candlestick Site” is defined in the DDA.
“CCRL” is defined in Recital A.
“CFD” is defined in the Financing Plan.
“CFD Act” is defined in Section 4.1.
“CFD Bonds” is defined in the Financing Plan.
“City” is defined in the introductory paragraph.
“Citywide Housing Advance” is defined in the Financing Plan.
“Commission” is defined in Recital G.
“DDA” is defined in Recital C.
“Developer” means CP Development Co., LLC, a Delaware limited liability company, as successor to CP Development Co., L.P., a Delaware limited liability partnership.
“Developer Representative” is defined in the DDA.
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“Enforceable Obligation” is defined in Recital H.
“Excess Increment” is defined in the Financing Plan.
“Existing Indebtedness” is defined in the Financing Plan.
“Financing Plan” is defined in Recital S.
“First Amendment” means the First Amendment to Tax Increment Allocation Pledge Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated for reference purposes as August 6, 2025.
“First Amendment Effective Date” is defined in Section 14.
“First Amendment Reference Date” is defined in the introductory paragraph.
“Funding Goals” is defined in the Financing Plan.
“Funding Sources” is defined in the Financing Plan.
“General Fund” means the City’s general operating fund, into which taxes are deposited, excluding dedicated revenue sources for certain municipal services, capital projects, and debt service.
“Housing Increment” is defined in the Financing Plan.
“Improvements” is defined in the DDA.
“Infrastructure” is defined in the DDA.
“Low and Moderate Income Housing Fund” is defined in Recital Z.
“Mandated Payment” is defined in the Financing Plan.
“Mandated Payment Pro-Rata Portion” is defined in the Financing Plan.
“Net Available Increment” is defined in the Financing Plan.
“Non-Material Change” is defined in Section 11.1.
“Original BVHP Redevelopment Plan” is defined in Recital B.
“Original Pledge Agreement” is defined in Recital D.
“Original Shipyard Redevelopment Plan” is defined in Recital A.
“Oversight Board” is defined in Recital G.
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“Parties” or “Party” means the Agency or the City, or both, as the context requires.
“Person” is defined in the DDA.
“Plan Documents” is defined in Recital S.
“Pre-Agreement Costs” is defined in the Financing Plan.
“Project” is defined in the DDA.
“Project Costs” is defined in the Financing Plan.
“Project Indebtedness” is defined in Section 3.2(a).
“Project Site” is defined in the DDA.
“Public Financing” is defined in the Financing Plan.
“Qualified” is defined in the Financing Plan.
“Redevelopment Agency” is defined in Recital C.
“Shipyard Effective Date” is defined in Section 6.1(a).
“Shipyard Housing Increment” is defined in the Financing Plan.
“Shipyard Indebtedness” is defined in Section 3.1(a).
“Shipyard Redevelopment Plan” is defined in Recital L.
“Shipyard Redevelopment Plan Area” is defined in Recital A.
“Shipyard Site” is defined in the DDA.
“Statement of Indebtedness” is defined in the Financing Plan.
“Supplemental Obligation Financing” is defined in the Financing Plan.
“TAA Default” is defined in Section 9.1(a).
“Tax Allocation Debt” is defined in the Financing Plan.
“Transferee” is defined in the DDA.
“Vertical Developer” is defined in the DDA.
10.Relation to Original Pledge Agreement. Except as modified by this First Amendment, the Original Pledge Agreement shall remain in full force and effect in accordance
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with the terms and provisions thereof. Each Party confirms, represents, and warrants to the other Party: (a) that the execution and delivery of this First Amendment has been fully authorized by all necessary corporate action; (b) that the person signing this First Amendment has the requisite authority to do so and the authority and power to bind the entity on whose behalf they have signed; and (c) that, this First Amendment is valid, binding and legally enforceable in accordance with its terms.
11.Successors and Assigns. This First Amendment inures to the benefit of and binds the City’s and the Agency’s respective successors and assigns. Developer (and its Transferees) and Vertical Developers are intended third party beneficiaries of this First Amendment. Except for Developer (and its Transferees) and Vertical Developers, this First Amendment is for the exclusive benefit of the Parties and not for the benefit of any other Person and may not be deemed to have conferred any rights, express or implied, upon any other Person.
12.Governing Law. This First Amendment is governed by and must be construed in accordance with the laws of the State of California.
13.Counterparts. This First Amendment may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.
14.Effective Date. This First Amendment shall become effective on the latest to occur of (the “First Amendment Effective Date”) (i) the date that it is duly executed and delivered by the parties hereto, (ii) the effective date of a resolution adopted by the Oversight Board approving this First Amendment, and (iii) the date on which both the 2024 BVHP Plan Amendment and 2024 Shipyard Plan Amendment have become effective.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have each caused this First Amendment to be duly executed on its behalf as of the First Amendment Effective Date.

CITY AND COUNTY OF SAN FRANCISCO

By: Mayor

By: Clerk of the Board of Supervisors

By: Controller
APPROVED AS TO FORM: DAVID CHIU City Attorney
By:
Deputy City Attorney
SUCCESSOR AGENCY TO THE REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, a public body organized and existing
By:
Thurston Kaslofsky
Executive Director
APPROVED AS TO FORM:
By:
James B. Morales
General Counsel

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DEVELOPER’S CONSENT AND AGREEMENT
By signing below, the undersigned, on behalf of Developer, acknowledges that Developer is an intended third party beneficiary of the First Amendment to Tax Increment Allocation Pledge Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) dated for reference purposes as of August 6, 2025 (the “First Amendment”), to which this consent is attached, consents to the First Amendment, may enforce this First Amendment, and specifically agrees to be bound by all limitations on remedies under the First Amendment applicable to Developer.
Executed and delivered as of August 6, 2025.

CP DEVELOPMENT CO., LLC, a Delaware limited liability company
By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT 7 TO THE FOURTH AMENDMENT
Project MMRP
[Final document excluded for purposes of recordation due to size. Final document is on file with Agency Secretary.]

Exhibit 7

EXHIBIT 8 TO THE FOURTH AMENDMENT
Transportation Plan
[Final document excluded for purposes of recordation due to size. Final document is on file with Agency Secretary.]

Exhibit 8